UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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United Parcel Service, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2018 Annual Meeting
of Shareowners and
Proxy Statement

Thursday, May 10, 2018

8:00 a.m. Eastern Time

Hotel du Pont
Wilmington, Delaware

Scan this QR code with your smartphone
or tablet for access to the Proxy Materials
and Annual Report.

www.upsannualmeeting.com	3

United Parcel Service, Inc.
55 Glenlake Parkway, N.E.
Atlanta, GA 30328

March 16, 2018

Dear Shareowners:

“The growth investments we are making today will ensure we can continue to offer the most reliable service in the industry.”

It is my pleasure to invite you to join us at UPS’s 2018 Annual Meeting of Shareowners. Since our last Annual Meeting, we had the occasion to celebrate UPS’s 110th anniversary. This celebration reminds us how we have succeeded for more than a century by adapting to the many social and technological changes that have transformed the world. Disruptive technologies like the telephone, automobile, aircraft and computer prompted UPS to transform many times — from a bicycle messenger service to a retail delivery provider, a nationwide common carrier and an airline. We have continued to transform in the decades since, becoming the leading global logistics company that you know today.

Today, we find ourselves in another of these major transformational periods. The pace of business is quickening and disruptive new technologies are threatening the traditional ways of doing business. Yes, these disruptive technologies create new risks. But they also offer tremendous opportunities for companies like UPS that can rise to these challenges. Already, the structural evolution of ecommerce is increasing demand for our services.

We are confident that we have the right strategy to meet the challenges ahead. The UPS Board of Directors is highly engaged in our long-term strategy and oversight of our enterprise risks. They are challenging us to consider transformational change to our business model in connection with the opportunities associated with global ecommerce. The board’s Risk Committee helps monitor our most significant enterprise risks. The feedback and insights provided by our board are essential to our long-term success.

To fulfill the opportunities created by ecommerce, we are executing a multi-year, growth investment initiative to add more technology, efficiency and capacity to our global network. Our objective is to create a highly efficient and reliable, interconnected structure we call the Smart Global Logistics Network. Incorporated into our strategy are considerations of all our stakeholders, including shareowners, employees, customers, and the communities in which we operate. We recognize that our long-term success depends on customers and communities growing along with us.

The growth investments we are making today will ensure we can continue to offer the most reliable service in the industry. And we recognize that these investments must be made responsibly and sustainably. Whatever the future holds, UPS will be there — ready to provide customers with the reliability and value they have come to expect.

Finally, I want to encourage all of our shareowners to vote. This is your opportunity to share your views with the Company. We look for meaningful ways to engage with our investors as we continually seek to grow our business, improve governance and increase shareowner value. We are grateful to those shareowners who have previously shared their views. As we approach the Annual Meeting, I encourage you to contact us with any questions or feedback at 404-828-6059.

On behalf of the entire Board of Directors, thank you for your continued support of UPS.

David P. Abney
Chairman and Chief Executive Officer

4	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Notice of UPS 2018 Annual Meeting UNITED PARCEL SERVICE, INC. 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328

•	Date and Time: May 10, 2018, at 8:00 a.m. Eastern Time
•	Place: Hotel du Pont, 11th and Market Streets, Wilmington, Delaware
•	Record Date: March 12, 2018
•	Distribution Date: A Notice of Internet Availability of Proxy Materials or the Proxy Statement is first being sent to shareowners on or about March 16, 2018.
•	Voting: Holders of class A common stock are entitled to 10 votes per share; holders of class B common stock are entitled to one vote per share. Your vote is important. Please vote as soon as possible by using the Internet, by telephone or by signing and returning your proxy card (if you received a paper copy of the proxy card by mail). Your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.
•	Admission: To attend the meeting in person you will need proof of your share ownership (see page 73 for acceptable proof of ownership) as of the record date and a form of government-issued photo identification.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on May 10, 2018: The Proxy Statement and our 2017 Annual Report are available at www.proxyvote.com. You may also view the Proxy Statement and other materials about the 2018 Annual Meeting at www.upsannualmeeting.com. Questions? Call 404-828-6059 (option 2).

Norman M. Brothers, Jr. Secretary Atlanta, Georgia March 16, 2018

Items of Business

		Voting Choices	Board Voting Recommendations	Page
Company Proposals:
1.	Elect 13 directors named in the Proxy Statement to serve until the 2019 Annual Meeting and until their respective successors are elected and qualified	• Vote for all nominees	FOR ALL	21
		• Vote against all nominees
		• Vote for some nominees and against others
		• Abstain from voting on one or more nominees
2.	Approve the 2018 Omnibus Incentive Compensation Plan, including the reservation of 26,000,000 shares available for issuance thereunder	• Vote for the approval of the 2018 Plan	FOR	51
		• Vote against the approval of the 2018 Plan
		• Abstain from voting on the proposal
3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018	• Vote for ratification	FOR	62
		• Vote against ratification
		• Abstain from voting on the proposal
Shareowner Proposals (if properly presented):
4.	Prepare an annual report on lobbying activities	• Vote for the proposal	AGAINST	65
		• Vote against the proposal
		• Abstain from voting on the proposal
5.	Reduce the voting power of class A stock from 10 votes per share to one vote per share	• Vote for the proposal	AGAINST	67
		• Vote against the proposal
		• Abstain from voting on the proposal
6.	Integrate sustainability metrics into executive compensation	• Vote for the proposal	AGAINST	68
		• Vote against the proposal
		• Abstain from voting on the proposal

www.upsannualmeeting.com	5

Proxy Statement UNITED PARCEL SERVICE, INC. 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328

This Proxy Statement contains important information on company matters that require your vote at the Annual Meeting. We are providing these proxy materials to you because you own shares of United Parcel Service, Inc. common stock and our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of Shareowners. We are first mailing this Proxy Statement to our shareowners on or about March 16, 2018. The Annual Meeting will be held May 10, 2018, at 8:00 a.m. Eastern Time at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware.

All properly executed written proxies, and all properly completed proxies submitted by telephone or the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting. Only owners of record of shares of the Company’s common stock as of the close of business on March 12, 2018, the “Record Date”, are entitled to notice of, and to vote at, the meeting (or any adjournment or postponement of the meeting).

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement.

Corporate Governance

Following is a brief overview of some of our corporate governance policies and practices:

•	Qualifying shareowners are permitted to include director nominees in the Proxy Statement (“proxy access”);

•	We contacted holders of over 40% of our class B common stock last year to discuss our executive compensation programs and corporate governance practices;

•	The board has a Risk Committee comprised entirely of independent board members that is responsible for assisting in overseeing management’s identification and evaluation of enterprise risks, including risk associated with cyber-security;

•	We have a highly engaged lead director with significant oversight responsibilities;

•	All of our directors are independent, other than our CEO;

•	We provide for majority voting in uncontested director elections;

•	All directors are elected annually;

•	Independent directors meet regularly without management;

•	The board conducts an in depth review of company strategy on an annual basis;

•	The board and each board committee conduct evaluations annually; and

•	Acting as a full board and through each independent board committee, the board is fully engaged in the Company’s strategic planning process.

6	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Proxy Statement Summary

The UPS Board

Our board is responsible for the oversight and success of our company. Beyond a broad range of skills and experiences, we seek to maintain an optimal mix of newer directors, who bring fresh perspectives, and longer-tenured directors, who have contributed to developing our strategy over time, and have acquired an in-depth understanding of our global organization. A majority of non-management directors ensures robust debate and challenged opinions in the boardroom, while diversity of gender, age and ethnicity contributes to a diverse range of views.

The board believes that the 2018 nominees are of an appropriate composition to effectively oversee and constructively challenge the performance of management in the execution of our strategy.

As a group, our director nominees have the skills and experience to oversee a global organization

*includes experience with issues accompanying a large workforce, healthcare industry experience, and ecommerce expertise

Each year, the Nominating and Corporate Governance Committee assesses the skills and experience necessary for our board to function effectively, and considers where additional expertise may be needed.

We believe that as a group, our 13 director nominees bring the requisite skills and experience to ensure the overall effectiveness of our Board.

Our board has been meaningfully refreshed since 2010 with 7 new independent directors joining, and 5 retiring

7 years median tenure	The board recognizes that it continually needs to monitor and improve the effectiveness of our directors. This is achieved through an annual detailed evaluation process, that provides for quantitative ratings in key areas of board performance.

The board comprises individuals with deep experience and knowledge of UPS, complemented by the fresh perspective of newer directors. Together, our directors work effectively as a team, and are highly focused on UPS’s success.
In February 2018, Christiana Smith Shi was recruited to the UPS board, demonstrating the board’s commitment to refreshment with highly-qualified independent nominees

Our Chairman and CEO provides strong leadership and is supported – and constructively challenged – by an independent board

92% independent

While our current CEO serves as Chairman of the Board, the UPS Board benefits from the oversight of 12 independent directors, including an engaged lead independent director; William “Bill” Johnson has served in this role since 2016.

We believe that diversity in our boardroom supports UPS’s continued success and advantage

Gender Diversity	Overall Diversity	Age Diversity
31% female	38% diversity of gender and ethnicity	62 years median age

www.upsannualmeeting.com	7

Election of Directors

The table below provides summary information about our 13 director nominees. For more information see page 21.

Name	Age	Director Since	Occupation	Committee(s)	Other Public Company Boards
Independent Directors
Rodney C. Adkins	59	2013	Former Senior Vice President of Corporate Strategy, International Business Machines	– Risk (Chair) – Compensation	4
Michael J. Burns	66	2005	Former Chairman, Chief Executive Officer and President, Dana Corporation	– Audit	0
William R. Johnson*	69	2009	Former Chairman, President and Chief Executive Officer, H.J. Heinz Company	– Nominating and Corporate Governance (Chair) – Executive	1
Candace Kendle	71	2011	Co-founder and Former Chairman and Chief Executive Officer, Kendle International Inc.	– Audit	1
Ann M. Livermore	59	1997	Former Executive Vice President, Hewlett-Packard Company	– Compensation (Chair) – Risk – Executive	2
Rudy H.P. Markham	72	2007	Former Financial Director, Unilever	– Audit	2
Franck J. Moison	64	2017	Vice Chairman, Colgate-Palmolive Company	– Nominating and Corporate Governance – Risk	1
Clark T. Randt, Jr.	72	2010	Former U.S. Ambassador to the People’s Republic of China	– Compensation – Nominating and Corporate Governance	3
Christiana Smith Shi	58	2018	Former President, Direct-to-Consumer, Nike, Inc.	– Compensation – Risk	2
John T. Stankey	55	2014	Senior Executive Vice President AT&T/Time Warner Integration	– Nominating and Corporate Governance – Risk	0
Carol B. Tomé	61	2003	Chief Financial Officer and Executive Vice President — Corporate Services, The Home Depot, Inc.	– Audit (Chair)	0
Kevin Warsh	47	2012	Former Member of the Board of Governors of the Federal Reserve System, Distinguished Visiting Fellow, Hoover Institution, Stanford University	– Compensation – Nominating and Corporate Governance	0
Non-Independent Director
David P. Abney	62	2014	Chairman and Chief Executive Officer, United Parcel Service, Inc.	– Executive (Chair)	0

* Lead Independent Director

8	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Proxy Statement Summary

Executive Compensation

The table below provides summary executive compensation information. For more information see page 30.

2017 Compensation Actions

Key 2017 compensation decisions for our Named Executive Officers (“NEOs”) include:

•	Most total direct compensation is performance-based and is considered “at risk” (86% for the NEOs as a group and 90% for the CEO). See page 31;

•	The 2017 MIP Awards, based on Company and individual performance during the year ending December 31, 2017, were earned at or below target for all NEOs except James Barber. See page 34;

•	As a result of the annual performance review process, base salaries were increased by an average of 3.0%. See page 33; and

•	The 2015 LTIP awards, which had three-year performance goals ending in 2017, were earned at 86% of target based on revenue growth, operating return on invested capital and relative total shareowner return. See page 38.

Compensation Practices

A significant portion of executive compensation is tied to company performance over a multi-year period. This aligns executive decision-making with the long-term interests of our shareowners. We also have a long-standing owner-manager culture. The compensation and governance practices that support these principles include:

•	We do not have employment agreements with named executive officers;

•	We do not have separate change in control or severance agreements with named executive officers;

•	We do not provide tax gross-ups to executive officers with respect to equity awards;

•	Our compensation practices provide a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics which mitigate excessive risk-taking;

•	Our Incentive Compensation Plan includes a clawback provision that permits us to recover awards granted to executive officers;

•	Our Incentive Compensation Plan requires a “double trigger” — both a change in control and a termination of employment — to accelerate the vesting of awards that are continued or assumed by the successor entity;

•	Our robust stock ownership guidelines include a target ownership of eight times annual salary for the Chief Executive Officer and five times annual salary for other executive officers;

•	Executive officers and directors are prohibited from hedging their ownership in UPS stock. Executive officers and directors are also prohibited from entering into future pledges of UPS stock;

•	Our long-term incentive performance awards include three-year performance goals for (1) revenue growth, (2) operating return on invested capital and (3) relative total shareowner return (“TSR”); and

•	Our annual equity awards vest 20% per year over a five-year period.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The board recommends that you ratify the appointment. Summary information about the fees billed to us by Deloitte & Touche LLP during the fiscal years ended December 31, 2017 and 2016 is below. For more information, see page 62.

	2017	2016
Fees Billed:
Audit Fees	$14,608,000	$14,493,000
Audit-Related Fees	$1,234,000	$1,380,000
Tax Fees	$720,000	$592,000
Total	$16,562,000	$16,465,000

Shareowner Proposals

The board recommends you vote AGAINST the shareowner proposals (1) requiring an annual report on lobbying activities, (2) reducing the voting power of our class A stock and (3) calling for the incorporation of sustainability metrics into executive compensation. More information about the proposals is available starting on page 65.

www.upsannualmeeting.com	9

Corporate Governance

Our Board of Directors employs practices that foster effective oversight of critical matters such as strategy, management succession planning, financial and other controls, risk management and compliance. The board reviews our major governance documents, policies and processes regularly in the context of current corporate governance trends, regulatory changes and recognized best practices. The following sections provide an overview of our corporate governance structure and processes, including key aspects of our board operations.

Selecting Director Nominees

Director Nomination Process

1

Review of Board Composition

The board’s annual evaluation helps the Nominating and Corporate Governance Committee identify the board’s current needs by assessing areas where additional expertise, skills or experience may be needed.

2

Shortlisted Candidates

The Nominating and Corporate Governance Committee reviews and recommends director nominees to the board, including candidates to fill vacancies. When evaluating director candidates, the Nominating and Corporate Governance Committee considers factors such as personal character, values and disciplines, ethical standards, diversity, other outside commitments, professional background and skills. An independent consultant helps evaluate potential candidates and supports the recruitment process.

3

Identification of Candidates

The Nominating and Corporate Governance Committee maintains a list of potential director candidates according to desired competencies. The list is reviewed frequently and updated as needed.

Each director candidate is carefully evaluated to ensure that existing and planned future commitments will not materially interfere with the candidate’s responsibilities as a UPS director.

4	Nomination and Election Candidates identified by the Nominating and Corporate Governance Committee or proposed by Shareowners through proxy access are proposed for election at the Annual Meeting.
Result	7 new independent directors added since 2010

The Nominating and Corporate Governance Committee reviews and recommends director nominees to the board, including candidates to fill vacancies. When evaluating director candidates, the Nominating and Corporate Governance Committee considers factors such as personal character, values and disciplines, ethical standards, diversity, other outside commitments, professional background and skills. This evaluation is done in the context of the board’s current needs. The board’s annual evaluation results also helps the Nominating and Corporate Governance Committee assess areas where additional expertise, skills or experience may be needed.

The Nominating and Corporate Governance Committee carefully evaluates each director candidate to ensure that existing and planned future commitments will not materially interfere with the candidate’s responsibilities as a UPS director. Maintaining a board of individuals of the highest personal character, integrity and ethical standards is crucial. The Nominating and Corporate Governance Committee also seeks candidates who reflect a range of professional backgrounds and skills relevant to our business. Our director biographies highlight the experiences and qualifications that were among the most important in concluding that the nominee should serve as a director.

The Nominating and Corporate Governance Committee uses a variety of sources to identify candidates, including recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates and shareowner recommendations. Prospective candidate evaluations typically include the Nominating and Corporate Governance Committee’s review of the candidate’s background and qualifications, interviews with Committee members, other board members, and open discussions between the Committee and the full board.

10	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Corporate Governance

The Nominating and Corporate Governance Committee recently improved its process for identifying, screening and recruiting director candidates by hiring an outside consultant. The consultant advised and assisted in process improvements and also provides an independent perspective of board candidates. Our newest director, Christiana Smith Shi, was identified by the consultant through this process. The updated process allows for active and ongoing consideration of potential directors with a long-term focus on company strategy.

The Nominating and Corporate Governance Committee regularly conducts an in-depth board composition analysis and maintains a list of potential director candidates according to desired competencies. The list of potential candidates is reviewed by the Nominating and Corporate Governance Committee frequently and updated as needed. The consultant helps evaluate potential candidates and supports the recruitment process.

Shareowner Recommendations, Nominations and Proxy Access

The Nominating and Corporate Governance Committee considers shareowner proposed director candidates on the same basis as recommendations from other sources. Shareowners can recommend a director candidate to the Nominating and Corporate Governance Committee by submitting the name of the prospective candidate in writing to the following address: Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. Submissions should describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable director nominee.

Our Bylaws set forth the requirements for the formal shareowner nomination process for director candidates. These requirements are described under “Other Information for Shareowners — Proxy

Access, Shareowner Proposals and Nominations for Director at the 2019 Annual Meeting” on page 75. In addition, in 2017 the board proactively adopted a proxy access bylaw as part of its ongoing commitment to strong corporate governance practices following thoughtful discussions with shareowners through the Company’s long-standing outreach program. The revised bylaws provide a single shareowner, or group of up to 20 shareowners, that has owned at least 3 percent of UPS’s outstanding stock continuously for at least three years, the ability to include director nominees in UPS’s proxy materials for an annual meeting of shareowners. Shareowners may include in the proxy materials the greater of 20 percent of the board seats or two directors.

Board Diversity

Effective decision-making is facilitated by a variety of viewpoints. Diversity is an important consideration for the Nominating and Corporate Governance Committee when identifying director nominees. The Committee considers nominees’ race, gender, age and cultural background, as well as diversity in experience and skills relevant to the oversight of a complex global business. The Nominating and Corporate Governance Committee assesses the effectiveness of its diversity efforts through periodic evaluations of the board’s composition.

Our 13 director nominees include a diverse range of individuals, including four women, one African-American, two Europeans and a nominee who spent his entire career in Asia. Furthermore, our directors’ ages range between 47 and 72 years.

Board Refreshment and Succession Planning

The Nominating and Corporate Governance Committee regularly considers the long-term make-up of our Board of Directors and how the composition of our board changes over time. The Nominating and Corporate Governance Committee also considers the skills needed on our board as our business and the markets in which we do business evolve. Our board seeks to balance the knowledge and experience that comes from longer-term board service with the new ideas and energy that can come from adding new directors to the board. Since 2010 we have added 7 new independent directors to our board and have had 5 directors retire. The median tenure for our director nominees of approximately 7 years reflects the balance the board seeks between different perspectives brought by long-serving directors and new directors.

Director Independence

Our Corporate Governance Guidelines include director independence standards that meet the listing standards set forth by the New York Stock Exchange (“NYSE”), which require a majority of our directors to be independent. Our Corporate Governance Guidelines are available on the governance section of our investor relations website at www.investors.ups.com.

The board reviewed each director nominee’s independence in February 2018 and considered whether there were any relationships between UPS and each director, or any member of his or her immediate family. The board also examined whether there were any relationships between UPS and organizations

www.upsannualmeeting.com	11

where a director is a partner, principal shareowner or executive officer. This review allowed the board to determine whether any such relationships impacted a director’s independence.

As a result of this review, the board affirmatively determined that the following director nominees are independent: Rodney Adkins, Michael Burns, William Johnson, Candace Kendle, Ann Livermore, Rudy Markham, Franck Moison, Clark Randt, Christiana Smith Shi, John Stankey, Carol Tomé and Kevin Warsh. Only our Chairman and Chief Executive Officer, David Abney, is not an independent director nominee. All directors on the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee are independent.

When considering the independence of director nominees Michael Burns, John Stankey, Franck Moison, and Carol Tomé, our board evaluated ordinary course business transactions and relationships between UPS and the organizations that employed these nominees or their immediate family members during 2017. The board determined that none of these transactions or relationships were material to the Company, the individuals or the organizations with which they were associated.

Board Leadership

Based on the periodic recommendation of the Nominating and Corporate Governance Committee, the board determines the most appropriate leadership structure for the Board of Directors at any given time. Historically our Chief Executive Officer has served as Chairman of the Board, as all ten of our previous Chief Executive Officers also served as Chairman. This leadership structure has been effective for the Company.

The Nominating and Corporate Governance Committee makes recommendations to the board about who should serve as Chairman and Chief Executive Officer, and the board then selects the Chairman and Chief Executive Officer. The board determined that UPS Chairman and Chief Executive Officer David Abney is best positioned to continue to lead the board at this time and to focus the board’s attention on the issues of greatest importance to the Company and its shareowners. David has primary responsibility for managing the Company’s day to day operations, and he draws on his extensive knowledge of our business, industry and competitive developments, key customers and business partners to set the board’s agenda. David communicates UPS’s strategy to shareowners, employees, regulators, customers and the public. He provides open and frequent feedback to board members on significant matters throughout the year. David is available to all directors between meetings and meets regularly with the Lead Independent Director to receive feedback from the board. He seeks to ensure that board meetings are productive and interactions with the directors facilitate a useful exchange of viewpoints.

Independent Board Leadership

Independent oversight is important to the board. Accordingly, in February 2018, the independent directors of the board re-appointed William “Bill” Johnson as lead independent director. Bill has served as lead independent director since 2016. Bill devotes significant time to understanding our business and communicating with the Chairman and other directors between meetings. He provides significant input into the board meeting agendas and he spends time with our Chairman and CEO after each board meeting to provide feedback. He also meets with our largest shareowners to answer questions and to provide perspective on the Company’s culture and governance practices.

Our lead independent director’s leadership authority and responsibilities include:

•	Presiding at meetings of the board at which the Chairman is not present, including executive sessions of the non-management and independent directors;

•	Approving information sent to the board;

•	Approving the agenda and schedule for board meetings to provide sufficient time for discussion of all agenda items;
•	Serving as liaison between the Chairman and the non-management and independent directors;

•	Being available for consultation and communication with major shareowners upon request; and

•	Having the authority to call executive sessions of the non-management and independent directors.

Furthermore, all of the directors on each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee are independent. Each committee is led by a chairperson who sets the meeting agendas and reports to the full board on the committee’s work. Additionally, the independent directors meet in executive session without management present as frequently as they deem appropriate, as discussed below. This structure provides the best form of leadership for the Company and its shareowners at this time.

12	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Corporate Governance

Executive Sessions of Independent Directors

Our independent directors hold executive sessions without management present as frequently as they deem appropriate, typically at the time of each regular board meeting. The lead independent director determines the agenda for the session, presides at the session and, after the session, acts as a liaison between the independent directors and the Chairman and Chief Executive Officer. The lead independent director may invite the Chairman and Chief Executive Officer to join the session for certain discussions, as he or she deems appropriate.

Board and Committee Evaluations

Board Evaluation Process

1

Formal and Detailed Annual Evaluation Process

The charters of each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee require an annual performance evaluation. The Nominating and Corporate Governance Committee oversees the annual board assessment process and the implementation of the annual committee assessments.

2

Questionnaires

All board and committee members complete a detailed confidential questionnaire each year. The questionnaire provides for quantitative ratings in key areas and also allows directors to provide feedback and make detailed anonymous comments.

3

Review

The Chair of the Nominating and Corporate Governance Committee reviews the responses with the chairs of the other board Committees. The Chair of the Nominating and Corporate Governance Committee also discusses the board evaluation results with the full board.

4	Follow-up Matters requiring follow-up are addressed by the Chair of the Nominating and Corporate Governance Committee or the chairs of the other committees as appropriate.
Result	Feedback from the evaluations has driven several changes in board operations, including the format and timing of board meeting materials, board meeting agendas and recurring topics, director orientation and director recruitment practices.

The Chairman of our Board of Directors and the board’s lead independent director frequently discuss the performance of the board and the board’s committees, and have informal discussions about individual director contributions to the board. The lead independent director shares feedback from these discussions with the full board and with individual board members.

Our board also has a formal and detailed annual evaluation process. In addition, the charters of each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee require an annual performance evaluation. The Nominating and Corporate Governance Committee oversees the annual board assessment process and the implementation of the annual committee assessments.

All board and committee members complete a detailed evaluation questionnaire each year. The board questionnaire provides for quantitative ratings in key areas, including overall board effectiveness, meeting effectiveness, access to information, information format, board committee structure, access to management, succession planning, meeting dialogue, communication with the CEO, operational reporting, financial oversight, capital structure and financing, capital spending, long-term strategic planning, risk oversight, crisis management and time management. The questionnaire also allows directors to provide written feedback and make detailed anonymous comments.

The Chair of the Nominating and Corporate Governance Committee reviews the responses with the chairs of the other board committees. He or she also discusses the board evaluation results with the full board. Matters requiring follow-up are addressed by the Chair of the Nominating and Corporate Governance Committee or the chairs of the other committees as appropriate.

Feedback from these evaluations in 2017 led to several important changes in board operations, including improvements related to the format and timing of board meeting materials, board meeting agendas and recurring topics, the director orientation process, director search and recruitment practices, succession planning considerations, board committee structure, communications between board meetings, and strategy oversight.

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Majority Voting and Director Resignation Policy

Our Bylaws provide for majority voting in uncontested director elections. This means that in order to be elected, the number of votes cast for a director must exceed the number of votes cast against that director.

Any director who does not receive a majority of the votes cast must offer to resign from the board. The Nominating and Corporate Governance Committee will recommend to the board whether to accept or reject the director’s offer to resign after considering all relevant factors. The board will act on the recommendation within 90 days following certification of the election results. The board takes into account the factors considered by the Nominating and Corporate Governance Committee and any additional relevant information. Any director who offers to resign must recuse himself or herself from the board vote, unless the number of independent directors who were successful incumbents is fewer than three. The board will promptly disclose its decision regarding any director’s offer to resign, including its reasoning. If the board determines to accept a director’s offer to resign, the Nominating and Corporate Governance Committee will recommend whether and when to fill such vacancy or whether to reduce the size of the board.

Risk Oversight

Board Oversight of Risk

Board of Directors
Responsible for overseeing our management of risk, our full board regularly engages in discussions of the most significant risks that the Company has identified and how these risks are being managed. The board reviews periodic assessments from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives or have a material adverse effect on the Company. The board also receives reports on risk management from senior officers of the Company and from the committee chairs regularly.
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
Overseeing policies with respect to financial risk assessment, including guidelines to govern the process by which major financial and accounting risk assessment and management is undertaken by the Company.	Considers the risks to our business associated with our compensation policies and practices, with respect to both executive compensation and compensation generally.	Considers risks related to governance matters, including succession planning for the CEO and other senior officers.	Oversees management’s identification and evaluation of strategic enterprise risks including, but not limited to risks associated with: technology, intellectual property and operations, the quality, adequacy and effectiveness of the Company’s data security, privacy, technology and information security policies, procedures, and internal controls; cybersecurity and cyber incident response; and business continuity and disaster recovery planning and capabilities.

Our board is responsible for overseeing our management of risk. The board created a Risk Committee comprised entirely of independent board members to assist in overseeing management’s identification and evaluation of enterprise risks. In particular, the Risk Committee focuses on strategic enterprise risks including, but not limited to, risks associated with technology, intellectual property and operations, such as the quality, adequacy and effectiveness of the Company’s data security, privacy, technology and information security policies, procedures, and internal controls; cybersecurity and cyber incident response; and business continuity and disaster recovery planning and capabilities. The Risk Committee met five times during 2017. In addition, the Company’s General Counsel, the Chief Information Officer,

and the head of the Company’s compliance and internal audit functions have regularly scheduled individual private meetings with the Risk Committee. The Risk Committee also provides an annual update to the full board on the Company’s enterprise risk management survey and risk assessment results. The update enables the board to provide feedback to the Company about significant enterprise risks, and to assess the Company’s identification of its most significant risk areas.

The Audit Committee has certain statutory, regulatory, and other responsibilities with respect to oversight of risk assessment and risk management. Specifically, the Audit Committee is responsible for overseeing policies with respect to financial risk

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Corporate Governance

assessment, including guidelines to govern the process by which major financial and accounting risk assessment and management is undertaken by the Company. The Risk Committee coordinates with the Audit Committee as necessary and appropriate to enable the Audit Committee to perform its responsibilities.

The board’s other independent committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks to our business associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Nominating and Corporate Governance Committee considers risks related to governance matters, including succession planning for the CEO and other senior officers. In addition, our full board regularly engages in discussions of the most significant risks that the Company has identified and how these risks are being managed. The board reviews periodic assessments from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives or have a material adverse effect on the Company. The board also receives reports on risk management from senior officers of the Company and from the committee chairs regularly.

The Company’s General Counsel reports directly to our Chief Executive Officer, providing him with visibility into the Company’s risk profile. The head of the Company’s compliance and internal audit functions regularly reports to the Audit Committee, and each of the General Counsel, Chief Financial Officer and the compliance and internal audit department manager have regularly scheduled private sessions with the Audit Committee. The Board of Directors believes that the work undertaken by the committees of the board, together with the work of the full board and the Company’s senior management, enables the Board of Directors to effectively oversee the Company’s management of risk.

Strategic Planning

Our board has deep experience and expertise in the area of strategy development and has significant oversight of our corporate strategy and long-range operating plans. Acting as a full board and through each independent board committee, the board is fully engaged in the Company’s strategic planning process.

Setting the strategic course of the Company involves a high level of constructive engagement between management and the board. Management develops and prioritizes strategic plans on an annual basis. Management then reviews these strategic plans with the board during an annual board strategy meeting, along with the Company’s challenges, industry dynamics, and legal, regulatory and governance developments, among other factors.

Management provides the board with comprehensive updates throughout the year regarding the implementation and results of the Company’s strategic plans, as well as monthly updates regarding the Company’s financial performance. In addition, the CEO communicates regularly with the board on important business opportunities, financial and operational performance, and other Company developments such as labor relations, customer interactions and media coverage.

This process allows the board to understand and impact the Company’s strategic plans, including plans related to return of capital to shareowners, mergers and acquisitions, competitive challenges, changing marketplace conditions and operational technologies. As a result, the board has substantial oversight of the development and implementation of the Company’s strategic plans and the board is able to effectively monitor the Company’s progress with respect to the strategic goals and objectives.

Management Succession Planning and Development

Succession planning and talent development are important at all levels within our organization. The board oversees management’s succession plan for key positions at the senior officer level, and most importantly for the Chief Executive Officer position. The board’s succession planning activities are ongoing and strategic. Most recently, the board supported the hiring of the Company’s first Chief Transformation Officer to help address challenges and opportunities associated with global ecommerce. The board also regularly evaluates succession plans in the context of the Company’s overall business strategy and with a focus on risk management.

Potential leaders interact with board members through formal presentations and during informal events. More broadly, the board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

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Meeting Attendance

Our Board of Directors held 5 meetings during 2017. Our directors are diligent with respect to meeting attendance. In the rare instances when a director cannot attend a meeting in person, they participate by teleconference. None of our directors attended less than 75% of the total number of board and any committee meetings of which he or she was a member. Our directors are expected to attend the Annual Meeting. All directors who were serving on the board at the time of our 2017 Annual Meeting attended.

Code of Business Conduct

We are committed to conducting our business in accordance with the highest ethical principles. Our Code of Business Conduct is applicable to anyone who represents our enterprise, including our directors, executive officers and all other employees and agents of our Company and our subsidiary companies. A copy of our Code of Business Conduct is available on the governance section of our investor relations website at www.investors.ups.com.

Conflicts of Interest and Related Person Transactions

Our Audit Committee is responsible for overseeing our Code of Business Conduct, which includes policies regarding conflicts of interest. The Code requires employees and directors to avoid conflicts of interest, defined as situations where the person’s private interests conflict, or may appear to conflict, with the interests of UPS.

The board adopted a written related person transactions policy that applies to any transaction or series of transactions in which: (1) the Company or any of its subsidiaries is a participant; (2) any “related person” (executive officer, director, greater than 5% beneficial owner of the Company’s common stock, or an immediate family member of any of the foregoing) has or will have a material direct or indirect interest; and (3) the aggregate amount involved since the beginning of the Company’s last completed fiscal year will exceed or may reasonably be expected to exceed $100,000.

The policy provides that related person transactions that may arise during the year are subject to Audit Committee approval or ratification. In determining whether to approve or ratify a transaction, the Audit Committee will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party, the extent of the related person’s interest in the transaction, whether the transaction would impair independence and whether there is a business reason for UPS to enter into the transaction. A copy of the policy is available on the governance section of our investor relations website at www.investors. ups.com. The Company did not engage in any related person transactions since January 1, 2017 that required disclosure in this Proxy Statement or under the Company’s policy.

At least annually, each director and executive officer completes a detailed questionnaire that discloses any business relationships that may give rise to a conflict of interest, including transactions where UPS is involved and where an executive officer, a director or a related person has a direct or indirect material interest. We also review the Company’s financial systems and related person transactions to identify potential conflicts of interest. The Nominating and Corporate Governance Committee reviews the information from the questionnaire and our financial systems and makes recommendations to the Board of Directors regarding the independence of each board member. We have immaterial normal course of business transactions and relationships with companies with which our directors are associated. The Nominating and Corporate Governance Committee reviewed these transactions and relationships that occurred since January 1, 2017 and believes they were entered into on terms that are both reasonable and competitive and did not affect director independence. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

Transactions in Company Stock

We prohibit our executive officers and directors from hedging their ownership in UPS stock. Specifically, they are prohibited from purchasing or selling derivative securities relating to UPS stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of UPS securities. In addition, we prohibit our executive officers and directors from entering into future pledges of UPS stock.

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Corporate Governance

Furthermore, our employees, officers, and directors are prohibited from engaging in short sales of UPS stock. A “short sale” is one involving securities that the seller does not own at the time of sale or, if the securities are owned, where they will be delivered on a delayed basis. Selling securities “short” is consistent with an expectation that the price of the securities will decline in the near future, is often speculative in nature, and may have an adverse effect on the market price of the securities being sold.

Shareowner Engagement

Responsiveness to Shareowners

During the most recent proxy season, our management team contacted holders of over 40% of our class B common stock to discuss our executive compensation programs and corporate governance practices. We proactively correspond with key investors throughout the year.

We have taken into account the views of our shareowners when making many of our governance and disclosure decisions in recent years, including:	The Compensation Committee’s consideration of shareowner feedback, along with the market information and analysis provided by its independent compensation consultant, have influenced a number of changes to our executive compensation program over the past several years:

•   Proactively adopted proxy access;

•   Appointed a lead independent director;

•   Prohibition of hedging and future pledging by executive officers and directors;

•   Expanded disclosure about the board’s role in strategic planning;

•   Enhanced disclosure and governance regarding political contributions;

•   Expanded disclosure regarding sustainability;

•   Enhanced disclosure about board refreshment and board succession planning, as well as our board self-evaluation process;

•   Enhanced disclosure about diversity;

•   Expanded the Audit Committee’s report in the proxy statement; and

•   Updated the presentation of our proxy statement to enhance readability and understanding by our shareowners.

•   Increased the performance-based equity in our compensation program;

•   Eliminated single-trigger equity vesting following a change in control;

•   Added relative total shareowner return as a metric for our Long-Term Incentive Performance Plan; and

•   Eliminated tax gross-ups.

•   Added an individual payout cap to our annual incentive plan; and

•   Enhanced executive compensation disclosure, including how the metrics in our Long-Term Incentive Performance Plan align with long-term value creation for our shareowners.

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Shareowner engagement is an essential aspect of corporate governance. We are receptive to shareowner engagement, and we are committed to transparency and proactive interactions with our investors.

Our management team participates in numerous investor meetings to discuss our business, our strategy and our financial results each year. These meetings include in-person, telephone and webcast conferences, as well as headquarters and facility visits within the United States and in key international locations. In addition, our lead independent director meets with our largest shareowners to answer questions and to provide perspective on the Company’s culture and governance practices.

We inform our board through our Compensation Committee and our Nominating and Corporate Governance Committee

about our conversations with key investors concerning our executive compensation and governance practices. Our directors carefully consider feedback from institutional investors and other shareowners. The Compensation Committee also annually engages an independent compensation consultant to review executive compensation trends that may be important to our investors.

The design of our executive compensation program is guided by our executive compensation philosophy and core principles described in the Compensation Discussion and Analysis on page 30. Materials from our investor presentations, including information on the work of our board and its committees, are available on our investor relations website at www.investors.ups.com.

Communicating with our Board of Directors

Any shareowners or interested parties who wish to communicate directly with our board, with our non-management directors as a group or with the lead independent director may do so by writing to the Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. Please specify to whom your letter should be directed. After review by the Corporate Secretary, appropriate communications will be promptly forwarded to the addressee. Advertisements, solicitations for business, requests for employment, requests for contributions, matters that may be better addressed by management or other inappropriate materials will not be forwarded to our directors.

Political Contributions and Lobbying

Overview

Our responsible participation in the U.S. political process is important to the success of our business and the protection of shareowner value. We participate in this process in accordance with good corporate governance practices. Our Political

Contributions and Lobbying Policy (“policy”) is available at www.investors.ups.com. The following discussion highlights our practices and procedures regarding political contributions and lobbying.

Board Oversight and Processes

Political contributions are made in a legal, ethical and transparent manner that we believe best represents the interests of our shareowners. All political and lobbying activities are conducted only with the prior approval of our Public Affairs department and in accordance with the terms of our policy. Senior management works with Public Affairs to focus our involvement at all levels of government on furthering our business objectives and our goal of protecting and enhancing shareowner value. The president of our Public Affairs department reviews all UPS political and lobbying activities and regularly reports to the Board of Directors and to our Nominating and Corporate Governance Committee.

•	Our policy is overseen by the Nominating and Corporate Governance Committee, a committee composed entirely of independent directors.
•	As a general policy, UPS does not make corporate political contributions.

•	Any deviations from the prohibition against corporate political contributions must be approved by the Nominating and Corporate Governance Committee and reported in UPS’s semi-annual political contribution report.

•	UPS offers certain eligible employees the opportunity to make political contributions through a company-sponsored political action committee, called the UPS Political Action Committee, or UPSPAC. The UPSPAC is organized and operated on a strictly voluntary, nonpartisan basis and is registered with the Federal Election Commission.

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Corporate Governance

Lobbying and Trade Associations

UPS Public Affairs is responsible for coordinating our lobbying activities, including engagements with federal, state, and local governments. UPS is a member of a variety of trade associations and other tax exempt organizations that engage in lobbying. The Company may participate in lobbying activities when involvement is consistent with specific UPS business objectives. These decisions are subject to board oversight and are regularly reviewed by the Nominating and Corporate Governance Committee.

•	In accordance with the terms of our policy, all lobbying activities are conducted only with the prior approval of UPS Public Affairs, which works with senior management to focus on furthering our business objectives and our goal of protecting and enhancing shareowner value.
•	The Nominating and Corporate Governance Committee regularly reviews UPS’s participation in trade associations and other tax exempt organizations that engage in lobbying to determine if our involvement is consistent with specific UPS business objectives.

We have comprehensive policies, practices and tracking mechanisms to support and govern our lobbying activities. These mechanisms cover compliance with laws and regulations regarding the lobbying of government officials, the duty to track and report lobbying activities, and the obligation to treat lobbying costs and expenses as nondeductible for tax purposes. All lobbying contacts with covered government officials must be coordinated with and approved by the president of our Public Affairs department.

Transparency

We are committed to meaningful transparency and oversight with respect to our political activities. We publish a semi-annual report disclosing the following information, all of which is reviewed and approved by the Company’s Nominating and Corporate Governance Committee prior to publication:

•	Amounts and recipients of any federal and state political contributions made by UPS in the United States (if any such expenditures are made); and

•	Payments to trade associations that receive $50,000 or more from UPS and that use a portion of the payment for political contributions, as reported by the trade association to UPS.

UPS also files a publicly available federal Lobbying Disclosure Act Report each quarter, providing information on activities associated with influencing legislation through communications with any member or employee of a legislative body or with any covered executive branch official. The report also provides disclosure on expenditures for the quarter, describes the specific pieces of legislation that were the topic of communications, and identifies the individuals who lobbied on behalf of UPS.

UPS files similar periodic reports with state agencies reflecting state lobbying activities which are also publicly available.

Sustainability

We are one of the world’s largest private employers. We serve millions of customers around the world, we operate in more than 220 countries and territories, and many investors include our shares in their portfolios. Our success depends on economic stability, global trade and a society that welcomes opportunity. We understand the importance of acting responsibly as a business, an employer and a corporate citizen.

Engagement on sustainability issues is important to our stakeholders. Our board delegates authority for day-to-day management of economic, environmental, and social topics to UPS management. The board oversees economic, environmental and social issues and is in touch with stakeholder concerns through a number of processes. For example, the board is regularly briefed on issues of concern for customers, unions, employees, retirees and investors. Furthermore, the board oversees all efforts by UPS management to develop our values, strategies and policies related to economic, environmental, and social impacts.

UPS was among the first Fortune 100 companies to appoint a chief sustainability officer. Our chief sustainability officer regularly reports to the board regarding sustainability strategies, priorities, goals, and performance. In addition, members of the board review the contents of our sustainability report each year and provide feedback to the Company.

Economic, environmental and social risks are part of our comprehensive enterprise risk management program. The board reviews the effectiveness of our risk management and due diligence processes related to economic, environmental, and social topics. In addition, the board actively considers economic, environmental and social issues in connection with the board’s involvement in UPS’s strategic planning process.

Each year we publish a corporate sustainability report showcasing the aspirations, achievements and challenges of our commitment to balancing the social, economic and environmental aspects of our business. The report is available at www.sustainability.ups.com.

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Corporate Governance Guidelines and Committee Charters

Our Corporate Governance Guidelines are available on the governance section of our investor relations website at www.investors.ups.com. The charters for each of the Audit, Compensation, Nominating and Corporate Governance and Risk Committees also are available on the governance section of our investor relations website. Each committee reviews its charter annually to determine if any changes are needed. In addition, the Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines on an annual basis and recommends any changes to the board for approval. When making changes to the committee charters or Corporate Governance Guidelines, we consider current governance trends and best practices, advice from outside sources and input from our investors.

20	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Your Board of Directors

Your Board of Directors

Proposal 1 — Director Elections

What am I voting on? Shareowners are asked to elect each of the 13 director nominees named in this Proxy Statement to hold office until the 2019 Annual Meeting and until their respective successors are elected and qualified.

Voting Recommendation: The Board of Directors recommends that shareowners vote FOR the election of each nominee.

Vote Required: A director will be elected if the number of shares voted FOR that director exceeds the number of votes AGAINST that director.

The board has nominated the 13 persons named below for election as directors at the Annual Meeting. The nominees shall serve until the next Annual Meeting and until their respective successors are elected and qualified. Each nominee, other than Christiana Smith  Shi, was elected by shareowners at our last Annual Meeting. Christiana Smith Shi was first appointed to our board in 2018 and was identified as a director candidate by the Nominating and Corporate Governance Committee’s director search and recruitment firm. If any nominee is unable to serve as a director, the board may reduce the number of directors that serve on the board or choose a substitute nominee. Any nominee for whom more votes are cast against than are cast for must offer to resign from the board.

Biographical information about the nominees for director appears below, including information about the experience, qualifications, attributes and skills considered by our Nominating and Corporate Governance Committee and board in determining that the nominee should serve as a director. For additional information about how we identify and evaluate nominees for director, see “Corporate Governance — Selecting Director Nominees” on page 10.

David P. Abney UPS Chairman and Chief Executive Officer

Career

David became UPS’s Chief Executive Officer in 2014, and assumed the role of Chairman of the Board of Directors in 2016. David previously served as Chief Operating Officer since 2007, overseeing logistics, sustainability, engineering and all facets of the UPS transportation network. Before serving as COO, David was President of UPS International, leading the Company’s strategic initiative to increase its global logistics capabilities. During his career, he was also involved in a number of global acquisitions that included the Fritz Companies, Stolica, Lynx Express, and Sino-Trans in China. Earlier in his career, he served as President of SonicAir, a same-day delivery service that signaled UPS’s move into the service parts logistics sector. David began his UPS career in 1974 in Greenwood, Mississippi.

In addition to his corporate responsibilities, David serves as a Trustee of The UPS Foundation and as a Trustee of the Annie E. Casey Foundation. He is also a member of the board of directors Atlanta Committee for Progress, Engage Atlanta, and is the 2019 Chair Elect, Executive Governing Committee Member of the Metro Atlanta Chamber of Commerce. He is the former Chairman of the World Affairs Council of Atlanta. He served on the board of directors of Johnson Controls International plc, until 2018.

Reasons for election to the UPS Board

David has a thorough understanding of our strategies and operations gained through his over 40 years of service to our company, a complex, global business enterprise with a large, labor-intensive workforce. He has significant experience in operations, having served as our Chief Operating Officer for seven years, including in-depth knowledge of logistics. He also has significant international experience, having spent a number of years overseeing our international group. In addition, David has experience serving as a director of Johnson Controls, a global diversified technology and industrial company serving customers in more than 150 countries.

Age: 62 Director since 2014 Skills and Experience - Leadership - Management of large, complex businesses - Logistics expertise Board Committee - Executive (Chair)

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Rodney C. Adkins Former Senior Vice President, International Business Machines

Career

Rod is President of 3RAM Group LLC, a private company specializing in capital investments, business consulting and property management services. Rod previously served as IBM’s Senior Vice President of Corporate Strategy before retiring in 2014. Rod was previously Senior Vice President, Systems and Technology Group, a position he held since 2009, and Senior Vice President of STG development and manufacturing, a position he held since 2007. In his over 30-year career with IBM, a multinational technology company, Rod held a number of other development and management roles, including general management positions for the PC Company, UNIX Systems and Pervasive Computing.

Rod currently serves on the boards of directors of Avnet, Inc., PayPal Holdings, Inc., PPL Corporation and W.W. Grainger, Inc. He served on the Board of Directors of Pitney Bowes, Inc. until 2013.

Reasons for election to the UPS Board

As a senior executive of a public technology company, Rod gained a broad range of experience, including experience in emerging technologies and services, global business operations, and supply chain management. He is a recognized leader in technology and technology strategy. In addition, Rod has experience serving as a director of other publicly traded companies.

Age: 59

Director since 2013

Skills and Experience

- Technology and technology strategy

- Global business operations

- Supply chain management

Other Public Company Boards

- Avnet, Inc.

- PayPal Holdings, Inc.

- PPL Corporation

- W.W. Grainger, Inc.

Board Committees

- Risk (Chair)

- Compensation

Michael J. Burns Former Chairman, Chief Executive Officer and President, Dana Corporation

Career

Mike was the Chairman, Chief Executive Officer and President of Dana Corporation from 2004 until his retirement in 2008. He joined Dana Corporation in 2004 after 34 years with General Motors Corporation. Mike had served as President of General Motors Europe since 1998.

Reasons for election to the UPS Board

Mike has years of senior leadership experience gained while managing large, complex businesses and leading an international organization that operated in a highly competitive industry. He also has experience in design, engineering, manufacturing, and sales and distribution. Mike also brings deep knowledge of technology and the supply of components and services to major vehicle manufacturers.

Age: 66

Director since 2005

Skills and Experience

- Leadership

- Management of large, complex businesses

- Design, engineering, manufacturing, sales and distribution

- Technology

Board Committee

- Audit

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Your Board of Directors

William R. Johnson UPS Lead Director Former Chairman, President and Chief Executive Officer of H.J. Heinz Company

Career

Bill served as Chairman, President and Chief Executive Officer of the H.J. Heinz Company, a global packaged foods manufacturer, from 2000 until his retirement in 2013. He became President and Chief Operating Officer of Heinz in 1996, and assumed the position of President and Chief Executive Officer in 1998.

Bill also serves on the Board of Directors of PepsiCo, Inc. He served on the Boards of Directors of Education Management Corporation until 2014, Emerson Electric Company until 2017, and H.J. Heinz Company until 2013.

Reasons for election to the UPS Board

Bill has significant experience gained through over 13 years of service as the Chairman and Chief Executive Officer of H.J. Heinz, a corporation with significant international operations and a large, labor intensive workforce. He also has deep experience in operations, marketing, brand development and logistics.

Age: 69

Director since 2009

- Lead Director since 2016

Skills and Experience

- Leadership

- Management of large, complex businesses

- Operations experience

- Marketing and brand development

- Logistics

Other Public Company Boards

- PepsiCo, Inc.

Board Committees

- Nominating and Corporate Governance (Chair)

- Executive

Candace Kendle Co-founder and Former Chairman and Chief Executive Officer of Kendle International Inc.

Career

Candace is the co-founder and was, until 2011, Chairman and Chief Executive Officer of Kendle International Inc., a global clinical research organization. Prior to founding Kendle International, she earned a doctorate in pharmacy from the University of Cincinnati and has held senior faculty positions at the University of North Carolina Schools of Pharmacy and Medicine; the University of Pennsylvania School of Medicine; the Philadelphia College of Pharmacy and Science; and the University of Cincinnati College of Pharmacy.

Candace serves on the Board of Directors of Emerson Electric Company. She served on the Board of Directors of H.J. Heinz Company until 2013.

Reasons for election to the UPS Board

During her tenure as Chairman and Chief Executive Officer of Kendle International, Candace gained insight and experience in executing strategic acquisitions, expansions into new markets, and product development. She also brings deep knowledge of the pharmaceutical industry as a result of her doctorate and post-doctorate work, her many years of experience as a professor and her many years of experience in the practical application of her clinical and pharmaceutical knowledge.

Age: 71

Director since 2011

Skills and Experience

- Executing strategic acquisitions

- Expansions into new markets

- Pharmaceutical industry expertise

Other Public Company Boards

- Emerson Electric Company

Board Committee

- Audit

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Ann M. Livermore Former Executive Vice President, Hewlett Packard Company

Career

Ann serves as a director of the Hewlett Packard Enterprise Company, after retiring as an executive of Hewlett Packard in 2011. In her last operational role at HP, Ann was Executive Vice President of the HP Enterprise Business. Ann joined HP in 1982 and held a variety of management positions in marketing, sales, research and development, and business management before being elected a corporate vice president in 1995.

Ann also serves on the boards of directors of Qualcomm Incorporated, Mesosphere, Inc., a private software company, and the Lucile Packard Children’s Hospital at Stanford University. She served on the Board of Directors of Hewlett Packard Company until 2015. Ann is also a lecturer at the Stanford Graduate School of Business.

Reasons for election to the UPS Board

Ann has extensive experience in senior leadership positions at HP, one of the world’s largest information technology companies. This experience includes leading a complex global business organization with a large workforce. Through her 29 years at HP, she has gained knowledge and experience in the areas of technology, marketing, sales, research and development and business management.

Age: 59

Director since 1997

Skills and Experience

- Management of large, complex businesses

- Technology strategy

- Sales and marketing

Other Public Company Boards

- Hewlett Packard Enterprise Company

- Qualcomm Incorporated

Board Committees

- Compensation (Chair)

- Risk

- Executive

Rudy H.P. Markham Former Financial Director, Unilever

Career

Rudy was the Financial Director of Unilever from 2000 through his retirement in 2007. He joined Unilever in 1968. From 1989 through 1998 he was based in East Asia where he held a series of increasing responsibilities, ultimately serving as Business Group President North East Asia based in Singapore. Rudy joined the board of Unilever as Strategy and Technology Director, became a member of its Executive Committee in 1998 and was subsequently appointed as Financial Director. In 2007, he retired from the board of Unilever and as Chief Financial Officer.

Rudy also is a director of AstraZeneca PLC and is Vice Chairman of the supervisory board of Corbion, N.V., formerly CSM, N.V. He served on the boards of directors of Legal and General PLC until 2017 and Standard Chartered Bank until 2014. Rudy is a British citizen and he currently resides in the U.K.

Reasons for election to the UPS Board

Rudy has significant experience in finance, technology and international operations that he gained through his almost 40 years of service at Unilever, one of the world’s largest consumer goods companies. Rudy also has insight into the operations of an organization with a large, global workforce, and has a unique insight into operations based in Asia. Rudy’s experience also includes service as a director of other Europe-based global public companies.

Age: 72

Director since 2007

Skills and Experience

- Finance, technology and international operations experience

- Management of large, complex businesses

- Business operations in Asia

Other Public Company Boards

- AstraZeneca PLC

- Corbion, N.V.

Board Committee

- Audit

24	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Your Board of Directors

Franck J. Moison Vice Chairman, Colgate-Palmolive Company

Career

Franck is Vice Chairman for the Colgate-Palmolive Company, a global consumer products company, a position he has held since April 2016. He is currently leading Colgate-Palmolive’s operations in Asia, South Pacific and Latin America, and he also leads Global Business Development. Previously, he was Chief Operating Officer of Emerging Markets from 2010 until 2016, and he was given additional responsibility for Business Development in 2013. Beginning in 1978, Franck served in various management positions with the Colgate-Palmolive Company, including President, Global Marketing, Global Supply Chain & R&D from 2007 to 2010, and President, Western Europe, Central Europe and South Pacific from 2005 to 2007.

He serves on the Board of Directors of Hanes Brands, Inc., is a director of the French American Chamber of Commerce, is Chairman of the International Advisory Board of the EDHEC Business School (Paris, London, Singapore) and is a member of the International Board of the McDonough School of Business at Georgetown University. He served on the Board of Directors of H.J. Heinz Corporation until 2013.

Reasons for election to the UPS Board

Franck has extensive experience as a senior executive at a large organization engaged in international business. He is a leader in consumer product innovation, strategic marketing, acquisitions, and emerging market business development. He is one of the most accomplished marketing and operating executives in the global consumer products industry. In addition, Franck has experience serving as a director of other publicly traded companies.

Age: 64

Director since 2017

Skills and Experience

- Executing strategic acquisitions

- Emerging markets

- International business expertise

Other Public Company Boards

- Hanes Brands, Inc.

Board Committees

- Nominating and Corporate Governance

- Risk

Clark “Sandy” T. Randt, Jr. Former U.S. Ambassador to the People’s Republic of China

Career

Sandy is a former U.S. ambassador to the People’s Republic of China, where he served from 2001 until 2009. From 1994 through 2001, he was a partner resident in the Hong Kong office of Shearman & Sterling, a major international law firm, where he headed the firm’s China practice. From 1982 through 1984, Sandy served as First Secretary and Commercial Attaché at the U.S. Embassy in Beijing. In 1974, he was the China representative of the National Council for United States-China Trade, and from 1968 to 1972, he served in the U.S. Air Force Security Service. Currently, Sandy is President of Randt & Co. LLC, a company that advises firms with interests in China.

Sandy also serves on the boards of directors of Qualcomm Incorporated, Valmont Industries, Inc. and Wynn Resorts, Ltd.

Reasons for election to the UPS Board

Sandy has substantial experience in Asia and in facilitating business throughout Asia. He is recognized as one of America’s foremost authorities on China, and has more than 35 years of direct experience in Asia. He brings to the board experience in diplomacy and international trade. He has experience as an advisor on international matters to large, multinational corporations, and brings the experience of leading the China practice of a major international law firm.

Age: 72

Director since 2010

Skills and Experience

- Experience facilitating business throughout Asia

- Diplomacy and international trade

- Experience as an advisor on international matters

Other Public Company Boards

- Qualcomm Incorporated

- Valmont Industries, Inc.

- Wynn Resorts, Ltd.

Board Committees

- Compensation

- Nominating and Corporate Governance

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Christiana Smith Shi Former President of Direct-to- Consumer, Nike, Inc.

Career

Christiana is currently the founder and principal at Lovejoy Advisors, LLC, an advisory services firm that assists clients with digitally transforming consumer and retail businesses. She was the President, Direct-to-Consumer, for Nike, Inc., a global apparel company, from 2013 until 2016. From 2012 through 2013, she was Nike’s Vice President and General Manager, Global Digital Commerce. She joined Nike in 2010 as Vice President and Chief Operating Officer, Global Direct-to-Consumer. Prior to joining Nike, Christiana spent 24 years at global management consulting firm McKinsey & Company, the last 10 as a senior partner. She began her career at Merrill Lynch & Company in 1981 and served in various trading, institutional sales and investment banking roles.

Christiana also serves on the boards of directors of Mondelēz International, Inc. and Williams-Sonoma, Inc. She served on the Board of Directors of West Marine, Inc. until 2017.

Reasons for election to the UPS Board

Christiana has substantial experience in digital commerce, global retail operations and helping companies with transformative change. She also has strong supply chain and cost management expertise in the global consumer industry. She gained experience advising senior executives at consumer companies across North American, Europe, Latin America and Asia on leadership and strategy. Christiana also has extensive public company board experience.

Age: 58

Director since 2018

Skills and Experience

- E-commerce

- Global retail operations

- Supply chain management

Other Public Company Boards

- Mondelēz International, Inc.

- Williams-Sonoma, Inc.

Board Committees

- Compensation

- Risk

John T. Stankey Senior Executive Vice President AT&T / Time Warner Integration

Career

John leads AT&T’s Time Warner Merger Integration Planning Team and will be responsible for AT&T’s media operations at the close of the AT&T/Time Warner transaction. He previously served as CEO – AT&T Entertainment Group which provides entertainment and communications experiences for more than 100 million TV, mobile and broadband subscribers. Under John, AT&T’s Entertainment Group has been a leader in creating new mobile video experiences for consumers, including the launch last year of DIRECTV NOW, a streaming video service; the integration of the company’s video, mobile and broadband operations; and creation of a new, made-for-streaming video technology platform. John was named to that position after leading the company’s acquisition of DIRECTV in 2015, when he was AT&T’s Chief Strategy Officer, responsible for the company’s corporate strategy, M&A, and business development initiatives.

In his three-decade career with AT&T, a multinational communications company, John has held a variety of other senior leadership positions, including: President and CEO – AT&T Business Solutions; President and CEO – AT&T Operations; Group President – Telecom Operations; Chief Technology Officer; and Chief Information Officer.

Reasons for election to the UPS Board

During his more than 30 year career at AT&T, John has gained significant experience in technology and communications services, strategic planning and execution, and global business operations. As a senior leader at one of the world’s largest communications companies, John has extensive experience managing a large, complex, multi-national business with a large, labor intensive workforce, much of which is unionized. He also has experience working with a company that has both direct to consumer and business to business offerings.

Age: 55

Director since 2014

Skills and Experience

- Technology and communications services

- Global business operations

- Experience with large, multi-national unionized workforce

Board Committees

- Nominating and Corporate Governance

- Risk

26	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Your Board of Directors

Carol B. Tomé Chief Financial Officer and Executive Vice President — Corporate Services, The Home Depot, Inc.

Career

Carol has been Executive Vice President and Chief Financial Officer of The Home Depot, Inc., one of the world’s largest retailers, since 2001. In 2007 Carol assumed the additional role of Executive Vice President — Corporate Services. She provides leadership in the areas of real estate, financial services and strategic business development. Her corporate finance duties include financial reporting and operations, financial planning and analysis, internal audit, investor relations, treasury and tax. Prior to her current position, she had been Senior Vice President — Finance and Accounting / Treasurer from 2000 until 2001, and from 1995 until 2000, she served as Vice President and Treasurer.

Carol also serves as a Member of the Advisory Board of certain Fidelity funds (2017-present) and previously served as Trustee of certain Fidelity funds (2017).

Reasons for election to the UPS Board

Carol has extensive experience in corporate finance gained throughout her career at The Home Depot. She brings the experience of currently serving as Chief Financial Officer of a complex, multi-national business with a large, labor intensive workforce. Carol also has experience with strategic business development, including e-commerce strategy. Carol’s past role as Chair of the Board of the Federal Reserve Bank of Atlanta also brings valuable financial experience.

Age: 61 Director since 2003 Skills and Experience - Financial expertise - Strategic business development / e-commerce - Management of large, complex businesses Board Committee - Audit (Chair)

Kevin Warsh Former Member of the Board of Governors of the Federal Reserve System, Distinguished Visiting Fellow, Hoover Institution, Stanford University

Career

Kevin was a member of the Board of Governors of the Federal Reserve from 2006 until 2011. He currently serves as the Shepard Family Distinguished Visiting Fellow in Economics at Stanford University’s Hoover Institution and a lecturer at its Graduate School of Business. In addition, Kevin provides strategic, consulting and advisory services to a range of businesses. From 2002 until 2006, Kevin served at the White House as President George W. Bush’s special assistant for economic policy and as executive secretary of the National Economic Council.

Kevin was previously employed by Morgan Stanley & Co. in New York, becoming vice president and executive director of the company’s Mergers and Acquisitions Department.

Reasons for election to the UPS Board

Kevin has extensive experience in understanding and analyzing the economic environment, the financial marketplace and monetary policy. He has a deep understanding of the global economic and business environment. Kevin also brings the experience of working in the private sector for a leading investment bank gained during his tenure at Morgan Stanley & Co.

Age: 47

Director since 2012

Skills and Experience

- Economic and business environment, domestically and internationally

- Private sector experience

Board Committees

- Compensation

- Nominating and Corporate Governance

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Committees of the Board of Directors

Our Board of Directors has four committees composed entirely of independent directors: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. Information about each of these committees is provided below. The board also has an Executive Committee that may exercise all powers of the Board of Directors in the management of our business and affairs, except for those powers expressly reserved to the board under Delaware law or otherwise limited by the Board of Directors. David Abney is the chair of the Executive Committee. Independent directors Ann Livermore and William Johnson also serve on the Executive Committee. The Executive Committee did not hold any meetings during 2017. Each member of our board’s committees, other than the Executive Committee, meets the NYSE director independence requirements.

Audit Committee(1)	Compensation Committee(2)	Nominating and Corporate Governance Committee	Risk Committee
Carol Tomé, Chair Michael Burns Candace Kendle Rudy Markham	Ann Livermore, Chair Rodney Adkins Clark Randt, Jr. Christiana Smith Shi Kevin Warsh	William Johnson, Chair Franck Moison Clark Randt, Jr. John Stankey Kevin Warsh	Rodney Adkins, Chair Ann Livermore Franck Moison Christiana Smith Shi John Stankey

Meetings in 2017: 9	Meetings in 2017: 5	Meetings in 2017: 5	Meetings in 2017: 5

Primary Responsibilities	Primary Responsibilities	Primary Responsibilities	Primary Responsibilities

•  Assisting the board in discharging its responsibility relating to our accounting, reporting and financial practices

•  Overseeing our accounting and financial reporting processes

•  Overseeing the integrity of our financial statements, our systems of disclosure controls and internal controls and our compliance with legal and regulatory requirements

•  Overseeing the performance of our internal audit function

•  Overseeing the engagement and performance of our independent accountants

•  Discussing with management policies with respect to financial risk assessment

•  Assisting the board in discharging its responsibilities with respect to compensation of our executive officers

•  Reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer

•  Evaluating the Chief Executive Officer’s performance and establishing compensation based on this evaluation

•  Reviewing and approving the compensation of other executive officers

•  Overseeing the evaluation of risk associated with the Company’s total compensation strategy and compensation programs

•  Overseeing any outside consultants retained to advise the Committee

•  Recommending to the board the compensation to be paid to non-management directors

•  Considering recommendations from the Chief Executive Officer and others regarding succession planning

•  Assisting the board in identifying and screening qualified director candidates, including shareowner submitted nominees

•  Recommending candidates for election or reelection to the board or to fill vacancies on the board

•  Aiding in attracting qualified candidates to serve on the board

•  Recommending corporate governance principles, including the structure, composition and functioning of the board and all board committees, the delegation of authority to subcommittees, board oversight of management actions and reporting duties of management

•  Overseeing management’s identification and evaluation of enterprise risks

•  Overseeing and reviewing with management the Company’s risk governance framework

•  Overseeing the Company’s risk identification, risk tolerance, risk assessment and management practices for strategic enterprise risks facing the Company

•  Reviewing approaches to risk assessment and mitigation strategies in coordination with the board and other board committees

•  Communicating with the Audit Committee as necessary and appropriate to enable the Audit Committee to perform its statutory, regulatory, and other responsibilities with respect to oversight of risk assessment and risk management

(1)	All members of the Audit Committee have been designated by the Board of Directors as audit committee financial experts. Each member of our Audit Committee meets the independence requirements of the NYSE and Securities and Exchange Commission (“SEC”) rules and regulations applicable to Audit Committee members, and each is financially literate.

(2)	Each member of our Compensation Committee meets the NYSE’s independence requirements applicable to compensation committee members. In addition, each member is a non-employee director as required by Rule 16b-3 under the Securities Exchange Act of 1934 and is an outside director under Section 162(m) of the Internal Revenue Code. None of the members of the Compensation Committee is or was during 2017 an employee or former employee of UPS, and none had any direct or indirect material interest in or relationship with UPS outside of his or her position as a non-employee director.

Compensation Committee Interlocks and Insider Participation: None of our executive officers serves or served during 2017 as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

28	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Your Board of Directors

Director Compensation

Cash	$105,000
Equity	$170,000
Total	$275,000

We provide both cash and equity awards to our non-employee directors. Our employee directors do not receive any compensation for service as a director. Directors are reimbursed for their expenses related to board membership.

The Compensation Committee of the Board of Directors conducts a review of director compensation generally every other year. The Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook”), provides advice on the competitiveness of the company’s non-employee director compensation program and recommends changes to ensure compensation remains market competitive. In 2017, our non-employee directors received an annual cash retainer of $105,000. The chairs of the Compensation, Nominating and Corporate Governance and Risk Committees received an additional annual cash retainer of $20,000, and the chair of the

Audit Committee received an additional annual cash retainer of $25,000. Our lead independent director received an additional annual cash retainer of $25,000. Cash retainers are paid on a quarterly basis. Non-employee directors may defer retainer fees by participating in the UPS Deferred Compensation Plan, but we do not make any company or matching contributions under this plan. There are no preferential or above-market earnings in the UPS Deferred Compensation Plan.

Non-employee directors also receive an annual restricted stock unit (“RSU”) grant in the amount of $170,000. RSUs are fully vested on the date of grant and held by the director until he or she separates from the UPS Board of Directors, at which time the RSUs are paid out in shares of class A common stock. This holding period increases the strength of the alignment of directors’ interests with those of our shareowners. The annual equity grant is prorated based on the portion of the year that a director serves on the board.

2017 Director Compensation

The following tables set forth the cash compensation paid to our non-employee directors in 2017 and the aggregate number of stock awards granted to our non-employee directors in 2017 as well as outstanding equity awards held as of December 31, 2017.

2017 Director Compensation
Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Total($)
Rodney C. Adkins	125,000	169,995	294,995
Michael J. Burns	105,000	169,995	274,995
William R. Johnson(2)	150,000	169,995	319,995
Candace Kendle	105,000	169,995	274,995
Ann M. Livermore	125,000	169,995	294,995
Rudy H.P. Markham	105,000	169,995	274,995
Franck J. Moison(3)	105,000	212,459	317,459
Clark T. Randt, Jr.	105,000	169,995	274,995
Christiana Smith Shi(4)	0	0	0
John T. Stankey	105,000	169,995	274,995
Carol B. Tomé	130,000	169,995	299,995
Kevin M. Warsh	105,000	169,995	274,995
Outstanding Director Stock Awards
(as of December 31, 2017)
	Stock Awards
Name	Restricted Stock Units (#)	Phantom Stock Units (#)
Rodney C. Adkins	9,015	0
Michael J. Burns	19,217	0
William R. Johnson	20,207	0
Candace Kendle	13,421	0
Ann M. Livermore	19,217	2,428
Rudy H.P. Markham	19,217	0
Franck J. Moison	2,036	0
Clark T. Randt, Jr.	15,583	0
Christiana Smith Shi(4)	0	0
John T. Stankey	6,511	0
Carol B. Tomé	19,217	1,148
Kevin M. Warsh	10,816	0

(1)	The values for stock awards in this column represent the grant date fair value of the restricted stock units granted in 2017, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 11 “Stock-Based Compensation” in our 2017 Annual Report on Form 10-K. Restricted stock units are fully vested on the date of grant, and will be paid in shares of class A common stock following the director’s separation from service from UPS. Dividends earned on each award are reinvested in additional units at each dividend payable date and are subject to the same payment schedule as the original award.

(2)	In February 2016, William Johnson began serving as lead director. In addition to our typical non-employee director compensation, the amounts shown in the table reflect compensation for his committee chair service and lead director service during 2017.

(3)	Franck Moison received a prorated RSU award when he joined the Board of Directors in February 2017 and he received the annual director RSU award in May 2017.

(4)	Christiana Smith Shi joined the Board of Directors in February 2018 and was awarded a prorated RSU grant of 388 shares on February 8, 2018.

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Executive Compensation

Compensation Committee Report

The Compensation Committee is responsible for reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans and programs are based and setting the overall compensation principles that guide the Compensation Committee’s decision-making. The Compensation Committee’s over-arching objective is to maintain an executive compensation program that supports the long-term interests of our shareowners (including our many employee shareowners). We seek to satisfy this objective, and to align the interests of our executives with those of our shareowners, through a program in which a significant portion of executive compensation is based upon performance.

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on that review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2018 Proxy Statement and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission.

The following Compensation Discussion and Analysis describes the Compensation Committee’s decisions regarding our executives’ compensation for 2017.

The Compensation Committee

Ann M. Livermore, Chair
Rodney C. Adkins
Clark T. Randt, Jr.
Kevin M. Warsh

2017 Compensation Discussion and Analysis

UPS’s executive compensation programs for 2017, and certain aspects of the 2018 programs, are described below. This section explains how and why the Committee made its 2017 compensation decisions for the following Named Executive Officers (“NEOs”):

Named Executive Officers	Titles
David P. Abney	Chief Executive Officer
Richard N. Peretz	Chief Financial Officer
James J. Barber, Jr.	Chief Operating Officer(1)
Alan Gershenhorn	Chief Commercial Officer
Myron A. Gray	President, U.S. Operations

(1)	James Barber was President, International Operations until March 2018.

Executive Compensation Strategy

UPS’s executive compensation programs are designed to:

•	Drive organizational performance by tying a significant portion of pay to company performance;

•	Retain and motivate talent by fairly compensating executive officers; and
•	Encourage long-term stock ownership and careers with UPS, aligning the interests of our executives to long-term value creation for our company.

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Executive Compensation

A majority of total compensation (base salary, annual incentives and long-term incentives) that can be earned by the Named Executive Officers is “at risk” and only earned by meeting annual or long-term performance goals. The 2017 compensation elements with “at risk” components for the CEO and for the NEOs as a group are displayed in the charts below.

2017 Target Compensation for CEO	2017 Target Compensation for all other NEOs

Roles and Responsibilities

The UPS executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to engage (and terminate) outside advisors and consultants to assist in carrying out its responsibilities. In 2017, the Committee retained Cook to act as the Compensation Committee’s independent compensation advisor. Cook reports directly to the Chair of the Compensation Committee and provides no additional services to UPS.

In November 2017, the Compensation Committee requested and received information regarding Cook’s independence and the existence of any potential conflicts of interest, including the following factors: (1) other services provided to UPS by the consultant (if any); (2) fees paid by UPS as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between UPS executive officers and the consulting firm or the individual consultants involved in the engagement. The Compensation Committee discussed these considerations and concluded that Cook is independent and that the engagement of Cook did not raise any conflict of interest.

The following table summarizes the roles of the key participants in the executive compensation decision-making process.

Participant and Roles
Compensation Committee

•	Reviews and recommends the corporate goals and objectives relevant to the Chief Executive Officer’s compensation
•	Evaluates the Chief Executive Officer’s performance in light of the goals and objectives; determines and approves the Chief Executive Officer’s total compensation
•	Reviews the Chief Executive Officer’s performance assessment of other executive officers; reviews and approves compensation for the executive officers, including the Named Executive Officers
•	Reviews and approves awards to executive officers under certain incentive compensation and equity-based plans; reviews and approves the design of other benefit plans for executive officers
•	Oversees the evaluation of risk associated with the Company’s total compensation strategy and compensation programs
•	Considers whether the compensation consultant is independent and whether the work of the compensation consultant raises any conflict of interest
•	Reviews and discusses with management the Compensation Discussion and Analysis
•	Approves the Compensation Committee’s report on executive compensation

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Participant and Roles
Independent Members of the Board of Directors
•	Review the Compensation Committee’s assessment of the Chief Executive Officer’s performance
Independent Compensation Consultant

•	Serves as a resource for market data on pay practices and trends
•	Provides independent advice to the Compensation Committee
•	Provides competitive analysis and advice related to outside director compensation
•	Reviews the Compensation Discussion and Analysis
•	Conducts an annual risk review of the Company’s compensation programs

Executive Officers

•	The Chief Executive Officer makes compensation recommendations to the Compensation Committee for the other executive officers with respect to base salary and individual performance adjustments to the annual incentive
•	The Chief Executive Officer and the Chief Financial Officer make recommendations on performance goals under our incentive compensation plans and provide recommendations as to whether performance goals were achieved
•	Executive officers are not present when the Compensation Committee meets in executive session, or when decisions about their own compensation are made

Market Data Utilization and Peer Group Companies

The Compensation Committee considers market data in making compensation decisions, however, compensation is not targeted at a particular percentile. Market data is just one of a variety of factors considered by the Compensation Committee when determining base salary, annual and long-term equity awards, and total compensation levels.

General compensation survey data provides the Compensation Committee with information about UPS compensation levels relative to comparable sized companies. In addition,

the Compensation Committee evaluates pay practices and compensation levels for a peer group of companies. These companies typically have global operations, a diversified business, and annual sales and market capitalizations comparable to UPS. The peer group considered by the Compensation Committee in determining 2017 compensation, which is unchanged from the peer group used for 2016 compensation, consisted of the following companies:

The Boeing Company	The Home Depot, Inc.	PepsiCo, Inc.
Caterpillar Inc.	Johnson & Johnson	The Procter & Gamble Company
The Coca-Cola Company	The Kroger Co.	Sysco Corporation
Costco Wholesale Corporation	Lockheed Martin Corporation	Target Corp.
FedEx Corporation	Lowe’s Companies, Inc.	United Technologies Corporation
	McDonald’s Corp.	Walgreen Boots Alliance, Inc.

Internal Compensation Comparisons

The Compensation Committee considers the differentials between executive officer compensation and the compensation paid for other UPS positions. The Compensation Committee also considers the additional responsibilities of the Chief Executive

Officer compared to other executive officers. In addition, internal comparisons are made to ensure that compensation paid to executive officers is reasonable compared to their direct reports.

Annual Performance Reviews

Each year, the Chief Executive Officer assesses the Named Executive Officers and provides feedback to the Compensation Committee. In addition, the Compensation Committee evaluates the Chief Executive Officer’s performance on an annual basis. The Compensation Committee chair discusses the results of the evaluation with the full board in executive session. During the evaluation, the board considers the Chief Executive Officer’s strategic vision and leadership, execution of UPS’s business strategy and achievement of business goals. Other factors include the Chief Executive Officer’s ability to make long-term decisions that create competitive advantage, and overall effectiveness as a leader and role model.

32	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Executive Compensation

Central Elements of
UPS Executive Compensation

Other Elements of Compensation

Benefits	Perquisites	Retirement Programs

  Includes medical, dental, and disability plans.

  Mitigates the financial impact of illness, disability or death.

  NEOs generally participate in the same plans as other employees.

  See further details on page 39.

  Includes financial planning and executive health services.

  Facilitates NEOs’ ability to carry out responsibilities, maximize working time and minimize distractions.

  Benefits from providing perquisites outweighs cost.

  See further details on page 39.

Includes pension, retirement savings and deferred compensation plans. NEOs and most non-union U.S. employees participate in the same plans with same formulas. See further details on page 45.

Base Salary

Base salary is intended to provide our NEOs with a fixed level of cash compensation. The Compensation Committee considers a number of factors in determining the annual base salaries of the Named Executive Officers. Base salaries are typically set in March and become effective in April. In March 2017, the Compensation Committee approved a 3.0% base salary increase for David Abney, the CEO, and an average 3.0% increase to the other NEOs’ base salaries. While company performance is the most important factor, scope of responsibility, leadership, market data and internal compensation comparisons are all considered. No single factor is weighted more heavily than another. The April 2017 salary increases for Named Executive Officers were generally aligned with the salary increase budget for other salaried employees.

Annual Incentive

MIP Performance Incentive Award — Overview

The MIP Performance Incentive award is designed to align pay with annual company performance. Based on the formula approved by the Compensation Committee for 2017, the maximum executive officer MIP awards are based on a pool of 0.5% of adjusted net income in total. The CEO’s maximum is

20% of the pool, and each other NEO’s maximum is 7.25% of the pool. The same performance measure and maximum allocations were approved by the Compensation Committee for 2018. In addition, the maximum MIP award for any individual is capped at $5 million, regardless of the size of the pool.

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The maximum incentive pool approach is intended to align pay with actual company performance. The awards are granted under the 2015 Incentive Compensation Plan (the “2015 Plan”) and are determined based on the Compensation Committee’s discretion. The Committee may approve awards that are less than the maximum (negative discretion) but may not exceed the funded maximum amount for each NEO.

The Compensation Committee considered the following primary factors in exercising its negative discretion:

•	Overall company performance, including the 2017 MIP Evaluation Metrics listed below;

•	Business environment and economic trends;

•	Target opportunity for each executive;

•	Individual performance, and

•	The MIP factor (percent of target) applied to the non-executive MIP participants.

MIP Performance Incentive awards for executive officers are considered performance-based compensation fully at risk based on company performance. The evaluation metrics used for the MIP Performance Incentive awards are consolidated revenue growth (year-over-year growth in revenue generated from all products and services worldwide), adjusted consolidated earnings per share growth (year-over-year growth in total profits on an after tax, per share basis, after excluding the impact of certain items deemed unrelated to normal operations), and consolidated average daily package volume growth (year-over-year growth in consolidated package volume divided by the number of operating weekdays during the year).

The earned award, if any, is provided two-thirds in restricted performance units (“RPUs”), which vest 20% per year over a five year period, and one-third in cash. The number of RPUs granted is determined by calculating the dollar value of the portion of the MIP award allocated to RPUs and dividing by the applicable closing price of our class B common stock on the NYSE. Because of the five year vesting schedule, we do not maintain additional holding period requirements. When dividends are paid on UPS common stock, an equivalent value is credited to the participant’s bookkeeping account in additional RPUs. The additional RPUs are subject to the same vesting schedule as the original MIP RPUs.

2017 MIP Performance Incentive Award Results

Net income for 2017 was $4.9 billion. After excluding the after tax impact of increased pension expenses due to a mark-to-market loss, and income tax benefits attributed to the 2017 Tax

Cuts and Jobs Act, the Company’s 2017 adjusted net income was $5.3 billion which results in a maximum incentive pool for executive officers of $26.5 million. The maximum award for David Abney is therefore $5.3 million, and $1.9 million for the other Named Executive Officers.

The Compensation Committee exercised negative discretion to reduce the maximum available for each executive officer after consideration of the factors listed above. A specific weight is not assigned to any of the factors considered by the Compensation Committee in exercising its discretion. After assessing the above-described considerations, the Compensation Committee applied the 2017 MIP factor for non-executive MIP participants (90%) as described above, and then made further adjustments based on individual performance as described in the following section.

Individual Performance Adjustments

The Compensation Committee maintains discretion to adjust awards earned under the MIP up (but not beyond the funded maximum amount for each NEO) or down based on its assessment of each NEO’s individual performance. The Compensation Committee takes into consideration the recommendations of our CEO with respect to the NEO other than himself. The Compensation Committee also considers the results of the board’s annual evaluation of the CEO, which includes ratings on areas such as:

•	Leadership qualities

•	Strategic planning and execution

•	Managing for financial results

•	Retaining and developing a diverse top management group

•	Providing equal opportunity employment, and understanding and addressing issues facing employees

•	Ensuring the company is contributing to the well-being of the communities in which it operates

•	Promoting compliance and ethical behavior

•	Board relations

Following its review of individual performance during 2017, the Compensation Committee determined that some of our NEOs individual performance during 2017 warranted adjustments of their MIP awards.

Individual accomplishments that were considered by the Committee when determining final awards are described below.

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Executive Compensation

David Abney, Chief Executive Officer

David and the leadership team of UPS drove strong international revenue and profit growth, and strong U.S. revenue growth in 2017. His efforts to capitalize on economic growth afforded shareholders with solid returns while allowing the company to increase investments in facilities and technology. In response to the challenges of anticipating and responding to the dynamics of the B2C environment, David initiated a transformation effort to shift the company’s capital footing to drive further investment and growth opportunities.

Richard Peretz, Chief Financial Officer

Chief Financial Officer Richard Peretz helped guide UPS to achieving target earnings per share, and initiated projects to utilize new technologies to improve speed to insight in financial reporting. Midway through the year, Richard assumed responsibility for Global Business Services and began an initiative to develop roadmaps for long-term expansion of services to reduce cost throughout the business. While financial objectives for International and Supply Chain exceeded plan, financial results for US operations fell short of expectations.

James Barber, Chief Operating Officer

Our International and Supply Chain business units posted solid gains during 2017 with both revenue and profits above targets. Volume growth reversed multi-year declines and grew significantly. To drive this turnaround, Jim Barber launched multiple successful growth and service initiatives in these business units. 2017’s success was also punctuated by returns on efforts to grow in emerging markets including the award of the logistics contract for Expo 2020 in Dubai.

Alan Gershenhorn, Chief Commercial Officer

Alan Gershenhorn, Chief Commercial Officer, initiated the transformation effort across the company, advanced key public policy initiatives, successfully completed three acquisitions (including two which significantly improve UPS customer brokerage capabilities), and launched new products and product expansion efforts. Alan’s leadership in these areas in 2017 helped UPS exceed growth targets in key sectors.

Myron Gray, President, U.S. Operations

For Myron Gray, President, U.S. Operations, 2017 yielded both gains and opportunities. Revenue growth for U.S. Small Package and Freight exceeded plans, the company successfully launched Saturday Ground delivery, and expanded operations into new facilities. Service quality, however, was a challenge throughout the year and profits for U.S. Small Package fell short of expectations.

The 2017 MIP Performance Incentive Evaluation Metrics and actual results are shown in the following table.

2017 MIP Evaluation Metrics(1)	Target	Actual
Consolidated Revenue Growth	5.3%	8.2%
Adjusted Consolidated Earnings Per Share Growth	3.5%	4.5%
Consolidated Average Daily Package Volume Growth	4.6%	4.9%

(1)	The Committee excludes the effect of unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment.

The table below shows the maximum funded MIP Performance Incentive award pools based on the adjusted net income formula, the target MIP Performance Incentive award, and the actual MIP Performance Incentive award based on the Compensation Committee’s discretion. The MIP award, if earned, is provided two-thirds in RPUs and one-third in cash.

2017 MIP Performance Incentive Award	Maximum($)	Target($)	Actual($)
David P. Abney	5,258,894	1,934,836	1,915,488
Richard N. Peretz	1,906,349	684,684	554,594
James J. Barber, Jr.	1,906,349	705,962	762,439
Alan Gershenhorn	1,906,349	741,140	667,026
Myron A. Gray	1,906,349	724,604	586,930

MIP Ownership Incentive Award

We encourage employees to maintain substantial ownership of the Company’s stock through our MIP Ownership Incentive Award. All MIP participants are eligible for an additional incentive award up to the equivalent of one month’s salary by maintaining significant ownership of UPS equity securities. The MIP ownership incentive award is paid in the same proportion of RPUs and cash as the MIP performance incentive award. The amount of the award is equal to the value of the participant’s equity ownership, multiplied by an ownership incentive award percentage. The ownership incentive award percentage is 1.25% for the Chief Executive Officer and 1.50% for the other Named Executive Officers, and the maximum award that can be earned is one month’s salary.

Ownership levels for the 2017 awards were determined as of December 31, 2017 by totaling the number of UPS shares in the participant’s family group accounts and the participant’s unvested restricted units and deferred compensation shares. The number of UPS shares is multiplied by the closing price of a class B share on the NYSE on December 31, 2017. All of the eligible Named Executive Officers earned the maximum MIP ownership incentive award.

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Long-Term Incentives

Our long-term incentive programs provide participants with grants of equity-based incentives that are intended to reward performance over a multi-year period. Our 2017 equity programs included the Long-Term Incentive Performance (“LTIP”) award program and the Stock Options Program. The overlapping performance cycles under the LTIP incentivize sustained financial performance over time, while the Stock Options Program rewards stock price appreciation which has a direct link to shareholder experience. All 2017 awards were granted under the 2015 Plan. Target amounts are set as a percent of annualized base salary.

Program	Payment Form and Program Type	Target Amount as percent of Annualized base salary	Performance Measures and/or Value Proposition	Program Objectives
Restricted performance units under LTIP	If earned, RPUs are settled in stock based on company performance If earned, award vests after the end of the third fiscal year	700% — Chief Executive Officer 450% — Chief Financial Officer, Chief Commercial Officer, Chief Transformation Officer, U.S. and International Operations Presidents 350% — other executive officers	Growth in Consolidated Revenue Operating Return on Invested Capital Relative Total Shareowner Return Value increases or decreases with stock price	Supports the Company’s long-term operating plan and business strategy Provides significant link to shareowner interests

Stock options	Stock options vest 20% per year over five years and have a ten-year term	90% — Chief Executive Officer 50% — Chief Financial Officer, Chief Commercial Officer, Chief Transformation Officer, U.S. and International Operations Presidents 30% — other executive officers	Value recognized only if stock price appreciates	Provides a significant link to company stock price performance Enhances stock ownership and shareowner alignment

2017 LTIP Award Program

The LTIP award program is designed to strengthen the performance component of our executive compensation package, enhance retention of key talent, and align the interests of shareowners with the incentive compensation opportunity for executives. Approximately 500 members of our senior management team, including the Named Executive Officers, participate in this program.

In 2014, the Compensation Committee revised the structure of the LTIP award program in order to improve shareowner alignment and to further enhance the long-term focus of the award by providing for the establishment of three-year performance goals. The performance measures selected by the Compensation Committee for the 2017 LTIP awards were growth in consolidated revenue, operating return on invested capital (“ROIC”) and relative total shareowner return (“TSR”) – each of which is measured independently and applied equally in determining final payouts. A target award of RPUs is granted to executive officers and certain other eligible managers at the beginning of the three-year performance measurement period. The actual number of RPUs that participants will receive is determined after the end of the three-year performance measurement period, based on achievement of the established performance goals.

The relative TSR portion of the awards are earned based on our TSR relative to the 17 peer companies listed previously as measured from January 1, 2017 through December 31, 2019, a three-year performance period. The Committee believes that these companies are the most appropriate comparators for measuring the success of our executives in delivering shareowner value. The peer group companies have business operations in the markets where we compete, have similar revenue and market capitalization, have similar global scope and are competitors for executive talent.

•	Our TSR for the 3-year performance period must be at the median relative to the peer group of companies to receive a target payout for the TSR portion of the award.

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•	Our TSR for the 3-year performance period must be above the 75th percentile relative to the peer group of companies to receive the maximum payout for the TSR portion of the award, and is capped at 200% of target.

•	If our TSR is below the 25th percentile, no amount will be earned for this portion of the award.

•	If our TSR over the 3-year measurement period is negative, even if it exceeds the median of the peer group, the maximum payout percentage for the TSR portion of LTIP awards is capped at 100% of target.

This design combines internal business performance measures as well as an external relative performance measure. This combination balances efforts to motivate and reward the management team for our operational and financial success, while ensuring rewards remain aligned with shareowner interests and returns.

2017 LTIP Target Award Values

In March 2017, the Compensation Committee approved 2017 target award values for the three-year 2017 LTIP awards at 700% of base salary for the Chief Executive Officer, and 450% of base salary for the other NEOs. The 2017 LTIP target award values for other executive officers was 350% of base salary, based on the positions held as of March 2017. Target award values in 2017 that increased over the target values for 2016 were made to drive organizational performance, promote the competitiveness of UPS executive compensation, and align the financial interests of our executives to long-term value creation for our shareowners and company.

Target award values are based on internal pay comparison considerations and market data regarding total compensation of comparable positions at similarly sized companies. Differences in the target award values are based on increasing levels of responsibility among the management team.

The threshold, target and maximum number of RPUs that can be earned by the Named Executive Officers under the 2017 LTIP is shown in the Grants of Plan-Based Awards table. The actual number of RPUs that the Named Executive Officers will receive is determined following the completion of the performance measurement period ending December 31, 2019 and is based on achievement of the performance goals for the three-year period. The maximum LTIP award that can be earned is 200% of target.

Stock Option Program

The Compensation Committee believes that stock options provide a significant link to company performance and motivate recipients to maximize shareowner value. The optionholder receives value only if our stock price increases. Stock options also have retention value; the optionholder will not receive value from the options unless he or she remains employed during the vesting period (except in the case of retirement, death or disability during the vesting period).

Our non-qualified stock options vest 20% per year over five years and expire ten years from the date of grant. Unvested stock options vest automatically upon death, disability or retirement. In light of the five-year vesting schedule, we do not maintain additional holding period requirements. Grants do not include dividend equivalents or any reload grant features. The number of stock options granted to the NEOs is shown in the Grants of Plan-Based Awards table.

2017 Stock Option Award Values

In March 2017, the Compensation Committee approved 2017 target award values for stock options at 90% of base salary for the Chief Executive Officer and 50% of base salary for the other NEOs. As with the 2017 LTIP award target values, the stock option target award values for 2017 represent an increase over the target values for 2016, and were made to drive organizational performance, promote the competitiveness of UPS executive compensation, and align the financial interests of our executives to long-term value creation for our shareowners and company.

Total 2017 Long-Term Equity Incentive Award Target Values

The total long-term incentive opportunity granted to the Named Executive Officers in 2017, based upon a percentage of annualized base salary, is shown below.

Named Executive Officer	LTIP RPUs (% salary)	Options (% salary)	Total (% salary)
David P. Abney	700	90	790
Richard N. Peretz	450	50	500
James J. Barber, Jr.	450	50	500
Alan Gershenhorn	450	50	500
Myron A. Gray	450	50	500

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2015 LTIP Performance Targets and Results

In March 2015, the Compensation Committee approved LTIP target award values for the NEOs for the three-year performance period running from 2015 through 2017. The performance targets and actual results for completed performance period for the 2015 LTIP awards are in the tables below.(1) The combined Total Payout for 2015 LTIP RPU Award based on 2015 through 2017 performance period was 86%.

The RPUs for the 2015 LTIP are now earned, meaning the amount of the award for the 2015 – 2017 performance period has been determined. Units earned under the 2015 LTIP award vested on December 31, 2017. Special vesting rules apply to terminations by reason of death, disability or retirement, as discussed in greater detail under “Potential Payments Upon Termination or Change in Control.” A participant’s earned RPU account will be adjusted quarterly for dividends paid on class A common stock. Awards that vest will be distributed in the form of class A common stock.

Growth in Consolidated Revenue

Operating Return on Invested Capital	Relative Total Shareowner Return

(1)	The Committee excludes the effect of unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment. Growth in Consolidated Revenue is calculated on a currency-constant basis.

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Executive Compensation

Benefits and Perquisites

The benefits and perquisites offered to the Named Executive Officers are generally the same or similar to programs offered to the entire UPS management team, with the exception of financial planning and executive health services. Additional information on these benefits can be found in the program descriptions below.

The UPS 401(k) Savings Plan

The UPS 401(k) Savings Plan is offered to all U.S.-based employees who are not subject to a collective bargaining agreement and who are not eligible to participate in another savings plan sponsored by UPS or one of its subsidiaries. We generally match 50% of up to 5% of eligible pay contributed to the UPS 401(k) Savings Plan for eligible employees hired on or before December 31, 2007, 100% of up to 3.5% of eligible pay contributed to the plan for eligible employees hired on or after January 1, 2008, and 50% of up to 6% of eligible pay contributed to the plan for employees hired on or after July 1, 2016. The match is paid in shares of class A common stock.

Qualified and Non-Qualified Pension Plans

Named Executive Officers participate in our qualified retirement program, the UPS Retirement Plan. Benefits payable under the plan are subject to the maximum compensation limits and the annual benefit limits for a tax-qualified defined benefit plan as established by the Internal Revenue Service. Amounts exceeding these limits are paid pursuant to the UPS Excess Coordinating Benefit Plan, which is a non-qualified restoration plan designed to replace the amount of benefits limited under the tax-qualified plan. Without the Excess Coordinating Benefit Plan, the Named

Executive Officers would receive a lower benefit as a percent of final average earnings than the benefit received by other participants in the UPS Retirement Plan.

Financial Planning Service

Our executive officers are eligible for a financial services benefit. The Company reimburses fees from financial and tax service providers up to $15,000 per year, including the cost of personal excess liability insurance coverage.

Executive Health Services

UPS’s business continuity is best facilitated by avoiding any prolonged or unexpected absences by members of its senior management team. All Named Executive Officers were provided certain executive health services, including comprehensive physical examinations.

Discounted Employee Stock Purchase Plan

We have maintained a Discounted Employee Stock Purchase Plan since 2001. The plan provides all U.S.-based employees, including the Named Executive Officers, and some internationally based employees, with the opportunity to purchase up to $10,000 in our class A common stock annually at a discount to the market price of our stock. The plan complies with Section 423 of the Internal Revenue Code. Our class A common stock may be acquired under the plan at a purchase price equal to 95% of the fair market value of the shares on the last day of each calendar quarter. Share purchases are made on a quarterly basis.

Other Compensation and Governance Policies

Stock Ownership Guidelines

CEO	= 8x annual salary

Other Executive Officers	= 5x annual salary

Directors	= 5x annual retainer

The board has adopted stock ownership guidelines that apply to management and to members of our Board of Directors. The guidelines further our core philosophy that managers should also be long-term owners of our company. Target ownership is eight times annual salary for our Chief Executive Officer and five times annual salary for other executive officers. The target for our non-employee directors is five times their annual retainer. Shares of class A common stock, deferred units and vested and unvested RSUs and RPUs are considered owned for purposes of calculating ownership. Managers and directors are expected to reach target ownership within five years of adoption of the guideline or the date that the manager or director became subject to the guideline.

As of December 31, 2017, all of the Named Executive Officers met or exceeded their stock ownership guidelines, excluding any shares pledged. In addition, all of our non-employee directors who have been subject to the stock ownership guidelines for at least five years exceed their target ownership. RSUs are required to be held by the non-employee director until he or she separates from the UPS Board of Directors.

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Hedging and Pledging Policies

We prohibit our executive officers and directors from hedging their ownership in UPS stock. Specifically, they are prohibited from purchasing or selling derivative securities relating to UPS stock and from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of UPS securities. Additionally, in 2014 we adopted a policy prohibiting our directors and executive officers from entering into future pledges of UPS securities, including using UPS securities as collateral for a loan and holding UPS securities in margin accounts. Executive officers are encouraged (but not required) to unwind any existing pledges. Furthermore, our employees, officers and directors are prohibited from engaging in short sales of UPS stock.

Clawback Policy

The 2015 Plan contains a clawback provision for all awards granted under the plans. In addition, the 2018 proposed plan has a similar clawback provision. If the Compensation Committee determines that financial results used to determine the amount of any award are materially restated, and that an executive officer engaged in fraud or intentional misconduct, we will seek repayment or recovery of the award from that executive officer. This clawback applies to all awards granted under the 2015 Plan, our 2012 Omnibus Incentive Compensation Plan (“2012 Plan”) and our 2009 Incentive Compensation Plan (“2009 Plan”).

Employment or Change in Control Agreements

We do not have employment agreements, separate change in control agreements or severance agreements with any of our Named Executive Officers. The 2015 Plan requires a “double trigger” — both a change in control and a qualifying termination of employment — to accelerate the vesting of awards. Equity awards granted to the Named Executive Officers prior to May 7, 2009 are subject to a single trigger, while equity awards granted after that date are subject to the double trigger.

Equity Grant Practices

Grants for all equity programs are approved by the Compensation Committee. Stock options have an exercise price equal to the NYSE closing market price on the date of grant.

Consideration of Previous “Say on Pay” Voting Results

We regularly engage with our shareowners on executive compensation matters. At our 2017 Annual Meeting of Shareowners, over 88% of votes cast approved our compensation program as described in our 2017 proxy statement. In making compensation decisions, the Compensation Committee carefully considered the results of the most recent say on pay vote as well as many other factors as described herein and did not make any changes to our compensation programs as a result of the most recent say on pay vote. In addition, a substantial majority (over 61%) of votes cast for the shareowner “say on frequency” vote at our 2017 Annual Meeting expressed a preference for having a say on pay vote every three years. As a result, our next say on pay vote is scheduled for the 2020 Annual Meeting. We welcome input from our shareowners on our compensation policies and compensation program at any time, not just in the years when we conduct a say on pay vote.

Tax Implications of Executive Compensation

Under Section162(m) of the Internal Revenue Code, compensation paid to certain Named Executive Officers in excess of $1 million is generally not tax deductible. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), this limitation did not apply to compensation paid to the chief financial officer or to compensation based on achievement of predetermined objective performance goals if certain requirements were met. The interests of our shareowners are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation plans and arrangements. The Compensation Committee, however, has structured certain awards with the intention of complying with the performance-based compensation exemption from Section 162(m). A number of requirements must be met for particular compensation to qualify, however, there can be no assurance that any compensation awarded would be fully deductible under all circumstances. In addition, in appropriate circumstances the Compensation Committee may approve elements of compensation for certain executive officers that are not fully deductible.

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our Named Executive Officers, including our Chief Financial Officer, in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Despite the Compensation Committee’s efforts to structure certain awards to be exempt from Section 162(m) and therefore not subject to its deduction limits, there can be no assurance that these awards will be fully deductible because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit. In addition, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s best interests.

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Executive Compensation

Summary Compensation Table for 2017

The following table shows Named Executive Officer compensation for 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value ($)(6)	All Other Compensation ($)(7)	Total ($)
David P. Abney	2017	1,199,016	9,354,699	1,055,372	672,046	2,296,315	31,284	14,608,732
Chief Executive Officer	2016	1,082,421	9,172,450	991,275	387,741	2,052,152	38,533	13,724,572
	2015	1,018,764	7,900,221	450,015	633,478	1,262,043	27,722	11,292,243
Richard N. Peretz	2017	538,533	2,769,256	263,351	199,934	917,550	13,516	4,702,140
Chief Financial Officer	2016	485,070	2,766,672	246,812	146,034	1,478,420	21,945	5,144,953
	2015	382,431	777,171	60,870	210,267	21,945	14,890	1,467,574
James J. Barber, Jr.(1)	2017	557,304	2,871,021	271,538	269,759	1,040,771	25,150	5,035,543
Chief Operating Officer	2016	500,706	2,879,564	251,731	158,384	858,785	27,394	4,676,564
Alan Gershenhorn	2017	582,942	3,048,924	285,062	238,654	1,009,037	26,535	5,191,154
Chief Commercial Officer	2016	565,956	3,530,073	276,065	183,731	885,522	32,703	5,474,050
	2015	550,125	3,178,079	162,014	249,375	136,175	20,347	4,296,115
Myron A. Gray	2017	567,846	2,918,561	278,697	211,514	880,205	32,913	4,889,736
President, U.S. Operations	2016	514,509	2,979,788	256,182	148,495	809,728	40,352	4,749,054
	2015	484,251	1,785,621	142,609	240,109	123,781	30,392	2,806,763

(1)	James Barber became an NEO in 2016. He was President International Operations until March 2018, when he became Chief Operating Officer.

(2)	This column represents the salary earned from January 1 through December 31 of the applicable year. Base salary increases generally are effective in April of the relevant fiscal year.

(3)	The values for stock awards in this column represent the aggregate grant date fair value for the stock awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. These awards include LTIP RPUs and MIP RPUs. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. Information about the assumptions used to value these awards can be found in Note 11 “Stock-Based Compensation” in our 2017 Annual Report on Form 10-K. The amounts reported for these awards may not represent the amounts that the individuals will actually receive. The amounts received, if any, ultimately will depend on company performance and the change in our stock price over time. An overview of the features of these awards can be found in the “Compensation Discussion and Analysis”.

In accordance with SEC rules, we also are required to disclose the grant date fair value for awards with performance conditions assuming maximum performance. The grant date fair value for the 2017 LTIP RPU awards, assuming maximum performance, are as follows: Abney — $16,416,794; Peretz — $4,740,276; Barber — $4,887,556; Gershenhorn — $5,131,062; and Gray — $5,016,558. The grant date fair value for the 2016 LTIP RPU awards, assuming maximum performance, are as follows: Abney — $14,417,934; Peretz — $4,252,261; Barber — $4,387,058; Gershenhorn — $5,535,075; and Gray — $4,530,768. The grant date fair value for the 2015 LTIP RPU awards, assuming maximum performance, are as follows: Abney — $14,974,175; Peretz — $1,352,670; Barber — $2,822,226; Gershenhorn — $5,971,337; and Gray — $2,954,720.

(4)	The values for stock option awards represent the aggregate grant date fair value for the option awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. The assumptions used to value these awards can be found in Note 11 “Stock-Based Compensation” in our 2017 Annual Report on Form 10-K. The amounts reported for these awards may not represent the amounts that the individuals will actually receive. The amounts received, if any, ultimately will depend on the change in our stock price over time. An overview of the features of these awards can be found in the “Compensation Discussion and Analysis” section.

(5)	This column shows the cash portion of the MIP Performance Incentive award and the MIP Ownership Incentive award. For a description of the MIP, see “Compensation Discussion and Analysis”. The MIP Ownership Incentive award was paid at 100% of target (one month’s salary) for each eligible Named Executive Officer who met or exceeded his or her target ownership level in the same proportion that the MIP award is paid.

(6)	This column represents an estimate of the annual increase in the actuarial present value of the Named Executive Officer’s accrued benefit under our retirement plans for the applicable year, assuming retirement at age 60 (or current age if greater). See “Executive Compensation — 2017 Pension Benefits” for additional information, including assumptions used in this calculation. The change in pension value can be impacted by a number of factors, including additional credited service, changes in amounts of compensation covered by the benefit formula, plan amendments and assumption changes.

(7)	The following table breaks down the amounts shown in this column for 2017:

Name	401(k) Match ($)	Life Insurance ($)	Financial Planning ($)	Healthcare Benefits ($)	Other ($)	Total ($)
David P. Abney	6,750	9,100	7,664	7,770	0	31,284
Richard N. Peretz	6,750	2,521	1,805	2,440	0	13,516
James J. Barber, Jr.	6,750	2,618	8,012	7,770	0	25,150
Alan Gershenhorn	6,750	2,750	9,265	7,770	0	26,535
Myron A. Gray	6,750	4,101	14,292	7,770	0	32,913

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2017 Grants of Plan-Based Awards

The following table provides information about awards granted in 2017 to each of the Named Executive Officers.

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair Value
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Number of Shares of Stock	Number of Securities Underlying	or Base Price of Option	of Stock and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)(5)
David P. Abney		0	644,945	1,752,965
	3/24/2017				0	78,138	156,276				8,579,143
	3/1/2017								71,794	106.87	1,055,372
	3/1/2017							7,257			775,556
Richard N. Peretz		0	228,228	635,450
	3/24/2017				0	22,562	45,124				2,477,180
	3/1/2017								17,915	106.87	263,351
	3/1/2017							2,733			292,076
James J. Barber, Jr.		0	235,321	635,450
	3/24/2017				0	23,263	46,526				2,554,151
	3/1/2017								18,472	106.87	271,538
	3/1/2017							2,965			316,870
Alan Gershenhorn		0	247,047	635,450
	3/24/2017				0	24,422	48,844				2,681,398
	3/1/2017								19,392	106.87	285,062
	3/1/2017							3,439			367,526
Myron A. Gray		0	241,535	635,450
	3/24/2017				0	23,877	47,754				2,621,569
	3/1/2017								18,959	106.87	278,697
	3/1/2017							2,799			296,992

(1)	Reflects the target and maximum values of the cash portion of the 2017 MIP performance incentive award for each Named Executive Officer. Does not include the MIP ownership incentive award, which is equal to one-third of one month’s salary: Abney — $33,550; Peretz — $15,069; Barber — $15,613; Gershenhorn — $16,312; and Gray — $15,870. The potential payments for the MIP performance incentive award are performance-based and therefore at risk. The MIP program is described in the “Compensation Discussion and Analysis”.

(2)	These columns show the potential number of units that would be awarded under the 2017 LTIP at the end of the applicable three-year performance period if the threshold, target or maximum performance goals are satisfied.

(3)	This column represents the number of RPUs granted under the 2016 MIP on March 1, 2017.

(4)	This column shows the number of stock options granted under the Stock Options Program on March 1, 2017.

(5)	This column shows the grant date fair value of the LTIP RPUs, MIP RPUs, and stock options under FASB ASC Topic 718 granted to each of the Named Executive Officers in 2017. The grant date fair values are calculated, using the NYSE closing price of UPS stock on the date of grant for RPUs and the Black-Scholes option pricing model for stock options. The grant date fair value of the units granted under the 2017 LTIP, which have performance conditions, are computed based on the probable outcome of the performance condition for the 2017 LTIP performance period. There can be no assurance that the grant date fair value of stock and option awards will ever be realized.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End 2017

The following table shows the number of shares covered by exercisable options, unexercisable options, and unvested RPUs held by the Named Executive Officers on December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David P. Abney	9,745	0	67.18	5/5/2010	5/5/2020
	9,357	0	74.25	5/4/2011	5/4/2021
	9,620	0	76.89	3/1/2012	3/1/2022
	7,568	1,893	82.87	3/1/2013	3/1/2023
	4,423	2,949	96.98	3/4/2014	3/4/2024
	9,962	14,945	101.93	3/2/2015	3/2/2025
	5,326	21,306	98.77	3/2/2016	3/2/2026
	7,523	30,093	106.86	9/16/2016	9/16/2026
	0	71,794	106.87	3/1/2017	3/1/2027
						26,652	3,175,548	151,838	18,091,512
Richard N. Peretz	1,347	2,022	101.93	3/2/2015	3/2/2025
	1,579	6,320	98.77	3/2/2016	3/2/2026
	1,561	6,246	106.86	9/16/2016	9/16/2026
	0	17,915	106.87	3/1/2017	3/1/2027
						8,380	998,466	44,164	5,262,120
James J. Barber, Jr.	3,714	0	76.89	3/1/2012	3/1/2022
	6,508	1,627	82.87	3/1/2013	3/1/2023
	3,803	2,536	96.98	3/4/2014	3/4/2024
	3,017	4,526	101.93	3/2/2015	3/2/2025
	1,636	6,547	98.77	3/2/2016	3/2/2026
	1,561	6,246	106.86	9/16/2016	9/16/2026
	0	18,472	106.87	3/1/2017	3/1/2027
						10,712	1,276,323	45,551	5,427,422
Alan Gershenhorn	6,747	1,687	82.87	3/1/2013	3/1/2023
	4,019	2,680	96.98	3/4/2014	3/4/2024
	3,586	5,381	101.93	3/2/2015	3/2/2025
	1,917	7,671	98.77	3/2/2016	3/2/2026
	1,561	6,246	106.86	9/16/2016	9/16/2026
	0	19,392	106.87	3/1/2017	3/1/2027
						12,535	1,493,544	52,621	6,269,833

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	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Myron A. Gray	8,033	0	67.18	5/5/2010	5/5/2020
	8,238	0	74.25	5/4/2011	5/4/2021
	8,470	0	76.89	3/1/2012	3/1/2022
	6,826	1,707	82.87	3/1/2013	3/1/2023
	4,066	2,712	96.98	3/4/2014	3/4/2024
	3,157	4,736	101.93	3/2/2015	3/2/2025
	1,688	6,752	98.77	3/2/2016	3/2/2026
	1,561	6,246	106.86	9/16/2016	9/16/2026
	0	18,959	106.87	3/1/2017	3/1/2027
						11,352	1,352,619	46,891	5,587,100

(1)	Stock options vest over a five-year period with 20% of the option vesting at each anniversary date of the grant. All options expire ten years from the date of grant. Under the terms of our 2009 Plan, 2012 Plan and 2015 Plan, unvested stock options become fully vested on the date of retirement for the NEOs if they meet certain service requirements.

(2)	Unvested stock awards in this column include RPUs granted as part of MIP in 2013, 2014, 2015, 2016 and 2017 that vest over a five-year period with approximately 20% of the award vesting on January 15 of each year. Values are rounded to the closest unit.

(3)	Market value based on NYSE closing price on December 29, 2017 of $119.15.

(4)	Represents the potential units to be earned under the 2016 LTIP award (for the three year performance period ending 12/31/2018), the 2017 LTIP award (for the three year performance period ending 12/31/2019), and any dividend equivalent units allocated since the grants were made. Assumes target performance goals will be met for all performance periods.

Option Exercises and Stock Vested in 2017

The following table sets forth the number and corresponding value realized during 2017 with respect to options that were exercised, and restricted stock units and restricted performance units that vested, for each Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
David P. Abney	21,934	963,363	72,583	8,611,864
Richard N. Peretz	0	0	8,129	957,522
James J. Barber, Jr.	1,883	71,422	13,976	1,650,439
Alan Gershenhorn	24,836	894,245	30,461	3,607,806
Myron A. Gray	0	0	15,724	1,852,622

(1)	This number is calculated by subtracting the exercise price from the price of UPS class B common stock on the date of exercise and multiplying the number of shares underlying the options. The amounts in this column may not represent amounts that were actually realized.

(2)	The value in this column represents the 2015 LTIP award granted in the form of RPUs that vested on December 31, 2017; and approximately 20% of the MIP RPUs granted in 2012, 2013, 2014, 2015 and 2016 that vested on January 15, 2017. Vested RPU awards are distributed to participants in an equivalent number of shares of class A common stock.

(3)	The value shown is based on the NYSE closing prices on December 31, 2017, the date the RPUs granted under the 2015 LTIP award vested, of $119.15 per share; and January 15, 2017, the date the RPUs granted under MIP vested, of $114.24 per share. If the vesting date is not a NYSE trading day, the prior trading day’s closing price is used.

44	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Executive Compensation

2017 Pension Benefits

The following table quantifies the pension benefits expected to be paid to each of the Named Executive Officers from the UPS Retirement Plan and the UPS Excess Coordinating Benefit Plan. The terms of each are described below.

		Number of	Present	Payments
		Years	Value of	During Last
		Credited	Accumulated	Fiscal
Name	Plan Name	Service(#)(1)	Benefit($)(2)	Year($)
David P. Abney	UPS Retirement Plan	43.8	2,340,625	0
	UPS Excess Coordinating Benefit Plan		9,582,900	0
	Total		11,923,525	0
Richard N. Peretz	UPS Retirement Plan	36.6	1,773,521	0
	UPS Excess Coordinating Benefit Plan		1,977,425	0
	Total		3,750,946	0
James J. Barber, Jr.	UPS Retirement Plan	33.4	1,734,574	0
	UPS Excess Coordinating Benefit Plan		2,840,529	0
	Total		4,575,103	0
Alan Gershenhorn	UPS Retirement Plan	38.1	2,097,543	0
	UPS Excess Coordinating Benefit Plan		4,111,074	0
	Total		6,208,617	0
Myron A. Gray	UPS Retirement Plan	39.0	2,184,452	0
	UPS Excess Coordinating Benefit Plan		3,873,266	0
	Total		6,057,718	0

(1)	This column represents years of service as of December 31, 2017 for all plans.

(2)	This column represents the total discounted value of the monthly lifetime benefit earned at December 31, 2017, assuming the executive continues in service and retires at age 60 or at the executive’s actual age, if later. The present value is not the monthly or annual lifetime benefit that would be paid to the executive. The present values are based on discount rates of 3.82% and 3.98% for the UPS Retirement Plan, and UPS Excess Coordinating Benefit Plan, respectively, at December 31, 2017. The present values assume no pre-retirement mortality and utilize the RP 2014 healthy mortality table with adjusted mortality improvement after 2007 (no collar for the Retirement Plan and white collar for the Excess Plan), with mortality improvements after 2007 using the MP-2016 projection scale adjusted to converge to 0.5% in 2022 on the RPEC model.

2017 Pension Benefits

The UPS Retirement Plan is noncontributory and includes substantially all eligible employees of participating domestic subsidiaries who are not members of a collective bargaining unit, as well as certain employees covered by a collective bargaining agreement. The UPS Retirement Plan was closed to new entrants as of July 1, 2016.

UPS also sponsors a non-qualified defined benefit plan, the UPS Excess Coordinating Benefit Plan, for non-union employees whose pay and benefits in the qualified plan are limited by the Internal Revenue Service. An employee must be at least age 55 with 10 years of service to be eligible to participate in this plan. In the year that an individual first becomes eligible to participate in the UPS Excess Coordinating Benefit Plan, there is an increase for the participant for that year equal to the full present value of the participant’s accrued benefit in the plan.

The Compensation Committee believes that the retirement, deferred compensation and/or savings plans offered at UPS are important for the long-term economic well-being of our employees, and are important elements of attracting and retaining the key talent necessary to compete. The UPS Retirement Plan and UPS Excess Coordinating Benefit Plan provide monthly lifetime benefits to participants and their eligible beneficiaries based on final average compensation at retirement, service with UPS and age at retirement. Participants may choose to receive a reduced benefit payable in an optional form of annuity that is equivalent to the single lifetime benefit.

The plans provide monthly benefits based on the greatest result from up to four benefit formulas. Participants receive the largest benefit from among the applicable benefit formulas. For James Barber, the formula that results in the largest benefit is called the “grandfathered integrated formula.” This formula provides retirement income equal to 58.33% of final average compensation, offset by a portion of the Social Security benefit. A participant with less than 35 years of benefit service receives a proportionately lesser amount. For David Abney, Richard Peretz, Alan Gershenhorn and Myron Gray, the formula that results in the largest benefit is called the “integrated account formula.” This formula provides retirement income equal to 1.2% of final average compensation plus 0.4% of final average compensation in excess of the Social Security Wage Base times years of benefit service.

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Participants earn benefit service for the time they work as an eligible UPS employee. For purposes of the formulas, compensation includes salary and an eligible portion of the MIP award. The average final compensation for each participant in the plans is the average covered compensation of the participant during the five highest consecutive years out of the last ten full calendar years of service.

Benefits payable under the UPS Retirement Plan are subject to the maximum compensation limits and the annual benefit limits for a tax-qualified defined benefit plan as prescribed and adjusted from time to time by the Internal Revenue Service. Eligible amounts exceeding these limits will be paid from the UPS Excess Coordinating Benefit Plan. Under this plan, participants receive the benefit in the form of a life annuity.

The plans permit participants with 25 or more years of benefit service to retire as early as age 55 with only a limited reduction in the amount of their monthly benefits. Each of the Named Executive Officers would be eligible to retire at age 60 and receive unreduced benefits from the plans. In addition, the plans allow participants with ten years or more of service to retire at age 55 with a larger reduction in the amount of their benefit. As of December 31, 2017, Richard Peretz, James Barber and Alan Gershenhorn were eligible for early retirement with reduced benefits. If they had retired on December 31, 2017, their benefits would be reduced by 12% (Peretz), 7.5% (Barber), and 1.5% (Gershenhorn). David Abney and Myron Gray are currently eligible for early retirement with unreduced benefits.

2017 Non-Qualified Deferred Compensation

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the UPS Deferred Compensation Plan for 2017.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)(1)	($)	($)	($)	($)(2)
David P. Abney	0	0	289,098	0	3,013,545
Richard N. Peretz	0	0	59,033	0	893,547
James J. Barber, Jr.	55,730	0	43,106	0	643,727
Alan Gershenhorn	0	0	35,825	0	827,791
Myron A. Gray	0	0	47,110	0	708,472

(1)	Executive contributions represent deferral of base salary, which amounts are also disclosed in the salary column of Summary Compensation Table.

(2)	Certain amounts in this column represent salary, bonus or stock options contributed by the Named Executive Officer to the plan in prior years as follows: Abney — $1,122,199; Peretz — $339,973; Barber — $240,005; Gershenhorn — $467,915; Gray — $253,157.

The deferred compensation vehicles in the UPS Deferred Compensation Plan are described below. Not all of the Named Executive Officers participate in each feature of the UPS Deferred Compensation Plan.

Salary Deferral Feature

•	Prior to December 31, 2004, contributions could be deferred from executive officers’ monthly salary and from their half-month bonus.

•	Prior to December 31, 2004, non-employee directors could defer retainer and meeting fees quarterly. Assets from the discontinued UPS Retirement Plan for Outside Directors were transferred to the 2004 and Before Salary Deferral Feature in 2003.

•	No contributions were permitted after December 31, 2004, except as described below.

•	After December 31, 2004, executive officers may defer 1% to 35% of their monthly salary and 1% to 100% of the cash portion of the MIP award. They may also defer excess pre-tax contributions if the UPS 401(k) Savings Plan fails the annual average deferral percentage test.

•	Non-employee directors may defer retainer fees quarterly.

•	Elections are made annually for the following calendar year.

46	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Executive Compensation

Stock Option Deferral Feature

•	Assets are invested solely in shares of UPS stock.

•	Non-qualified or Incentive Stock Options which vested prior to December 31, 2004 were deferrable during the annual enrollment period for the following calendar year. Participants deferred receipt of UPS stock that would otherwise be taxable upon the exercise of the stock option.

•	The shares received upon exercise of these options are deferred into a rabbi trust. The shares held in this trust are classified as treasury stock, and the liability to participating employees is classified as “deferred compensation obligations” in the shareowners’ equity section of the balance sheet.
•	No deferrals of stock options were permitted after December 31, 2004.

•	As a result of the requirements applicable to non-qualified deferred compensation arrangements under Section 409A of the Internal Revenue Code and related guidance, deferral of stock options is no longer offered under the UPS Deferred Compensation Plan for options that vested after December 31, 2004.

Withdrawals and Distributions under the UPS Deferred Compensation Plan

•	For the 2004 and Before Salary Deferral Feature, participants may elect to receive the funds in a lump sum or up to a 10 year installment (of 120 monthly payments), subject to restrictions if the balance is less than $20,000.

•	For the 2005 and Beyond Salary Deferral Feature, participants may elect to receive funds in a lump sum or up to a 10 year installment (120 monthly payments), subject to restrictions if the balance, plus the total balance in any other account which must be aggregated with the 2005 and Beyond Salary Deferral Account under Section 409A of the Internal Revenue Code, is less than the Internal Revenue Code Section 402(g) annual limit in effect for qualified 401(k) plans on the date the participant becomes eligible for a distribution.

•	For the Stock Option Deferral Feature, participants may elect to receive shares in a lump sum or up to 10 annual installments, subject to restrictions if the balance is less than $20,000. The distribution of shares will occur pro-rata based on the type of stock options (non-qualified or Incentive) that were originally deferred.

•	The distribution election under the 2005 and Beyond Salary Deferral Feature may be changed one time only, but may be changed more frequently under the 2004 and Before Salary Deferral Feature and the Stock Option Deferral Feature.
•	Hardship distributions are permitted under all three features of the UPS Deferred Compensation Plan.

•	Withdrawals are not permitted under the 2005 and Beyond Salary Deferral Feature, but withdrawals are permitted for 100% of the account under the 2004 and Before Salary Deferral Feature and Stock Option Deferral Feature. However, withdrawals will result in a forfeiture of 10% of the participant’s total account balances.

No company contributions are made to any of the three features of the UPS Deferred Compensation Plan. The aggregate balances shown in the table above represent amounts that the Named Executive Officers have earned but elected to defer, plus earnings (or  less losses). There are no above-market or preferential earnings in the UPS Deferred Compensation Plan. The investment options mirror those in the UPS 401(k) Savings Plan. Dividends earned on shares of UPS stock in the UPS Deferred Compensation Plan are earned at the same rate as all other class A and class B shares of common stock. Dividends are added to the participant’s deferred compensation balance. Deferral elections made under the UPS Deferred Compensation Plan are irrevocable once made.

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Potential Payments on Termination or Change in Control

We have not entered into any employment agreements with our NEOs that provide for severance or change in control benefits, nor do we have separate severance or change in control agreements or arrangements with our NEOs. Our Compensation Committee believes that the UPS promotion from within policy has created a culture where long tenure for executives is the norm. As a result, the NEOs serve without employment contracts, as do most of our other U.S.-based non-union employees.

The equity awards granted between May 7, 2009 and May 2, 2012 were made pursuant to the 2009 Plan. Equity awards granted on or after May 3, 2012 were made pursuant to the 2012 Plan. Equity awards granted on or after May 7, 2015 were made pursuant to the 2015 Plan. The plans and the related award certificates contain provisions that affect outstanding awards to all plan participants, including the NEOs, in the event of a change in control (as defined below) of the Company and a participant’s retirement, death or disability. Upon a participant’s retirement, death or disability:

•	Options will become immediately exercisable;

•	Restrictions imposed on shares of restricted stock, RSUs or RPUs that are not performance-based lapse; and

•	Target payout opportunities attainable under all outstanding awards of performance-based restricted stock, RSUs and RPUs are deemed to have been fully earned for the applicable performance periods. Payment of an award (in cash or stock, as applicable) is made to the participant based upon an assumed achievement of all relevant targeted performance goals and the length of time within the applicable performance period which has elapsed.

In the event of a change in control, if the successor company continues, assumes or substitutes other grants for outstanding awards, and within two years following the change in control the participant is terminated by the successor without cause or the participant resigns for good reason, then:

•	Options will become immediately exercisable as of the termination or resignation;

•	Restrictions imposed on restricted stock or RSUs that are not performance-based will lapse; and

•	Performance-based awards will vest with respect to each performance measurement tranche completed during the performance period prior to the termination or resignation (or, if the performance period is not divided into separate performance measurement tranches, proportionately based on the portion of the performance period completed prior to such resignation or termination).

In the event of a change in control, if the successor company does not continue, assume or substitute other grants for outstanding awards, or in the case of a dissolution or liquidation of UPS, then options will be fully vested and exercisable and the Compensation Committee will either give a participant a reasonable opportunity to exercise the option before the transaction resulting in the change in control, or pay the participant the difference between the exercise price for the option and the consideration provided to other similarly situated shareowners.

Other Outstanding Awards

Other outstanding awards will vest and be paid generally as described in the bullet points above (except, where applicable, timing of payment generally will be tied to such change in control, rather than termination or resignation).

Our 1999 Incentive Compensation plan provided for tax gross-ups upon a change in control in certain situations. However, all awards made under the 1999 Plan have already vested and are not subject to the change in control provisions. The 2015 Plan, 2012 Plan and 2009 Plan do not provide for the payment of tax gross-ups.

48	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Executive Compensation

The following table shows the potential payments to the NEOs upon a termination of employment under various circumstances. In preparing the table, we assumed the termination occurred on December 31, 2017. The closing price per share of our common stock on December 29, 2017 was $119.15. In addition, as of December 31, 2017, all currently serving NEOs were eligible for early retirement.

	Accelerated
	Vesting
	of Equity
	Awards	Benefits	Total
Name	($)(1)	($)(2)	($)
David P. Abney
Termination (Voluntary or Involuntary)	0	0	0
Change in Control (with termination)	23,344,159	0	23,344,159
Early Retirement	23,344,159	0	23,344,159
Normal Retirement	23,344,159	0	23,344,159
Death	23,344,159	0	23,344,159
Disability	23,344,159	0	23,344,159
Richard N. Peretz
Termination (Voluntary or Involuntary)	0	0	0
Change in Control (with termination)	6,720,966	0	6,720,966
Early Retirement	6,720,966	235,342	6,956,308
Normal Retirement	6,720,966	0	6,720,966
Death	6,720,966	0	6,720,966
Disability	6,720,966	0	6,720,966
James J. Barber, Jr.
Termination (Voluntary or Involuntary)	0	0	0
Change in Control (with termination)	7,333,960	0	7,333,960
Early Retirement	7,333,960	232,739	7,566,699
Normal Retirement	7,333,960	0	7,333,960
Death	7,333,960	0	7,333,960
Disability	7,333,960	0	7,333,960
Alan Gershenhorn
Termination (Voluntary or Involuntary)	0	0	0
Change in Control (with termination)	8,447,889	0	8,447,889
Early Retirement	8,447,889	113,480	8,561,369
Normal Retirement	8,447,889	0	8,447,889
Death	8,447,889	0	8,447,889
Disability	8,447,889	0	8,447,889
Myron A. Gray
Termination (Voluntary or Involuntary)	0	0	0
Change in Control (with termination)	7,590,513	0	7,590,513
Early Retirement	7,590,513	0	7,590,513
Normal Retirement	7,590,513	0	7,590,513
Death	7,590,513	0	7,590,513
Disability	7,590,513	0	7,590,513

(1)	Represents the value of accelerated vesting of stock options and RPUs in accordance with the terms of the 2009 Plan, the 2012 Plan, the 2015 Plan and the applicable award certificates. Also includes the 2016 and 2017 LTIP awards calculated at target. The performance measurement period for the 2016 LTIP award ends December 31, 2018, and performance measurement period for the 2017 LTIP award ends December 31, 2019.

(2)	Represents the actuarial present value of the incremental non-qualified amounts payable upon change in control, early retirement, death and disability from the UPS Excess Coordinating Benefit Plan. For information about the UPS Excess Coordinating Benefit Plan, see the 2017 Pension Benefits table and related narrative. The same assumptions were used to calculate the present value of the amounts in this table that were used for the 2017 Pension Benefits table except that benefits are assumed to be payable immediately as of December 31, 2017 (or age 55 if later) instead of as of age 60. Only individuals eligible for early retirement (55 with 10 years of service) who are not yet age 60 will have an early retirement value in the table.

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Other Amounts

The previous table does not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees not subject to a collective bargaining agreement upon termination of employment. These include:

•	Life insurance upon death in the amount of 12 times the employee’s monthly base salary, with a December 31, 2017 maximum benefit payable of $1 million;

•	A death benefit in the amount of three times the employee’s monthly salary;

•	Disability benefits; and

•	Accrued vacation amounts.

The tables also do not include amounts to which the executives would be entitled to receive that are already described in the compensation tables that appear earlier in this proxy statement, including:

•	The value of equity awards that are already vested;

•	Amounts payable under defined benefit pension plans; and

•	Amounts previously deferred into the deferred compensation plan.

Definition of a Change in Control

A change in control is deemed to have occurred as a result of any one of the following events:

•	The consummation of a reorganization, merger, share exchange or consolidation, in each case, where persons who were the shareowners immediately prior to such event do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged, surviving or consolidated company’s then outstanding securities entitled to vote generally in the election of directors; or

•	The board members as of May 7, 2009 or board members whose elections or nominations are approved by a majority of such board members cease for any reason to constitute at least an 80% majority of the Board of Directors.

Equity Compensation Plans

The following table sets forth information as of December 31, 2017 concerning shares of our common stock authorized for issuance under all of our equity compensation plans.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	15,963,799	7.41	26,944,068	(2)
Equity compensation plans not approved by security holders	0	NA	0
Total	15,963,799	7.41	26,944,068

(1)	Includes the 1999 Plan, the 2009 Plan, the 2012 Plan, the 2015 Plan and the Discounted Employee Stock Purchase Plan, each of which has been approved by our shareowners. Effective with the authorization of the 2015 Plan that was approved by our shareowners in May 2015, no additional securities may be issued under the 1999 Plan, the 2009 Plan or the 2012 Plan. Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash are not counted against the aggregate number of shares available for awards under the 2015 Plan.

(2)	In addition to grants of options, warrants or rights, this number includes up to 12,328,205 shares of common stock or other stock-based awards that may be issued under the 2015 Plan, and up to 14,615,863 shares of common stock that may be issued under the Employee Stock Purchase Plan. This number does not include shares under the 1999 Plan, the 2009 Plan or the 2012 Plan because no new awards may be made under those plans.

Median Employee to CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.

50	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Executive Compensation

The 2017 annual total compensation of the median compensated of all our employees who were employed as of October 1, 2017, other than our CEO was $53,443; our CEO’s 2017 annual total compensation was $14,619,684, and the ratio of these amounts was 274-to-1*. The CEO’s and median employee’s annual total compensation includes company-paid healthcare benefit amounts of $10,952 and $5,413 respectively. This amount for the CEO is not included in the Summary Compensation Table because SEC allows companies to omit items related to health reimbursement plans which are available generally to all salaried employees of the company.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. For these purposes, we identified the median compensated employee using total taxable wages (Form W-2 Box 1 or equivalent) paid to our employees in fiscal year 2017. We determined our total workforce to consist of 466,707 employees. During the fiscal year 2017, UPS purchased Zone Solutions, LLC and Freightex Ltd. These companies employed 14 and 133 employees respectively which, pursuant to SEC rules, will be included in our pay ratio for the fiscal year 2018, but were not included in this year’s calculation. Also, as permitted by SEC rules, under the 5% “De Minimis Exemption”, we excluded 22,909 non-U.S. employees, or 4.9% of our total workforce. As a result of these exclusions, our median employee was identified from an employee population of 443,651 employees.

The excluded countries and their employee populations are as follows: Albania (1 employee), Argentina (243 employees), Australia (430 employees), Austria (190 employees), Bahrain (23 employees), Barbados (12 employees), Belarus (30 employees), Belgium (1,208 employees), Bolivia (4 employees), Brazil (772 employees), Chile (184 employees), Colombia (478 employees), Costa Rica (272 employees), Czech Republic (457 employees), Denmark (590 employees), Dominican Republic (135 employees), Ecuador (85 employees), Egypt (36 employees), El Salvador (34 employees), Finland (205 employees), Greece (138 employees), Guam (1 employee), Guatemala (82 employees), Honduras (48 employees), Hong Kong (1,117 employees), Hungary (377 employees), India (1,924 employees), Indonesia (182 employees), Ireland (857 employees), Italy (1,258 employees), Jamaica (8 employees), Japan (660 employees), Kazakhstan (39 employees), Kenya (1 employee), Kuwait (47 employees), Luxembourg (6 employees), Macau (24 employees), Malaysia (512 employees), Morocco (61 employees), Nepal (2 employees), New Zealand (32 employees), Nicaragua (43 employees), Nigeria (352 employees), Norway (107 employees), Pakistan (68 employees), Panama (39 employees), Peru (93 employees), Philippines (1,236 employees), Portugal (182 employees), Puerto Rico (475 employees), Romania (158 employees), Russia (553 employees), Singapore (1,108 employees), Slovakia (29 employees), Slovenia (48 employees), South Africa (326 employees), South Korea (510 employees), Spain (1,242 employees), Sri Lanka (8 employees), Sweden (991 employees), Switzerland (478 employees), Taiwan (873 employees), Thailand (465 employees), Uganda (1 employee), Ukraine (90 employees), United Arab Emirates (379 employees), Uruguay (13 employees), Venezuela (6 employees), Vietnam (259 employees), Virgin Islands (12 employees).

*	The CEO’s taxable wages for 2017 were $6,068,748. The 2017 taxable wages of the median employee identified above were $31,435. The ratio between these amounts is 193-to-1.

Proposal 2 — Approve the 2018 Omnibus Incentive Compensation Plan

What am I voting on? Approval of the United Parcel Service, Inc. 2018 Omnibus Incentive Compensation Plan as disclosed in this Proxy Statement.

Voting Recommendation: The Board of Directors recommends that shareowners vote FOR the proposal.

Vote Required: An affirmative vote of the majority of those shares present in person or represented by proxy and entitled to vote.

The Board of Directors has adopted, and recommends that the shareowners approve, the United Parcel Service, Inc. 2018 Omnibus Incentive Compensation Plan, or 2018 Plan. The 2018 Plan permits the grant of options, stock appreciation rights, restricted stock, restricted stock units, restricted performance shares, restricted performance units, management incentive awards and other cash awards (collectively, “awards”).

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Shareowner approval of the 2018 Plan is required by NYSE rules. If we receive shareowner approval, the 2018 Plan will become effective as of May 10, 2018. If we do not receive shareowner approval, the 2018 Plan will not go into effect and our 2015 Omnibus Incentive Compensation Plan will remain in effect.

A summary of the material terms of the 2018 Plan is provided below, which is qualified in its entirety by reference to the text of the 2018 Plan that is included as Annex A to this proxy statement.

Purposes of the 2018 Plan

As discussed in the Compensation Discussion and Analysis, annual and long-term incentive compensation plays an important part in our pay-for-performance philosophy. Incentive awards also help us remain competitive in retaining and attracting highly qualified employees upon whom, in large measure, the future growth and success of our company depend. In 2017, we granted equity compensation to approximately 34,000 of our employees throughout our company.

The purposes of the 2018 Plan are:

•	to optimize the profitability and growth of our company through annual and long-term incentives which are consistent with our goals and which link all or a portion of the compensation of employees and directors to the value of our common stock and thereby align the interests of employees and directors more closely with those of our shareowners;
•	to provide employees and directors with an incentive for excellence in individual performance; and

•	to promote teamwork among our employees and directors.

The 2018 Plan is further intended to provide flexibility to our company in its ability to motivate, attract, and retain the services of employees and directors who make significant contributions to our success and to allow our employees and directors to share in the success of our company.

Approving the 2018 Plan would further these objectives by allowing us to continue to grant annual and long-term equity incentive compensation for approximately three years. If the 2018 Plan is not approved, we do not expect to have sufficient shares to meet our anticipated long-term equity compensation needs after 2018 under our existing 2015 Plan.

Highlights of Key Corporate Governance Practices and Provisions under the 2018 Plan

We believe that the 2018 Plan will promote the interests of our shareowners and is consistent with principles of good corporate governance. The 2018 Plan includes the following practices and provisions.

•	Administered by an independent committee. Awards to executive officers will be administered by our Compensation Committee, which is composed entirely of independent directors who meet the SEC and NYSE standards for independence.

•	Awards require a minimum vesting period. Equity-based awards granted under the 2018 Plan require a minimum vesting period of one year, subject to certain limited exceptions.

•	No dividends on unearned awards. The 2018 Plan prohibits the current payment of dividends or dividend equivalent rights on unvested or unearned awards.

•	No “liberal” change in control definition. The change in control definition in the 2018 Plan is not “liberal” and, for example, would not occur merely upon shareholder approval of a transaction. A change in control must actually occur in order for the change in control provisions in the 2018 Plan to be triggered.

•	Best practice change in control treatment of awards. In connection with a change in control of our company, time-based awards shall only be accelerated if the awards are not assumed or converted following the change in control and performance-based awards shall only be accelerated (i) to the extent of actual achievement of the performance conditions or (ii) on a prorated basis for time elapsed in ongoing performance period(s) based on target or actual level achievement. In connection with vesting of outstanding awards following a qualifying termination after a change in control (i.e., “double-trigger” vesting), the same conditions set forth in the preceding sentence will apply.

•	Awards are subject to clawback. All awards under the 2018 Plan are subject to recoupment or clawback under certain circumstances.

•	No liberal share counting with respect to all awards. The 2018 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy tax withholding requirements of any award.

•	Cap on Compensation Paid to Non-Employee Directors. With respect to any single fiscal year, the aggregate compensation that may be granted or awarded to a single non-employee director may not exceed $750,000, with a limited exception for a non-executive chair of the Board.

•	No discounted stock options or SARs. All stock option and SAR awards under the 2018 Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant.

•	No repricing of stock options or SARs. The 2018 Plan prohibits any repricing of stock options or SARs for shares or cash without shareowner approval.

•	No tax gross ups. The 2018 Plan does not include any tax gross up provisions.

•	No reloads. The 2018 Plan does not permit the grant of stock option reloads.

52	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Executive Compensation

Shares Available for Issuance under the 2018 Plan

The shares issuable pursuant to awards granted under the 2018 Plan will be shares of class A common stock. The maximum number of shares that may be issued pursuant to awards granted under the 2018 Plan (the “share reserve”) is 26,000,000, subject to adjustment as described below. Any shares granted under the 2015 Plan after December 31, 2017 will reduce the number of shares available for grant under the 2018 Plan. The maximum number of shares that can be issued upon the exercise of incentive stock options is 26,000,000.

Each share issued pursuant to restricted stock, a restricted stock unit, a restricted performance share, a restricted performance unit, an option or a share subject to the exercised portion of a stock appreciation right (regardless of the form of payment of the stock appreciation right) will reduce the share reserve by one share. To the extent that a distribution pursuant to an award is made in cash, the share reserve will not be reduced by the number of shares (if any) subject to the exercised or distributed portion of the award.

If any award granted under the 2018 Plan is forfeited or otherwise expires, terminates or is cancelled without the issuance of the shares in full, the shares covered by such awards (or the forfeited portion thereof) again will be available for use under the 2018 Plan. In addition, if any award granted under the 2015 Plan, the 2012 Omnibus Incentive Compensation Plan, the 2009 Omnibus Incentive Compensation Plan or the United Parcel Service, Inc. Incentive Compensation Plan (collectively, the “prior plans”) is forfeited or otherwise expires, terminates or is cancelled without the issuance of the shares in full, the shares covered by such awards (or the forfeited portion thereof) will be added to and available for use under the 2018 Plan. For the avoidance of doubt, the following shares will count against the shares remaining available for use under the 2018 Plan: (i) shares withheld from an award to satisfy tax withholding requirements; (ii) the full number of shares subject to an option, even if the exercise price is satisfied through net-settlement or by delivering shares to the Company; and (iii) the full number of shares subject to a stock appreciation right (rather than the net number of shares actually delivered upon exercise).

If the 2018 Plan is approved by our shareowners, the Plan will become effective May 10, 2018 and no further awards will be made under any prior plans.

Determination of Number of Shares for the 2018 Plan

The board and the Compensation Committee considered various factors, including potential burn rate, potential dilution or overhang and historical grant practices, in determining the number of shares to be available for issuance under the 2018 Plan.

We actively manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly expressed as a percentage of total shares outstanding and referred to as burn rate. Burn rate is a key measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve. In order to calculate burn rate, we include the number of stock options granted in any given period, plus the number of full value shares earned during the period and divide the total by the weighted average common shares outstanding.

We have calculated the burn rate under the 2012 Plan and the 2015 Plan for the past three years, as set forth in the following table (share numbers rounded and reported in thousands):

				Weighted Average
	Options	Earned Full		Common Shares
Year	Granted	Value Shares	Total	Outstanding	Burn Rate
2017	272,000	4,885,000	5,157,000	871,000,000	0.59%
2016	259,000	6,372,000	6,631,000	883,000,000	0.75%
2015	160,000	6,030,000	6,190,000	901,000,000	0.69%
Three-year average					0.68%

An additional metric that we use to measure the cumulative impact of our equity program is potential dilution or overhang. We calculate this as (A) the number of shares subject to equity awards outstanding but not exercised or settled, plus (B) the number of shares available to be granted, divided by (C) the total common shares outstanding at the end of the year plus A and B. Our potential dilution or overhang as of December 31, 2017 was 3.1% and our three-year average potential dilution or overhang for the three most recently completed years was 3.8%. As of December 31, 2017, the share reserve of 26,000,000 would have resulted in a potential dilution or overhang of 2.9%.

The following are the factors that were material to the evaluation by the board and Compensation Committee in determining acceptable and targeted levels of dilution: competitive data from relevant peer companies, the current and future accounting expense associated with our equity award practices, shareowner feedback and the influence of certain proxy advisory firms. Our equity programs are revisited at least annually and assessed against these and other measures.

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We estimate based on historical grant information that the availability of 26,000,000 shares under the 2018 Plan would provide a sufficient number of shares to enable us to continue to make awards at historical average annual rates for approximately three years. In approving the share pool under the 2018 Plan, the Compensation Committee determined that reserving shares sufficient for three years of new awards at historical grant rates is in line with the practice of our peer companies.

Key Data on Outstanding Equity Awards and Shares Available for Future Awards

The following table summarizes the actual shares outstanding and shares remaining under the prior plans as of December 31, 2017. The table includes information regarding all of our outstanding equity awards and shares available for future awards under our equity plans and equity award agreements as of December 31,

2017 (and without giving effect to this Proposal 2). Our incentive compensation program grants are generally awarded in the first quarter of each year. The closing price of our class B common stock on the NYSE on December 31, 2017 was $119.15.

		Weighted Average Term	Weighted Average
	Outstanding	(in years)	Exercise Price
Outstanding stock options of 12/31/17	1,291,000	6.30	$91.58
Outstanding full-value awards as of 12/31/17	12,258,000
Other outstanding equity awards as of 12/31/2017	–
Shares remaining available for future grant as of December 31, 2017 under 2015 Plan	12,328,000
Proposed shares available for future awards under 2018 Plan (inclusive of shares available under the 2015 Plan)	26,000,000
Number of shares outstanding as of the record date	861,419,052

Any grants made after December 31, 2017 under the 2015 Plan will be counted against and deducted on a share-for-share basis from the share reserve under the 2018 Plan. Upon approval of the 2018 Plan, all shares then remaining available for future awards under the 2015 Plan will be cancelled and no further grants will be made under the 2015 Plan. If for any reason the 2018 Plan is not approved by shareowners, the 2015 Plan reserve shares will not be cancelled and those shares will remain available for grant under the 2015 Plan as currently in effect.

Award Limits

No participant may be granted in any one calendar year:

•	options to purchase more than 600,000 shares;

•	stock appreciation rights with respect to more than 600,000 shares;

•	restricted stock in excess of 600,000 shares and restricted stock units covering more than 600,000 shares;

•	restricted performance shares or restricted performance units with a payout greater than the value of 600,000 shares;

•	awards or other cash awards with a payout greater than the value of 600,000 shares;
•	shares granted or subject to an award greater than 600,000; and

•	dividends or dividend equivalents paid with respect to awards in an amount greater than the value of 600,000 shares.

For awards that cover a period of more than one calendar year, the maximum award limit will be a multiple of the applicable calendar year maximum award limit equal to the number of full and partial calendar years covered by the award.

The award limits are subject to the adjustment provisions discussed below.

Limits on Compensation Paid to Non-Employee Directors

With respect to any single fiscal year, the aggregate compensation that may be granted or awarded to any single non-employee director, including all cash fees and retainers paid during the fiscal year to the non-employee director, in respect of his or her service as a member of the board during such fiscal year, including service as a member or chair of any committee of the board, may not exceed $750,000. For purposes of such limit, the value of awards will be determined based on the aggregate grant date fair value of all awards granted to non-employee director in such fiscal year (computed in accordance with applicable financial reporting rules). The board may make exceptions of this limit for a non-executive chair of the board, as the board may determine in its discretion, provided that any such non-executive chair of the board receiving such additional compensation may not participate in the decision to award such compensation.

54	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Executive Compensation

Minimum Vesting for Equity Awards

Except in the case of an award granted in substitution and cancellation of an award granted by an acquired organization and shares delivered in lieu of fully vested cash awards any, equity-based award granted under the 2018 Plan will have a vesting period of not less than one (1) year from the date of grant; provided, however, that this minimum vesting restriction will not be applicable to equity-based awards not in excess of five percent (5%) of the number of shares available for grant under the 2018 Plan.

For the avoidance of doubt, the foregoing restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award in case of (i)  retirement, (ii) separation from service, (iii) death or (iv) disability.

The treatment of awards in connection with a change in control shall be governed solely in accordance with the terms of Article 14 of the 2018 Plan, as described below.

No Dividends and Dividend Equivalent Rights on Unvested Awards

Neither dividends nor dividend equivalents may be paid with respect to options or SARs. Notwithstanding any other provision of the 2018 Plan to the contrary, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an award is outstanding, then such dividends (or dividend equivalents) will either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied.

Administration and Eligibility

The 2018 Plan is administered by the Compensation Committee, except that the Board of Directors administers the 2018 Plan with respect to non-employee directors of UPS. The Board of Directors also may at any time take on the powers, authority and duties of the Compensation Committee. The Committee generally may delegate its power, authority and duties under the 2018 Plan, except as prohibited by law.

The Compensation Committee determines who among those eligible to participate in the 2018 Plan will be granted awards, determines the amounts and types of awards to be granted,

determines the terms and conditions of all awards, and construes and interprets the terms of the 2018 Plan. Determinations of the Committee are final, binding, and conclusive.

Individuals eligible to receive awards under the 2018 Plan include employees of UPS or a subsidiary or affiliate of UPS, consultants, agents or other service providers to UPS or a subsidiary or affiliate of UPS, and directors of UPS. As of February 9, 2018, 13 directors and approximately 38,000 employees were eligible to receive awards under the 2018 Plan.

Type of Awards

Stock Options

Stock options may be either nonqualified stock options or incentive stock options. The exercise price of any stock option must be equal to or greater than the fair market value of a share on the date the option is granted. The term of a stock option cannot exceed ten years.

A stock option’s terms and conditions, including the number of shares to which the option pertains, exercise price, vesting and expiration of the option, are determined by the Compensation Committee and set forth in an award document.

Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. The exercise price may be paid (a) in cash or its equivalent, (b) by tendering previously acquired shares having an aggregate value at the time of exercise equal to the total exercise price, (c) through a reduction in the number of shares received through the exercise of the option, or (d) by a combination of (a), (b) and (c).

Stock Appreciation Rights (“SARs”)

Freestanding and tandem SARs, or any combination of these forms of SAR, may be granted to participants. A freestanding SAR means a SAR that is granted independently of any stock options. A tandem SAR means a SAR that is granted in connection with a related option, the exercise of which requires forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the tandem SAR similarly is cancelled). Each SAR grant will be set forth in an award document that will specify the grant price, the term of the SAR and such other provisions as the Compensation Committee determines. The term of a SAR cannot exceed ten years.

The grant price of a freestanding SAR will equal at least the fair market value of a share on the date of grant. The grant price of a tandem SAR will equal the exercise price of the related stock option.

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Upon exercise of a SAR, a participant will be entitled to receive payment in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the grant price, by the number of shares with respect to which the SAR is exercised. At the discretion of the Compensation Committee, the payment upon SAR exercise may be in cash, in shares of equivalent value, or in some combination of cash and shares.

Restricted Stock and Restricted Stock Units

Each grant of restricted stock or RSUs will be evidenced by an award document that will specify the period of restriction on transferability, the number of shares (or units tied to the value of shares) granted, and such other provisions as the Compensation Committee will determine, including restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting following the attainment of the performance goals. Restricted stock or RSUs will be forfeited to the extent that a participant fails to satisfy the applicable conditions or restrictions during the period of restriction.

Generally, shares of restricted stock will become freely transferable by the participant after the last day of the applicable period of restriction, and RSUs will be paid in a single lump sum following the close of the applicable period of restriction in the form of cash or in shares (or in a combination of cash and shares) as determined by the Compensation Committee.

Participants holding restricted stock generally have the right to vote the shares during the period of restriction and, unless otherwise provided in the award document, will be credited with regular cash dividends paid with respect to the underlying shares, but not stock dividends. Participants awarded RSUs are not entitled to similar voting rights or dividends (unless, with respect to dividends, otherwise provided in the award document). Any such dividends or dividend equivalents declared with respect to shares of restricted stock and RSUs will be subject to the same vesting conditions as the underlying shares of restricted stock and RSUs. In no event will dividends or dividend equivalents be paid or distributed until the vesting restrictions of the underlying shares of restricted stock and RSUs, as applicable, lapse.

Restricted Performance Units and Restricted Performance Shares

Each RPU will have an initial value established by the Compensation Committee at the time of grant. Each RPS will have an initial value equal to the fair market value of a share on the date of grant. The Compensation Committee will set performance goals, the achievement of which will determine the number and/or value of RPUs and RPSs that are paid to the participant. RPUs and RPSs will be forfeited to the extent that the applicable performance goals are not satisfied during the performance period.

Unless otherwise provided in an award document, payment of earned RPUs or RPSs will be made in a single lump sum following the close of the applicable performance period in the form of cash or in shares (or in a combination thereof), with an aggregate fair market value equal to the value of the earned RPUs or RPSs at the close of the performance period. At the discretion of the Compensation Committee, participants may be entitled to receive dividends or dividend equivalents declared with respect to shares payable with respect to RPUs or RPSs not yet distributed to participants and be entitled to exercise voting rights with respect to RPSs. Any such dividends or dividend equivalents declared with respect to RPUs or RPSs will be subject to the same vesting conditions as the underlying RPUs or RPSs. In no event will dividends or dividend equivalents be paid or distributed until the vesting restrictions of the RPUs or RPSs, as applicable, lapse.

Performance Measures

Section 162(m) of the Internal Revenue Code generally provides that a corporation may not deduct compensation amounts in excess of $1,000,000 paid to any of its named executive officers in any year. Prior to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), this limitation did not apply to options, SARs or awards that were conditioned on the achievement of performance goals if certain requirements were met. The prior plans were designed to allow the Compensation Committee to grant awards that were intended to qualify as performance-based compensation under Section 162(m), although the Compensation Committee reserved the discretion to grant or approve awards or compensation that were not exempt from the deduction limits.

The Tax Act repealed the performance-based compensation exemption under Section 162(m), effective for tax years beginning after December 31, 2017. Accordingly, awards granted under the 2018 Plan will be subject to the deduction limit under Section 162(m). However, while the performance-based compensation exemption is no longer available for new awards, the Compensation Committee may continue to grant awards with performance-based vesting requirements under the 2018 Plan, using performance goals based on performance measures that the Compensation Committee selects in its discretion.

56	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Executive Compensation

Change in Control

Notwithstanding anything to the contrary, the following treatment will apply to outstanding awards in connection with a change in control of the company:

•	Treatment of Time-Based Awards in connection with a Change in Control: With respect to awards that are to become exercisable, nonforfeitable and transferable or earned and payable based solely on the passage of time, the Committee may accelerate exercisability, nonforfeitability and transferability of such “time-based” awards to the changes in control date only if such awards are not assumed or converted in connection with the change in control. “Double trigger” treatment (i.e., a qualifying termination following a Change in Control) will apply to time-based Awards in all other circumstances.
•	Treatment of Performance-Based Awards: With respect to awards that are to become exercisable, nonforfeitable and transferable or earned and payable based on the achievement of one or more objectively determinable performance conditions, the Committee shall only accelerate exercisability, nonforfeitability and transferability of such “performance-based” Awards to the change in control date (x) to the extent of actual achievement of the performance conditions or (y) on a prorated basis for time elapsed in ongoing performance period(s) based on actual or target performance. “Double trigger” treatment will apply to performance-based awards in all other circumstances, subject to the conditions set forth in the preceding sentence.

Clawback of Awards

If an award has been paid to an executive officer or to his or her spouse or beneficiary, and the Compensation Committee later determines that financial results used to determine the amount of that award are materially restated and that the executive officer engaged in fraud or intentional misconduct, UPS will seek repayment or recovery of the award. In addition, the Committee may provide that any participant and/or any award, including any shares subject to or issued under an award, is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by UPS from time to time.

Amendment and Termination

The Compensation Committee has the right to amend or terminate the 2018 Plan at any time. The Committee may amend any award previously granted without the prior written consent of the award holder if such amendment does not adversely affect the award in any material way and may amend any award previously granted with the written consent of the award holder.

Without the prior approval of our shareowners, the 2018 Plan may not be materially amended if shareowner approval is required by law or applicable stock exchange listing requirement,

or if the amendment would increase the number of shares available for awards under the 2018 Plan, or permit options, SARs or similar awards to be repriced, replaced, or regranted through cancellation in exchange for cash or another award, or by lowering the exercise or purchase price of a previously granted award (except in the case of a change in control or for certain adjustments and award substitutions authorized under other provisions of the 2018 Plan as noted in the “Adjustments” section below). In any event, no awards may be granted under the 2018 Plan on or after May 10, 2028.

Adjustments

If UPS effects a subdivision or consolidation of shares of stock or other capital adjustment, the maximum number and class of shares that may be awarded under the 2018 Plan, the number and class of and/or price of shares subject to outstanding awards, and the annual award limits will be adjusted in the same manner and to the same extent as all other shares.

If there are material changes in the capital structure of UPS resulting from the payment of a special dividend, a spin-off,

the sale of a substantial portion of UPS’s assets; a merger or consolidation in which UPS is not the surviving entity, or other extraordinary non-recurring event affecting the capital structure and the value of shares, the Compensation Committee will make equitable adjustments in the maximum number and class of shares that may be awarded under the 2018 Plan, the number and class of and/or price of shares subject to outstanding awards, and the annual award limits, to prevent the dilution or enlargement of the rights of award recipients.

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Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to awards made pursuant to the 2018 Plan are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. The following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with the awards, based on a good faith interpretation of the current federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth any federal tax consequences other than income tax consequences or any state, local or foreign tax consequences that may apply.

Incentive Stock Options (ISOs). An optionee does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and we are not entitled to a federal income tax deduction. ISO holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition, subject to any applicable limitations under Section 162(m) of the Code.

Nonqualified Stock Options (NQSOs). An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. We will receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option, subject to any applicable limitations under Section 162(m) of the Code.

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time of grant of restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.

We will receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income), subject to any applicable limitations under Section 162(m) of the Code.

SARs. A participant who exercises a SAR will recognize ordinary income upon the exercise equal to the amount of cash and the fair market value of any shares received on as a result of the exercise. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the SAR, subject to any applicable limitations under Section 162(m) of the Code.

Other Awards. In the case of an award of RSUs, RPUs, RPSs, or cash, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment. In that taxable year, we would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized, subject to any applicable limitations under Section 162(m) of the Code.

Section 409A. Section 409A of the Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes along with an additional tax equal to 20% of the amount included in income, and interest on deemed underpayments in certain circumstances. While certain awards under the 2018 Plan could be subject to Section 409A, the 2018 Plan has been drafted to comply with the requirements of Section 409A, where applicable.

2018 Plan Benefits

Because benefits under the 2018 Plan will depend on the Compensation Committee’s actions and the fair market value of the shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2018 Plan is approved by the shareowners.

58	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Ownership of Our Securities

Ownership of Our Securities

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of December 31, 2017 as to each person known to us to be the beneficial owner of more than five percent of our class A or class B common stock, based on SEC filings by such persons. Class A shares have ten votes per share and class B have one vote per share. Class A shares are held by employees and retirees and are not publicly traded. As of February 9, 2018 there were 173,305,284 outstanding shares of class A common stock and 688,273,514 outstanding shares of class B common stock.

Name and address	Number of Shares of Class B Stock Beneficially Owned	Percent of Class B Stock
BlackRock Inc.(1) 55 East 52nd Street New York, NY 10055	44,182,201	6.4%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	49,918,396	7.3%

(1)	According to a Schedule 13G/A filed with the SEC on February 8, 2018, BlackRock Inc. has sole voting power with respect to 38,165,463 shares of our class B common stock and sole dispositive power with respect to 44,182,201 shares of our class B common stock.

(2)	According to a Schedule 13G/A filed with the SEC on February 9, 2018, The Vanguard Group has sole voting power with respect to 983,517 shares of our class B common stock, shared voting power with respect to 167,173 shares of our class B common stock, sole dispositive power with respect to 48,793,631 shares of our class B common stock and shared dispositive power with respect to 1,124,765 shares of our class B common stock.

The following table sets forth the beneficial ownership of our class A and class B common stock as of February 9, 2018 by our current directors and nominees, our Named Executive Officers, and all of our directors and executive officers as a group. Ownership is calculated in accordance with SEC rules and regulations.

	Number of Shares Beneficially Owned(1)(2)		Additional Shares in Which the Beneficial Owner Has or Participates in the Voting or		Total Shares Beneficially
Directors and Executive Officers	Class A Shares(3)(4)	Class B Shares	Investment Power(5)		Owned(6)
David P. Abney	397,558	1,452	3,460,520	(7)	3,859,530
Rodney C. Adkins	9,015	0	0		9,015
James J. Barber, Jr.	96,084	75	0		96,159
Michael J. Burns	24,065	0	0		24,065
Alan Gershenhorn	155,270	3,553	0		158,823
Myron A. Gray	192,212	0	0		192,212
William R. Johnson	20,207	160	0		20,367
Candace Kendle	13,421	0	0		13,421
Ann M. Livermore	46,822	0	0		46,822
Rudy H.P. Markham	20,734	0	0		20,734
Franck J. Moison	2,036	0	0		2,036
Richard N. Peretz	62,029	0	0		62,029
Clark T. Randt, Jr.	15,583	0	0		15,583
Christiana Smith Shi	388	0	0		388
John T. Stankey	6,511	0	0		6,511
Carol B. Tomé	24,764	2,936	0		27,700
Kevin M. Warsh	10,816	0	0		10,816
All directors and executive officers as a group (23 persons)	1,349,115	12,676	3,460,520	(7)	4,822,311	(8)

(1)	Includes shares for which the named person has sole voting or investment power or has shared voting or investment power with his or her spouse. Includes shares held by immediate family members as follows: Abney — 26,500; Peretz — 160; Barber— 0; Gershenhorn — 482; Gray — 0; and all directors and executive officers as a group — 27,142. Each named individual disclaims all beneficial ownership of the shares held by immediate family members.

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(2)	Includes shares pledged as follows: Abney — 0; Peretz — 0, Barber— 14,490; Gershenhorn — 0; Gray — 20,497; and all directors and executive officers as a group — 43,635. The aggregate number of shares pledged by directors and executive officers as a group represents significantly less than 1% of our issued and outstanding shares of common stock. Shares pledged by directors and executive officers are not counted for purposes of compliance with our stock ownership guidelines. All of the executive officers that had existing pledges met their stock ownership guidelines after excluding the shares subject to pledge. None of our directors have pledged any shares of UPS stock. As described under “Corporate Governance — Transactions in Company Stock”, we adopted a policy in 2014 prohibiting our directors and executive officers from entering into future pledges of their UPS stock.

(3)	Includes class A shares that may be acquired by directors upon the conversion of RSUs following separation from the UPS Board of Directors. These RSUs are also reported in the additional ownership table below.

(4)	Includes class A shares that may be acquired through stock options exercisable through April 10, 2018 as follows: Abney — 206,504; Peretz — 36,990; Barber — 60,193; Gershenhorn — 60,887; Gray — 83,151; and all directors and executive officers as a group — 534,693.

(5)	None of the individuals listed, nor members of their immediate families, has any direct ownership rights in the shares in this column. See footnotes 7 and 8.

(6)	All directors and executive officers individually and as a group held less than one percent of outstanding shares of each of class A and class B common stock outstanding as of February 9, 2018. Assumes that all options exercisable and RSUs through April 10, 2018 owned by the named individual are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.

(7)	Includes 3,444,484 class A shares and 16,036 class B shares owned by the Annie E. Casey Foundation, Inc., which are considered under SEC rules to be beneficially owned by David Abney because he serves on the Board of Trustees.

(8)	Includes shares owned by the Annie E. Casey Foundation, Inc.

Additional Ownership

Our directors and executive officers hold equity instruments that, in accordance with SEC reporting rules, are not reported in the beneficial ownership table above (with the exception of RSUs for directors) because the named persons do not have the right to acquire beneficial ownership of the underlying shares of common stock within 60 days of February 9, 2018. These equity interests that represent additional financial interests in UPS that are subject to the same market risk as ownership of our common stock. The number of shares of class A common stock to which these equity instruments are equivalent as of February 9, 2018 is as follows.

	Restricted Stock Units(1)	Phantom Stock Units(2)	Restricted Performance Units(3)	Stock Option Deferral Shares(4)	Other Deferred Compensation Plan Shares(5)	Total
David P. Abney	0	0	83,978	18,959	0	102,937
Rodney C. Adkins	9,015	0	0	0	0	9,015
James J. Barber, Jr.	0	0	18,392	4,327	0	22,719
Michael J. Burns	19,217	0	0	0	4,699	23,916
Alan Gershenhorn	0	0	34,498	3,278	4	37,780
Myron A. Gray	0	0	19,009	5,776	39	24,824
William R. Johnson	20,207	0	0	0	0	20,207
Candace Kendle	13,421	0	0	0	0	13,421
Ann M. Livermore	19,217	2,428	0	0	0	21,645
Rudy H.P. Markham	19,217	0	0	0	0	19,217
Franck J. Moison	2,036	0	0	0	0	2,036
Richard N. Peretz	0	0	11,816	7,499	0	19,315
Clark T. Randt, Jr.	15,583	0	0	0	0	15,583
Christiana Smith Shi	388	0	0	0	0	388
John T. Stankey	6,511	0	0	0	0	6,511
Carol B. Tomé	19,217	1,148	0	0	0	20,365
Kevin M. Warsh	10,816	0	0	0	4,425	15,241

(1)	RSUs for directors are also reported in the previous table and are counted toward the total shares beneficially owned. RSUs are bookkeeping units, the value of each of which corresponds to one share of UPS class A common stock. RSUs are granted to non-employee directors on an annual basis. Dividends paid on UPS common stock are added to the director’s RSU balance. Upon termination of the individual’s service as a director, the RSUs convert to class A shares.

(2)	Phantom stock units are bookkeeping units, the value of each of which corresponds to one share of UPS class B common stock. Phantom stock units were granted to non-employee directors pursuant to a deferred compensation program previously provided to non-employee directors. Dividends paid on UPS common stock are added to the director’s phantom stock unit balance. Upon termination of the individual’s service as a director, amounts represented by phantom stock units will be distributed in cash over a time period elected by the recipient.

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Ownership of Our Securities

(3)	RPUs are bookkeeping units, the value of each of which corresponds to one share of UPS class A common stock. We grant RPUs under two programs, the Management Incentive Program and the Long-Term Incentive Performance award program.

(4)	Stock option deferral shares are shares held for the individual in a rabbi trust within the UPS Deferred Compensation Plan. Each individual elected to defer the receipt of these shares rather than acquiring them directly upon the exercise of a stock option.

(5)	Other deferred compensation plan shares are amounts within the UPS Deferred Compensation Plan allocated to UPS common stock. These represent the non-employee directors’ retainer fees that have been deferred and invested in UPS stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own beneficially more than 10% of either our class A or class B common stock to file reports of ownership and changes in ownership of such stock with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC. To our knowledge, based solely on a review of those forms provided to us and any written representations that no other reports were required, for 2017 each of our directors and executive officers complied with all applicable Section 16(a) filing requirements.

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Audit Committee Matters

Proposal 3 — Ratification of Auditors

What am I voting on? Shareowners are asked to ratify the Audit Committee’s appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2018.

Voting Recommendation: The Board of Directors recommends that shareowners vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.

Vote Required: The proposal must be approved by a majority of the voting power of the shares present in person or by proxy.

Deloitte & Touche LLP (“Deloitte”) has been our independent auditor since we became a publicly-traded entity in 1999. Prior to becoming a publicly-traded entity, Deloitte also served as the independent auditor of our privately held parent company since 1969. Deloitte audited our 2017 consolidated financial statements and our internal control over financial reporting. As discussed below, our Audit Committee considers Deloitte to be well qualified and has appointed Deloitte as our independent registered public accounting firm for the year ending December 31, 2018.

This proposal asks you to ratify the appointment of Deloitte as our independent registered public accounting firm for 2018. Although we are not required to obtain such ratification from our shareowners, the Board of Directors believes it is sound corporate governance practice to do so. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment of Deloitte is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of UPS and its shareowners.

A representative of Deloitte is expected to be present at the Annual Meeting of Shareowners, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions by shareowners. The following sections provide additional information about our Audit Committee, its selection of Deloitte, Deloitte’s fees and related matters.

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed solely of independent directors meeting the requirements of applicable SEC and NYSE rules. Each member is financially literate for audit committee purposes under NYSE rules, and the board has concluded that each member qualifies as an audit committee financial expert.

The key responsibilities of the Audit Committee are set forth in its charter, which was approved by the board and is available on the governance section of the UPS investor relations website at www.investors.ups.com. Pursuant to its charter, the Audit Committee’s purposes, duties and responsibilities include:

•	Assisting the board in discharging its responsibilities relating to the accounting, reporting and financial practices of UPS;

•	Overseeing the accounting and financial reporting processes, including reviewing earnings or annual report press releases, overseeing the integrity of UPS’s financial statements and evaluating major financial risks;

•	Having sole authority to appoint, oversee, determine the compensation of and terminate the Company’s independent registered public accounting firm; and
•	Overseeing the Company’s systems of disclosure controls and internal controls, the Company’s compliance with legal and regulatory requirements as well as the Company’s Code of Business Conduct.

Management has primary responsibility for preparing UPS’s financial statements and establishing effective internal control over financial reporting. Deloitte is responsible for auditing those financial statements and UPS’s internal control over financial reporting and expressing an opinion on the conformity of UPS’s audited financial statements with generally accepted accounting principles and on the effectiveness of UPS’s internal control over financial reporting based on criteria established by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee is responsible for appointing the independent registered public accounting firm, understanding the terms of the audit engagement, negotiating the fees for the audit engagement and approving the terms of the audit engagement. In this context, the Audit Committee discussed with Deloitte the terms of the audit engagement, the overall scope and plan for the audit, and the other matters required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB”) auditing standards. The Audit Committee had the opportunity to ask Deloitte questions relating to such matters.

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Audit Committee Matters

The Audit Committee met with management and Deloitte to review and discuss the Company’s audited financial statements and the Company’s internal control over financial reporting. The Audit Committee discussed with management and Deloitte the critical accounting policies applied by UPS in the preparation of its financial statements, the quality, and not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures in the financial statements.

The Audit Committee met with Deloitte and UPS’s internal auditors, in each case with and without other members of management present, to discuss the results of their respective examinations, the evaluations of the Company’s internal control and the overall quality and integrity of the Company’s financial reporting. Additionally, the Audit Committee reviewed UPS’s internal audit plan and the performance, responsibilities, budget and staffing of UPS’s internal auditors.

The Audit Committee met with members of management to discuss the Company’s legal and ethical compliance programs. The Audit Committee also oversaw compliance with and procedures for UPS’s receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other federal securities law matters, including confidential and anonymous submissions of these complaints.

Deloitte has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte that firm’s independence. The Audit Committee also considered whether Deloitte’s provision of non-audit services to UPS was compatible with the independence of the independent registered public accountants. The Audit Committee has established a policy, discussed below, requiring the pre-approval of all audit and non-audit services provided to UPS by Deloitte. The Audit Committee reviewed and pre-approved all fees paid to Deloitte. These fees are described in the next section of this proxy statement.

Based on the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in UPS’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

In addition, as in prior years, the Audit Committee, along with management and UPS’s internal auditors, reviewed Deloitte’s 2017 performance as part of its consideration of whether to appoint Deloitte as UPS’s independent registered public accounting firm for 2018 and to recommend to the board that shareowners ratify this appointment. As part of this review, the Audit Committee considered the continued independence, objectivity and professional skepticism of Deloitte. The Audit Committee also considered, among other things, the length of time that Deloitte has served as UPS’s independent auditors, the breadth and complexity of UPS’s business and its global footprint and the resulting demands placed on its auditing firm in terms of expertise in UPS’s business, external data and management’s perception relating to the depth and breadth of Deloitte’s auditing qualification and experience, the quantity and quality of Deloitte’s staff and global reach, the appropriateness of Deloitte’s fees, the communication and interaction with the Deloitte team over the course of the prior year, PCAOB reports on Deloitte, and the potential impact of changing our independent registered public accounting firm.

The Audit Committee recognized the ability of Deloitte to provide both the necessary expertise to audit UPS’s business and the matching global footprint to audit UPS worldwide, as well as the efficiencies to UPS resulting from Deloitte’s long-standing and deep understanding of our business. The Audit Committee also considered the policies that Deloitte follows with respect to rotation of its key audit personnel, so that there is a new partner-in-charge at least every five years. The Audit Committee is involved in the selection of the new partner-in-charge of the audit engagement when there is a rotation required under applicable rules. Additionally, the Audit Committee considered Deloitte’s focus on independence, their quality control policies, the quality and efficiency of the work performed, and the quality of discussions and feedback sessions. Based on the results of its review, the Audit Committee concluded that Deloitte is independent and that it is in the best interests of UPS and its shareowners to appoint Deloitte to serve as UPS’s independent registered accounting firm for 2018. Consequently, the Audit Committee has appointed Deloitte as UPS’s independent auditors for 2018 and the board is recommending that UPS’s shareowners ratify this appointment.

The Audit Committee

Carol B. Tomé, Chair

Michael J. Burns

Candace Kendle

Rudy H.P. Markham

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Principal Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2017 and 2016 by Deloitte, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates were:

	2017	2016
Audit Fees(1)	$14,608,000	$14,493,000
Audit-Related Fees(2)	$1,234,000	$1,380,000
Total Audit and Audit-Related Fees	$15,842,000	$15,873,000
Tax Fees(3)	$720,000	$592,000
All Other Fees	$0	$0
Total Fees	$16,562,000	$16,465,000

(1)	Consists of fees for the audit of our annual financial statements, internal control attestation procedures, statutory audits of foreign subsidiary financial statements and services associated with securities filings such as comfort letters and consents.

(2)	Consists of fees for employee benefit plan audits, independent service auditors’ reports and accounting consultations.

(3)	Consists of fees for tax compliance work and tax planning and advice services.

Our Audit Committee has established a policy requiring the pre-approval of all audit and non-audit services provided to us by Deloitte. The policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee. The Audit Committee has delegated to its chair the authority to pre-approve permitted services between the Audit Committee’s regularly scheduled meetings, and the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for review by the Audit Committee. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of our independent registered public accounting firm.

64	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Shareowner Proposals

Shareowner Proposals

Proposal 4 — Shareowner Proposal to Prepare an Annual Report on Lobbying Activities

What am I voting on? Whether you want the board to prepare an annual report on UPS lobbying activities.

Voting Recommendation: The Board of Directors recommends that shareowners vote AGAINST this proposal because:

•	UPS is transparent and accountable with respect to lobbying and political activities

•	UPS has been named a top company for political transparency and accountability for seven years in a row

•	UPS protects and promotes shareowner value by participating in the political process

•	The board provides independent oversight of UPS’s lobbying and political activities

Vote Required: The proposal must be approved by a majority of the voting power of the shares present in person or by proxy and entitled to vote.

Shareowner Proposal

Walden Asset Management, One Beacon Street, Boston, MA 02108, has advised us that it is the holder of 229,788 shares of our class B common stock and that it, along with co-proponents whose names, addresses and share ownership will be promptly provided upon oral or written request to the UPS Corporate Secretary at the UPS executive offices, intends to submit the proposal set forth below for consideration at the Annual Meeting.

Whereas, businesses have a recognized legal right to express opinions to legislators and regulators on public policy matters.

We believe in full disclosure of our company’s lobbying activities and expenditures to assess whether our lobbying is consistent with UPS’s expressed goals and in the best interests of shareholders.

Resolved: the shareholders of United Parcel Service (“UPS”) request the Board prepare a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by UPS used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	UPS’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 above

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which UPS is a member.

“Direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or another relevant Board committee and posted on the company’s website.

Shareowner’s Supporting Statement

As shareholders, we encourage transparency and accountability regarding staff time and corporate funds to influence legislation and regulation, both directly and indirectly. We appreciate UPS updating the website’s disclosure on political spending and lobbying but crucial information on UPS’s payments used for lobbying through trade associations is still secret.

UPS spent over $34 million in 2012 to 2016 on direct federal lobbying activities. (Senate Reports). These figures may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition and do not include lobbying expenditures in states that do not require disclosure.

For example, UPS does not disclose or explain to investors its contributions to the highly controversial American Exchange Legislative Council (ALEC) which adopted “model legislation” opposing renewable energy regulations and laws for states. UPS sits on ALEC’s Private Enterprise Board.

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Over 100 companies have left ALEC because of its controversial positions including BP, Coca Cola, General Electric, Google, Johnson & Johnson, McDonalds, Procter & Gamble, Shell, Unilever and Wal-Mart.

UPS is also a member of the Business Roundtable (BRT) which is leading an attack against shareholder rights to file resolutions.

Finally, UPS sits on the Board of the U.S. Chamber of Commerce, which spent approximately $1.4 billion lobbying since 1998. The Chamber has aggressively attacked the EPA on climate change. We urge UPS as a Board member to challenge the Chamber’s negative climate policy.

Response of UPS’s Board

This proposal is unnecessary because of UPS’s already extensive disclosures regarding lobbying and political activities, the oversight provided by the Board of Directors, and the Company’s existing policies. Preparing a special report beyond UPS’s current voluntary and mandatory disclosures is not an efficient use of resources. Additionally, UPS’s shareowners previously rejected this proposal in 2012, 2013, 2014, 2015, 2016 and 2017.

UPS was named a top company for political transparency and accountability seven years in a row.

The Center for Political Accountability Zicklin Index of Corporate Political Accountability and Disclosure ranked UPS among the top of S&P 500 companies for political transparency and accountability in 2017. This is the seventh year that UPS was named as one of the top companies. A copy of the 2017 ranking can be found at www.politicalaccountability.net.

UPS protects and promotes shareowner value by participating in the political process.

UPS’s business is subject to extensive regulation at the federal, state and local levels. We believe that UPS has a responsibility to its shareowners and employees to be engaged in the political process, including lobbying activities. UPS understands that individual shareowners may disagree with one or more positions expressed by certain organizations. In fact, given the variety of business issues in which many trade associations and other groups are engaged, UPS does not necessarily agree with all positions taken by every organization where UPS is a member. In these circumstances, the Company must weigh the utility of continued membership against the consequences of differing positions or opinions.

UPS is transparent and accountable.

UPS complies with all applicable law with respect to disclosing political and lobbying activities and, in some cases, goes beyond what is required. The following examples demonstrate UPS’s commitment to political transparency and accountability:

•	UPS Provides Significant Disclosures about Political Spending: UPS publishes semi-annual reports disclosing the amounts and recipients of any federal and state political contributions and expenditures made with corporate funds in the United States. UPS also discloses any payments to trade associations that receive $50,000 or more from the Company and that use a portion of the payment for political expenditures pursuant to 26 U.S.C. § 162(e)(1) (B). These reports can be found at www.investors.ups.com.As disclosed in our most recent report, UPS did not make any federal or state contributions or non-deductible political payments to covered trade associations during the July 1 –December 31, 2017 time period.
•	UPS Provides Detailed Information About Lobbying Activities: UPS files publicly available federal Lobbying Disclosure Act Reports each quarter. Links to these reports can be found on UPS’s web site at www.investors.ups.com. The reports provide information about expenditures for the quarter, describe the specific pieces of legislation that were the topic of communications, and identify the employees who lobbied on UPS’s behalf. UPS files similar periodic reports with state agencies reflecting state lobbying activities.

The Board provides independent oversight of UPS’s lobbying and political activities.

The President of UPS’s Public Affairs Group regularly reports to the Board of Directors and the Nominating and Corporate Governance Committee regarding UPS’s lobbying and political activities. In addition, the Nominating and Corporate Governance Committee of the Board of Directors, which is composed entirely of independent directors, reviews and approves UPS’s semi-annual political contribution report.

The Board of Directors also monitors UPS’s memberships in trade associations and other tax exempt organizations that engage in lobbying. UPS must often decide whether to participate in a variety of trade associations and other tax exempt organizations that engage in lobbying. The Company may participate when involvement is consistent with specific UPS business objectives. These decisions are subject to board oversight and are regularly reviewed by the Nominating and Corporate Governance Committee.

Furthermore, UPS’s decision-making process for lobbying activities is transparent. UPS’s Public Affairs Group works with senior management on furthering business objectives and on protecting and enhancing long-term shareowner value. This is accomplished by focused involvement at all levels of government. Moreover, the UPS Public Affairs Group must approve all lobbying activities and any payments to trade associations or other tax-exempt organizations that engage in lobbying activities.

Additional lobbying disclosure is unnecessary.

UPS participates in the political process in accordance with good corporate governance practices. The board believes UPS’s lobbying activities are transparent and the adoption of this proposal is unnecessary given the information that is already publicly available. In addition, adoption of this proposal is not an efficient use of resources and will only serve to benefit the limited interests of a small group of shareowners.

66	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Shareowner Proposals

Proposal 5 — Shareowner Proposal to Reduce the Voting Power of Class A Stock from 10 Votes Per Share to One Vote Per Share

What am I voting on? Whether you want the board to take steps to reduce the voting power of the Company’s class A stock from 10 votes per share to one vote per share.

Voting Recommendation: The Board of Directors recommends that you vote AGAINST this proposal because:

•	UPS’s ownership structure has contributed to its long-term success

•	UPS class A shares are widely held with over 154,033 class A shareowners as of February 9, 2018

•	Elimination of this structure will not improve the corporate governance or the long-term financial performance of the Company

Voting Required: The proposal must be approved by a majority of those shares present in person or represented by proxy and entitled to vote.

Shareowner Proposal

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has advised us that he is the holder of not less than 50 shares of our class B common stock and that he intends to submit the proposal set forth below for consideration at the Annual Meeting.

Proposal 5 — Equal Voting Rights for Each Shareholder

RESOLVED: Shareholders request that our Board take steps to ensure that all of our company’s outstanding stock has an equal one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts. This proposal is important because certain shares have super-sized voting power with 10-votes per share compared to the weakling one-vote per share for other shareholders.

With stock having 10-times more voting power our company takes our shareholder money but does not give us in return an equal voice in our company’s management. Without a voice, shareholders cannot hold management accountable. Plus, with the UPS shareholder-unfriendly brand of corporate governance, we had no right to call a special meeting or act by written consent. And we were restricted by provisions mandating an 80%-vote in order to make a certain improvements to our corporate governance.

And to top bad things off our management recently recommended that they get a 3-year holiday on a shareholder say on executive pay vote. The vast majority of Fortune 500 companies recommended an annual say on executive pay vote. It is a costly shame that $4 billion in UPS capital expenditure in 2017 will not reach its full potential due to poor corporate governance. Excellent corporate governance is a cost-effective way to improve company performance.

The weakling voting rights of regular UPS shareholders is a reminder that the S&P 500 .SPX started excluding companies that issue multiple classes of shares, a move that effectively bars Snap Inc. (SNAP) after its decision to offer stock with no voting rights.

“Companies with multiple share class structures tend to have corporate governance structures that treat different shareholder classes unequally with respect to voting rights and other governance issues,” the index provider said. In regard to SNAP’s 2017 initial public offering, some investors were taken aback by the company’s unusual decision to offer new investors a class of common stock with no voting rights.

FTSE Russell said it planned to exclude SNAP from its stock indexes. The decision likely means that funds like the $243 billion SPDR S&P 500 ETF will not buy SNAP stock any time soon.

Although the weakling voting rights of regular UPS shareholders are not as bad as SNAP – SNAP is a reminder of a toughening stance by index firms and investors who increasingly emphasize the importance of excellent corporate governance.

Please vote to improve our corporate governance:

Equal Voting Rights for Each Shareholder — Proposal 5

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Response of UPS’s Board

UPS has a unique employee ownership culture that has helped it grow and thrive over the last 110 years. Current and former employees and their families have been the primary shareowners of the Company since its founding in 1907. This culture was instilled in the company by UPS founder Jim Casey who always urged his partners to run their centers and departments like their own small business. Our employee ownership culture creates a significant incentive for our employees to help facilitate UPS’s long-term success.

The Company’s current ownership structure, which has been in place since UPS became a public company in 1999, includes class A and class B common stock. The class A shares are held by current and former UPS employees and their families, many of whom owned UPS shares before the Company’s initial public offering. The Company’s class B shares are publicly traded. Class A shareowners are entitled to 10 votes per share and class B shareowners are entitled to one vote per share.

“The basic principle which I believe has contributed more than any other to the building of our business as it exists today . . . is the ownership of our company by the people employed in it. Jim Casey, UPS Plant Managers Conference, 1955”

UPS’s ownership structure has contributed to its long-term success.

Our ownership structure allows the Company to pursue long-term growth strategies and avoid the drawbacks associated with excessive emphasis on short-term goals. In this regard, the interests of UPS employees and class B shareowners are aligned. Management is able to run the Company with a sense of purpose by focusing on sustainable value creation that benefits all of the Company’s constituents. We believe that the benefits of our ownership structure are reflected in various financial metrics used to measure UPS, especially when compared with our competitors.

Our class A shareowners’ interests go well beyond UPS’s current stock price and focus on the long-term success of the Company. Since its humble beginnings in 1907, UPS has become the world’s largest package delivery company, a leader in the U.S. less-than-truckload industry and the premier provider of global supply chain management solutions. We owe our success, to a significant degree, to the commitment our ownership structure inspires in our employee owners.

UPS Class A shares are widely held.

The board strongly disagrees with this proposal’s characterization of UPS’s ownership structure. Some companies maintain multiple classes of stock in order to concentrate voting power with a limited number of people (such as company founders) who have unique interests that may not necessarily align with those of other shareowners. In contrast, UPS’s class A shares are widely held by current and former employees, from hourly employees to executive officers. In fact, there were over 154,000 holders of class A shares as of February 9, 2018.

Elimination of this structure will not improve the corporate governance or the long-term financial performance of the Company

Finally, UPS’s ownership structure should be considered in light of our strong corporate governance practices, as discussed beginning on page 10 of our proxy statement. All but one UPS director nominee is independent, all UPS directors are elected annually by a majority of votes cast in uncontested director elections, only independent directors serve on the board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee, and we have an independent lead director. In addition, the board proactively adopted a proxy access bylaw as part of its ongoing commitment to strong corporate governance practices following thoughtful discussions with shareowners through the Company’s long-standing outreach program.

For the reasons discussed above, the board believes that UPS’s ownership structure continues to be in the best interests of the Company and its shareowners. Elimination of this structure will not improve the corporate governance or the long-term financial performance of the Company. The board also believes that our shareowners agreed with this assessment when they rejected similar proposals at our Annual Meeting of Shareowners in 2013, 2014, 2015, 2016 and 2017.

Proposal 6 — Integrate Sustainability Metrics into Executive Compensation

What am I voting on? Whether you want the board to prepare a report assessing the feasibility of integrating sustainability metrics into executive compensation.

Voting Recommendation: The Board of Directors recommends that you vote AGAINST this proposal because:

•	UPS is widely recognized for its sustainability practices.

•	The Compensation Committee carefully considers the appropriate metrics for the company’s incentive compensation programs.

•	Sustainability performance already impacts executive compensation.

Voting Required: The proposal must be approved by a majority of those shares present in person or represented by proxy and entitled to vote.

68	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Shareowner Proposals

Shareowner Proposal

Zevin Asset Management, 11 Beacon Street, Suite 1125, Boston, MA 02108, has advised us that it intends to submit the proposal set forth below for consideration at the Annual Meeting on behalf of the Merrily Lovell 2007 Trust, holder of 400 shares of our class B common stock.

RESOLVED: Shareholders request the Board Compensation Committee prepare a report assessing the feasibility of integrating sustainability metrics into the performance measures of senior executives under the Company’s compensation incentive plans. Sustainability is defined as how environmental and social considerations, and related financial impacts, are integrated into corporate strategy over the long term.

Shareowner’s Supporting Statement

Effectively managing for sustainability offers positive opportunities for companies and should be a key metric by which executives are judged.

Linking sustainability metrics to executive compensation could reduce risks related to sustainability underperformance, incent employees to meet sustainability goals and achieve resultant benefits, and increase accountability. Examples of metrics relevant to our Company could include: energy/fuel efficiency, renewable energy goals, diversity goals, customer satisfaction scores, worker health and safety, and greenhouse gas emissions.

WHEREAS: Numerous studies suggest companies that integrate environmental, social and governance (ESG) factors into their business strategy reduce reputational, legal and regulatory risks and improve long-term performance.

UPS has taken steps to address ESG issues and has developed a set of corporate sustainability goals. However, our Company has not explicitly linked sustainability goals with senior executive incentives. Investors seek clarity on how UPS drives sustainability improvement and how that strategy is supported by C-Suite accountability. Integrating sustainability into executive compensation assessments would enhance UPS’s approach.

A large and diverse group of companies has integrated sustainability metrics into executive pay incentive plans, among them Alcoa, Unilever, PepsiCo, Walmart, and Danone.

The 2016 Glass Lewis report In-Depth: Linking Compensation to Sustainability finds a “mounting body of research showing that firms that operate in a more responsible manner may perform better financially . . . Moreover, these companies were also more likely to tie top executive incentives to sustainability metrics.”

A 2015 Harvard Business School study of S&P 500 executives’ pay packages found a positive relationship between the presence of explicit incentive compensation for corporate social responsibility (CSR) and firms’ social performance (Hong, et al, 2015).

A 2012 guidance issued by the United Nations Principles for Responsible Investment and the UN Global Compact found “the inclusion of appropriate Environmental, Social and Governance (ESG) issues within executive management goals and incentive schemes can be an important factor in the creation and protections of long-term shareholder value.”

A 2011 study of 490 global companies found that including sustainability targets in compensation packages was sufficient to encourage sustainable development.

The increasing incorporation of sustainability metrics into executive pay evaluative criteria stems from the growing recognition that sustainability strategies can drive growth, and enhance profitability and shareholder value.

According to the largest study of CEOs on sustainability to date (“CEO Study on Sustainability 2013,” UN Global Compact and Accenture):

•	76 percent believe embedding sustainability into the core business will drive revenue growth and new opportunities.

•	86 percent believe sustainability should be integrated into compensation discussions, and 67 percent report they already do.

Response of UPS’s Board

Integrating sustainability metrics into our senior executives’ compensation performance measures is unnecessary and not in the best interests of the company or its shareowners. UPS’s senior executives already effectively manage for sustainability and are highly motivated to meet the company’s sustainability goals. In fact, after we achieved many of our previous sustainability goals with a 2016 target date, we set more challenging goals around topics most important to the environment, our workforce, and communities around the world.

Achieving these new goals – including a goal to reduce our absolute greenhouse gas emissions by 12% across our global ground operations by 2025 – will not be easy. We are pushing ourselves with longer-term targets that support our sustainability vision and reinforce our commitment to create innovative solutions for global sustainability challenges. It is also important to note that these ambitious goals were set at a time when our carbon footprint would be expected to increase due to the rapid growth in e-commerce volume, which is requiring us to expand

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our physical network around the world. Integrating sustainability metrics into incentive compensation plans will not improve sustainability performance or improve long-term shareowner value at UPS.

UPS is widely recognized for its sustainability practices.

UPS is committed to sustainable business practices and transparent sustainability reporting. We published our first Corporate Sustainability Report in 2003, and we continue to lead the way with the adoption of new sustainability reporting standards. Our strategy for driving sustainability improvements is explained in great detail in our Corporate Sustainability Report (www.ups.com/sustainabilityreport). And we have been repeatedly recognized for our sustainability leadership, including the following:

•	Listed on the Dow Jones Sustainability World Index (DJSIWorld) for the fifth consecutive year and the Dow Jones Sustainability North America Index for the 13th straight year. The highly-regarded indices evaluate companies on their sustainability performance and positions UPS in the top 10 percent of sustainability performers among the 2,500 largest companies tracked in the S&P Global Broad Market.

•	Recognized by the Ethisphere Institute as a World’s Most Ethical Company for the eleventh consecutive year. The Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices, honored UPS in the Logistics & Transportation category.

•	Presented with the U.S. Environmental Protection Agency (EPA) SmartWay Excellence award two years in a row. The award recognizes outstanding environmental performance and leadership.

•	Achieved a score of 100% on the Carbon Disclosure Project’s (CDP) Carbon Disclosure Leadership Index (CDLI) for the second consecutive year, and was named on the S&P 500 CDLI for the 5th straight year.

•	Named one of America’s Most JUST Companies by Forbes and JUST Capital, for the second consecutive year. The JUST 100 ranks the largest publicly traded corporations in the United States on the issues Americans care about most, including leadership and ethics, worker well-being, job creation, supporting communities, supply chain impact, customer treatment, environmental impact, and more.

•	Chosen by CR Magazine as one of “100 Best Corporate Citizens” for the eighth consecutive year.

•	Named to the “Civic 50” by Points of Light for being one of the most community-minded companies in the nation for the third time.

The Compensation Committee carefully considers the appropriate metrics for the company’s incentive compensation programs.

The Compensation Committee works carefully with their independent advisors to set appropriate metrics for the company’s incentive compensation programs. The Compensation Committee seeks to optimize the profitability and growth of our company through annual and long-term incentives which are consistent with our goals and which link the senior executive compensation to the value of our common stock. This approach aligns the interests of senior executives more closely with those of our shareowners, promotes excellence in individual performance, and encourages teamwork among our employees. Integrating sustainability metrics into the process will not improve the already close alignment between senior executives and our shareowners’ interests.

“As we build the smart logistics network of the future, we must stay disciplined to ensure these investments are made responsibly and sustainably, so our customers and our communities grow along with us. – David Abney UPS 2016 Corporate Sustainability Report”

Sustainability performance already impacts executive compensation.

Each year, the Chief Executive Officer assesses the Named Executive Officers and provides feedback to the Compensation Committee. In addition, the Compensation Committee evaluates the Chief Executive Officer’s performance on an annual basis and discusses the results with the full Board of Directors. One area included in these evaluations is whether the Company and its operating regions contribute appropriately to the well-being of their communities and industries.

The Compensation Committee considers the results of these assessments when approving annual incentive compensation for the executive officers, including the CEO. As a result, sustainability performance already impacts individual executive compensation in the annual incentive compensation process. The Compensation Committee does not believe that introducing additional sustainability metrics into the executive compensation evaluation is appropriate at this time.

Furthermore, the efficiency of our global logistics network drives both business success and environmental impact. In 2016, fuel costs represented 3.8 percent of our total operating expense. Reducing the number of miles driven and time spent delivering a shipment can translate into energy savings and lower emissions. By improving the fuel and emissions efficiency of our business, we save costs and reduce environmental impact.

Even as business volume grows, we are seeking to slow the growth of fuel use and GHG emissions. This link between environmental impact and cost provides significant motivation to our senior executives to improve sustainability performance without the need to integrate additional sustainability metrics into our incentive compensation programs.

70	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Important Information About Voting at the 2018 Annual Meeting

Important Information About Voting at the 2018 Annual Meeting

What is included in the proxy materials, and why am I receiving them?

The proxy materials for our Annual Meeting of Shareowners include this Proxy Statement and notice of the 2018 Annual Meeting, as well as our 2017 Annual Report. If you received paper copies of these materials, you also received a proxy card or voting instruction form. We began distributing the Proxy Statement, Annual Meeting notice and proxy card, or a Notice of Internet Availability of Proxy Materials (the “Notice”), on March 16, 2018.

When you vote you appoint each of David P. Abney and Norman M. Brothers, Jr. to vote your shares at the Annual Meeting as you have instructed them. If a matter that is not on the form of proxy is voted on, then you appoint them to vote your shares in accordance with their best judgment. This allows your shares to be voted whether or not you attend the Annual Meeting.

Why did some shareowners receive a Notice of Internet Availability of Proxy Materials while others received a printed set of proxy materials?

We are allowed to furnish our proxy materials to requesting shareowners over the Internet, rather than by mailing printed copies, so long as we send them a Notice. The Notice tells how to access and review the Proxy Statement and Annual Report and vote over the Internet at www.proxyvote.com. If you received the Notice and would like to receive printed proxy materials, follow the instructions in the Notice.

If you received printed proxy materials you will not receive the Notice, but you may still access our proxy materials and submit your proxy over the Internet at www.proxyvote.com.

Can I receive future proxy materials and annual reports electronically?

Yes. This Proxy Statement and the 2017 Annual Report are available on our investor relations website at www.investors. ups.com. Instead of receiving a Notice or paper copies of the proxy materials in the mail, shareowners can elect to receive emails that provide links to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will reduce costs and the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

If you are a shareowner of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to www.icsdelivery.com/ups and following the prompts. If you hold class B shares through a bank or broker, please refer to your voting instruction form, the Notice or other information provided by your bank or broker for instructions on how to elect this option.

Who is entitled to vote?

Holders of our class A common stock and our class B common stock at the close of business on March 12, 2018 are entitled to vote. This is referred to as the “Record Date”.

A list of shareowners entitled to vote at the Annual Meeting will be available in electronic form at the Annual Meeting on May 10, 2018 and will be accessible in electronic form for ten days prior to the meeting at our principal place of business, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, and at the offices of Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware 19899, between the hours of 9:00 a.m. and 5:00 p.m.

To how many votes is each share of common stock entitled?

Holders of class A common stock are entitled to 10 votes per share. Holders of class B common stock are entitled to one vote per share. On the Record Date, there were 172,730,076 shares of our class A common stock and 688,688,976 shares of our class B common stock outstanding and entitled to vote.

The voting rights of any shareowner or group of shareowners, other than any of our employee benefit plans, that beneficially owns shares representing more than 25% of our voting power are limited so that the shareowner or group may cast only one one-hundredth of a vote with respect to each vote in excess of 25% of the outstanding voting power.

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How do I vote?

If you hold class B shares through a bank or broker, please refer to your voting instruction form, the Notice or other information forwarded by your bank or broker to see which voting options are available to you. Shareowners of record may vote as described below:

•	In Person. You may vote in person if you attend the Annual Meeting.

•	By Internet. You can vote in advance of the Annual Meeting via the Internet at www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 9, 2018.

•	By Smartphone or Tablet. Scan the QR code on the cover page to vote using your smartphone or tablet any time until 11:59 Eastern Time on May 9, 2018.

•	By Telephone. If you received a proxy card by mail, the toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day at 1-800-690-6903 and will be accessible until 11:59 p.m. Eastern Time on May 9, 2018.

•	By Mail. If you received a proxy card by mail and choose to vote in advance by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

If you hold class A shares in the UPS Stock Fund in the UPS 401(k) Savings Plan, you may vote your shares over the Internet, by telephone, by mail or in person at the Annual Meeting as if you were a registered shareowner.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance. If you vote by Internet or by telephone, you do not need to return your proxy card.

The method you use to vote in advance will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares through a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote at the Annual Meeting.

BENEFICIAL SHAREOWNERS VOTING OPTIONS

If you are a beneficial owner, you will receive instructions from your bank, broker or other nominee that you must follow in order for your shares to be voted. Many of these institutions offer telephone and online voting.

Can I revoke my proxy or change my vote?

Shareowners of record may revoke their proxy or change their vote at any time before the polls close at the Annual Meeting by:

•	submitting a subsequent proxy by Internet, by smartphone or tablet, by telephone or by mail with a later date;

•	sending a written notice to our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328; or

•	voting in person at the Annual Meeting.

If you hold class B shares through a bank or broker, please refer to your proxy card, the Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. A quorum is necessary to hold the Annual Meeting and conduct business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present.

What happens if I do not provide voting instructions or if a nominee is unable to stand for election?

If you sign and return a proxy but do not provide voting instructions, your shares will be voted as recommended by the board.

If a director nominee is unable to stand for election, the board may either reduce the number of directors that serve on the board or designate a substitute nominee. If the board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

72	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Important Information About Voting at the 2018 Annual Meeting

Will my shares be voted if I do not vote by Internet, by smartphone or tablet, by telephone or by signing and returning my proxy card?

If you are a shareowner of record of class A shares or class B shares and you do not vote, then your shares will not count in deciding the matters presented for shareowner consideration at the Annual Meeting.

If your class A shares are held in the UPS Stock Fund in the UPS 401(k) Savings Plan and you do not vote, then the Plan trustee will vote your shares for each proposal in the same proportion as the shares held under the Plan for which voting instructions were received.

If your class B shares are held in street name through a bank or broker, your bank or broker may vote your class B shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting. These circumstances include voting your shares on “routine matters” as defined by NYSE rules related to voting by banks and brokers, such as the ratification of the appointment of our independent registered public accounting firm described in this Proxy Statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The remaining proposals are not considered “routine matters” under NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions, the brokerage firm cannot vote the shares on that proposal. Shares that banks and brokerage firms are not authorized to vote are called “broker non-votes.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy so that your shares will be voted at the Annual Meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions and uninstructed shares on each of the proposals?

Our Bylaws provide for majority voting in uncontested director elections. Therefore, a nominee will only be elected if the number of votes cast for the nominee’s election is greater than the number of votes cast against that nominee. See “Corporate Governance – Majority Voting and Director Resignation Policy” for an explanation of what would happen if more votes are cast against a nominee that for the nominee. Abstentions are not considered votes cast for or against the nominee. For each other proposal to pass, in accordance with our Bylaws, the proposal must receive the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote.

The following table summarizes the votes required for each proposal to pass and the effect of abstentions and uninstructed shares on each proposal.

Proposal		Votes Required for		Uninstructed
Number	Item	Approval	Abstentions	shares
1.	Election of 13 directors	Majority of votes cast	No effect	No effect
2.	Approve the 2018 Incentive Compensation Plan	Majority of the voting power of the shares present in person or by proxy	Same as votes against	No effect
3.	Ratification of independent registered public accounting firm	Majority of the voting power of the shares present in person or by proxy	Same as votes against	Discretionary voting by broker permitted
4. - 6.	Shareowner proposals	Majority of the voting power of the shares present in person or by proxy	Same as votes against	No effect

If an incumbent director nominee does not receive the requisite vote, he or she must offer to resign from the board, and the Board of Directors, through a process managed by the Nominating and Corporate Governance Committee, will decide whether to accept the offer to resign.

What do I need to bring to attend the Annual Meeting in person?

You need proof of your share ownership (such as a recent brokerage statement or a letter from your broker showing that you owned shares of United Parcel Service, Inc. common stock as of the Record Date) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the Annual Meeting.

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What does it mean if I receive more than one Notice, proxy card or voting instruction form?

This means that your shares are registered in different names or are held in more than one account. To ensure that all shares are voted, please vote each account by using one of the voting methods as described above.

When and where will I be able to find the voting results?

You can find the official results of the voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment as soon as they become available.

74	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Other Information for Shareowners

Other Information for Shareowners

Solicitation of Proxies

We will pay our costs of soliciting proxies. Directors, officers and other employees, acting without special compensation, may solicit proxies by mail, email, in person or by telephone. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials and Notice to, and obtaining voting instructions relating to the proxy materials and Notice from, shareowners. In addition, we have retained Georgeson to assist in the solicitation of proxies for the Annual Meeting at a fee of approximately $10,000 plus associated costs and expenses.

Eliminating Duplicative Proxy Materials

We have adopted a procedure approved by the SEC called “householding” under which multiple shareowners who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials or Notice unless we receive contrary instructions from one or more of the shareowners. If you wish to opt out of householding and continue to receive multiple copies of the proxy materials or Notice at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us in writing or by telephone at: UPS Investor Relations, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828- 6059, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials or Notice by notifying us in writing or by telephone at the same address or telephone number.

Proxy Access, Shareowner Proposals and Nominations for Director at the 2019 Annual Meeting

Shareowners who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2019 Annual Meeting of Shareowners must submit their proposals so that they are received by our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328 no later than the close of business on November 19, 2018. Any proposal will need to comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy material.

Shareowner notice of the intent to use proxy access must be delivered by a shareowner to the Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328 not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is more than 30 days before or after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Therefore, any notice of the intent to use proxy access must be delivered to our Corporate Secretary no later than the close of business on November 19, 2018 and no earlier than the close of business on October 20, 2018. However, if the date of our 2019 Annual Meeting occurs more than 30 days before or 30 days after May 10, 2019, the anniversary of the 2018 Annual Meeting, a shareowner notice will be timely if it is delivered to our Corporate Secretary by the later of (a) the close of business on the 120th day prior to the date of the 2019 Annual Meeting and (b) the 10th day following the day on which we first make a public announcement of the date of the 2019 Annual Meeting.

Shareowners who wish to propose business or nominate persons for election to the Board of Directors at the 2019 Annual Meeting of Shareowners, and the proposal or nomination is not intended to be included in our 2019 proxy materials, must provide a notice of shareowner business or nomination in accordance with Article II, Section 10 of our Bylaws. In order to be properly brought before the 2019 Annual Meeting of Shareowners, Article II, Section 10 of our Bylaws requires that a notice of a matter the shareowner wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the shareowner wishes to nominate as a director, must be received by our Corporate Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 150th day prior to the first anniversary of preceding year’s annual meeting. Therefore, any notice intended to be given for a

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proposal or nomination not intended to be included in our 2019 proxy materials must be received by our Corporate Secretary at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328 no later than the close of business on February 9, 2019 and no earlier than the close of business on December 11, 2018. However, if the date of our 2019 Annual Meeting occurs more than 30 days before or 30 days after May 10, 2019, the anniversary of the 2018 Annual Meeting, a shareowner notice will be timely if it is delivered to our Corporate Secretary by the later of (a) the close of business on the 90th day prior to the date of the 2019 Annual Meeting and (b) the 10th day following the day on which we first make a public announcement of the date of the 2019 Annual Meeting.

To be in proper form, a shareowner’s notice must be a proper subject for shareowner action at the Annual Meeting and must include the specified information concerning the proposal or nominee as described in Section 10 of our Bylaws. Our Bylaws are available on the governance page of our investor relations website at www.investors.ups.com.

2017 Annual Report on Form 10-K

A copy of our 2017 Annual Report on Form 10-K, including financial statements, as filed with the SEC may be obtained without charge upon written request to: Corporate Secretary, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328. It is also available on our investor relations website at www.investors.ups.com.

Other Business

Our Board of Directors is not aware of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement. Should any other matter requiring a vote of the shareowners arise, the persons named in the accompanying proxy card will vote in accordance with their best judgment. A proxy granted by a shareowner in connection with the Annual Meeting will give discretionary authority to the named proxy holders to vote on any such matters that are properly presented at the Annual Meeting, subject to SEC rules.

76	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Annex A

ANNEX A

UNITED PARCEL SERVICE, INC.
2018 OMNIBUS INCENTIVE
COMPENSATION PLAN

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TABLE OF CONTENTS

Article 1.	Establishment, Objectives, and Duration	1

1.1	Establishment of the Plan	1
1.2	Objectives of the Plan	1
1.3	Duration of the Plan	1
1.4	Successor Plan	1

Article 2.	Definitions	1

2.1	“2012 Plan”	1
2.2	“2015 Plan”	1
2.3	“Acquired Organization”	1
2.4	“Acquired Plan”	1
2.5	“Affiliate”	1
2.6	“Award”	1
2.7	“Award Document”	1
2.8	“Beneficial Owner” or “Beneficial Ownership”	1
2.9	“Board”or “Board of Directors”	1
2.10	“Cause”	2
2.11	“Change in Control”	2
2.12	“Code”	2
2.13	“Committee”	2
2.14	“Company”	2
2.15	“Director”	2
2.16	“Effective Date”	2
2.17	“Employee”	2
2.18	“ERISA”	2
2.19	“Exchange Act”	2
2.20	“Executive Participant”	2
2.21	“Fair Market Value of a Share”	2
2.22	“409A Guidance”	3
2.23	“Freestanding SAR”	3
2.24	“Good Reason”	3
2.25	“Incentive Stock Option” or “ISO”	3
2.26	“Insider”	3
2.27	“Key Person”	3
2.28	“Non-Employee Director”	3
2.29	“Nonqualified Stock Option” or “NQSO”	3
2.30	“Option”	3
2.31	“Option Price”	3
2.32	“Outside Director”	3
2.33	“Participant”	3
2.34	“Performance Period”	3
2.35	“Period of Restriction”	3
2.36	“Person”	3
2.37	“Prior Plan”	3
2.38	“Restricted Performance Share”	3
2.39	“Restricted Performance Unit” or “RPU”	3
2.40	“Restricted Stock”	4
2.41	“Restricted Stock Unit” or “RSU”	4
2.42	“Retirement”	4
2.43	“Share Reserve”	4
2.44	“Shares”	4
2.45	“Stock Appreciation Right” or “SAR”	4
2.46	“Subsidiary”	4
2.47	“Tandem SAR”	4
2.48	“UPS”	4

i	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Annex A

Article 3.	Administration	4

3.1	General	4
3.2	Authority of the Committee	4
3.3	Delegation	4
3.4	Decisions Binding	4

Article 4.	Shares Subject to the Plan and Maximum Awards	4

4.1	Number of Shares Available for Grants	4
4.2	Maximum Award Limits	5
4.3	Maximum Awards for Non-Employee Directors	5
4.4	Maximum Number of Shares Available for ISOs	5
4.5	Share Counting	5
4.6	Adjustments in Authorized Shares	5
4.7	Increase to Share Reserve	6

Article 5.	Eligibility and Participation	6

5.1	Eligibility	6
5.2	Actual Participation	6

Article 6.	Options	6

6.1	Grant of Options	6
6.2	Award Document	6
6.3	Option Price	6
6.4	Duration of Options	6
6.5	Exercise of Options	6
6.6	Payment	6

Article 7.	Stock Appreciation Rights (SARs)	6

7.1	Grant of SARs	6
7.2	Exercise of Tandem SARs	7
7.3	Exercise of Freestanding SARs	7
7.4	Duration of SARs	7
7.5	Payment of SAR Amount	7

Article 8.	Restricted Stock and Restricted Stock Units (RSUs)	7

8.1	Grant of Restricted Stock or RSUs	7
8.2	Value of RSU	7
8.3	Other Restrictions	7
8.4	Voting Rights	7
8.5	Dividends	7
8.6	Lapse of Restrictions, Payment of RSUs	7

Article 9.	Restricted Performance Shares and Restricted Performance Units (RPUs)	8

9.1	Grant of Restricted Performance Shares or RPUs	8
9.2	Value of Restricted Performance Shares and RPUs	8
9.3	Earning of Restricted Performance Shares and RPUs	8
9.4	Form and Timing of Payment	8
9.5	Dividends	8
9.6	Voting Rights	8

Article 10.	Share and Cash Awards	8

Article 11.	Provisions Applicable to All Awards	8

11.1	Award Document	8
11.2	Minimum Vesting Requirement	8
11.3	Treatment of Dividends and Dividend Equivalents on Unvested Awards	8

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11.4	Termination of Employment/Directorship/Other Relationship	8
11.5	Nontransferability of Awards	9
11.6	Restrictions on Share Transferability	9

Article 12.	Performance-Based Awards	9

12.1	Performance Goals	9
12.2	Performance Measures	9

Article 13.	Rights of Employees/Directors/Key Persons	10

13.1	Employment and Performance of Services	10
13.2	Participation	10

Article 14.	Change in Control	10

14.1	Treatment of Time-Based Awards in connection with a Change in Control	10
14.2	Treatment of Performance-Based Awards	10

Article 15.	Amendment, Modification and Termination	11

15.1	Amendment, Modification and Termination	11
15.2	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events	11
15.3	Awards Previously Granted	11
15.4	Section 409A Compliance	11

Article 16.	Withholding	11

16.1	Tax Withholding	11
16.2	Share Withholding	11

Article 17.	Indemnification	12

Article 18.	Successors	12

Article 19.	Miscellaneous	12

19.1	Number	12
19.2	Severability	12
19.3	Requirements of Law	12
19.4	Securities Law Compliance	12
19.5	Governing Law	12
19.6	Plan Document Controls	12
19.7	Unfunded Arrangement	12
19.8	Custody of Awards Paid in Shares	12
19.9	Awards Granted in Substitution	12
19.10	Repayment of Awards as a Result of Certain Improper Conduct	13
19.11	Section 409A Compliance	13

iii	Notice of Annual Meeting of Shareowners and 2018 Proxy Statement

Annex A

UNITED PARCEL SERVICE, INC.

2018 OMNIBUS INCENTIVE COMPENSATION PLAN

Article 1.	Establishment, Objectives, and Duration

1.1	Establishment of the Plan. United Parcel Service, Inc., a Delaware corporation (hereinafter referred to as “UPS” or the “Company”), hereby establishes an incentive compensation plan to be known as the “United Parcel Service, Inc. 2018 Omnibus Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Restricted Performance Shares, Restricted Performance Units and other Awards. Subject to approval by the Company’s shareowners, the Plan shall become effective as of the Effective Date and shall remain in effect as provided in Section 1.3 hereof.

1.2	Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company’s goals and which link all or a portion of the compensation of Participants to the value of the Company’s Shares and thereby align the interests of Participants more closely with those of the Company’s shareowners; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3	Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 2.16 hereof, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

1.4

Successor Plan. The Plan shall be treated as a successor to the United Parcel Service, Inc. 2012 Omnibus Incentive Compensation Plan (the “2012 Plan”) and the 2015 Omnibus Incentive Compensation Plan (the “2015 Plan” and, together with the 2012 Plan, the “Plans”) and the 2015 Omnibus Incentive Compensation Plan (the “2015 Plan” and, together with the 2012 Plan, the “Plans”) for purposes of the UPS Management Incentive Program, the UPS Long-Term Incentive Program, the UPS Non-employee Director Equity Compensation Program, the UPS International Management Incentive Program and any other program approved by the Committee under the Prior Plans (as defined herein), the terms of which make reference to a successor plan. Except as provided in Section 4.5, any awards granted under a Prior Plan shall remain subject to the terms of the applicable award document and the Prior Plan under which such award was granted, including, for purposes of the transition relief afforded by Section 13601(e)(2) of the Tax Cuts and Jobs Act (December 22, 2017), the terms of the applicable award document and the Prior Plan that were intended to satisfy the Performance-Based Exception (as defined in the Prior Plan).

Article 2.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1	“2012 Plan” shall have the meaning ascribed to such term in Section 1.4.

2.2	“2015 Plan” shall have the meaning ascribed to such term in Section 1.4.

2.3	“Acquired Organization” shall have the meaning ascribed to such term in Section 4.1.

2.4	“Acquired Plan” shall have the meaning ascribed to such term in Section 4.1.

2.5	“Affiliate” means any corporation, partnership, joint venture or other entity in which the Company either directly or indirectly controls at least twenty-five percent (25%) of the voting interest or owns at least twenty-five percent (25%) or more of the value or capital or profits interest of such entity.

2.6	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Restricted Performance Shares, Restricted Performance Units, Shares or cash awards.

2.7	“Award Document” means the document or documents setting forth the terms and provisions applicable to an Award.

2.8	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule13d-3 of the Exchange Act.

2.9	“Board”or “Board of Directors” means the Board of Directors of the Company.

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2.10	“Cause” means (a) for a Director or Key Person, as defined in the Award Document, and (b) for an Employee, except as otherwise provided in the Award Document, that the Company or a Subsidiary or an Affiliate for which an Employee works has determined that (1) the Employee has been insubordinate or refused or failed to carry out the instructions or policies of the Company or the Subsidiary or Affiliate for which the Employee works, or the supervisors or managers to whom the Employee reports; (2) the Employee has engaged in misconduct or negligence in performing the Employee’s duties and responsibilities; (3) the Employee has engaged in conduct which is dishonest, fraudulent or materially injurious to the Company, or the Subsidiary or Affiliate for which the Employee works; (4) the Employee has been indicted for a felony or any crime involving dishonesty, fraud or moral turpitude; and/or (5) the Employee has materially breached the Employee’s employment agreement, if any, or engaged in activity prohibited by any other agreement between the Employee and the Company or the Subsidiary or Affiliate for which the Employee works.

2.11	“Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a)	The consummation of a reorganization, merger, share exchange or consolidation, in each case, where persons who were shareowners of UPS immediately prior to such reorganization, merger, share exchange or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power of the reorganized, merged, surviving or consolidated company’s then outstanding securities entitled to vote generally in the election of directors in substantially the same proportions as immediately prior to the transaction; or a liquidation or dissolution of UPS or the sale of substantially all of UPS’s assets; or

(b)	Individuals who, as of any date (the “Beginning Date”), constitute the Board of Directors (the “Incumbent Board”) and who, as of the end of the two-year period beginning on such Beginning Date, cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the Beginning Date whose election, or nomination for election by UPS’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of UPS, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be considered as though such person were a member of the Incumbent Board.

2.12	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.13	“Committee” means the Compensation Committee of the Board.

2.14	“Company” means UPS.

2.15	“Director” means any individual who is a member of the Board of Directors.

2.16	“Effective Date” means May 10, 2018.

2.17	“Employee” means any employee of the Company, a Subsidiary or an Affiliate. Under no circumstances shall an individual who performs services for the Company, a Subsidiary or an Affiliate, but who is not classified on the payroll of such entity as an employee (for example, an individual performing services for the Company, a Subsidiary or an Affiliate pursuant to a leasing agreement), be treated as an Employee even if such individual qualifies as an “employee” of the Company, a Subsidiary or an Affiliate by virtue of common law principles or the leased employee rules under Code § 414(n). Further, if an individual performing services for the Company, a Subsidiary or an Affiliate is retroactively reclassified as an employee of the Company, Subsidiary or an Affiliate for any reason (whether pursuant to court order, settlement negotiation, arbitration, mediation, government agency (e.g., Internal Revenue Service) reclassification, or otherwise), such reclassified individual shall not be treated as an Employee for purposes of the Plan for any period prior to the actual date (and not the effective date) of such reclassification. Directors who are classified as employees on the payroll of the Company, a Subsidiary or an Affiliate shall be considered Employees under the Plan.

2.18	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.19	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.20	“Executive Participant” means an “executive officer” as defined in Rule 3b-7 under the Exchange Act.

2.21	“Fair Market Value of a Share” means, as of any date, the value of a Share determined as follows:

(a)	The value of a Share shall be equal to the value of a share of the Class B common stock of the Company, as determined in accordance with the following provisions:

(1)	If shares of Class B common stock are listed on any established U.S. stock exchange or a national market system, the closing price for a share of Class B common stock as reported in The Wall Street Journal or such other source as the Committee deems reliable.

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(2)	If shares of Class B common stock are not listed on any established U.S. stock exchange or a national market system, the value of a Share shall be determined by the Committee in its sole and absolute discretion.

(b)	If, for any reason, the value of a Share (as described in (a)) cannot be ascertained or is unavailable for the date in question, the value of a Share may, in the sole and absolute discretion of the Committee, be determined as of the nearest preceding date on which such value can be ascertained under the appropriate method indicated above.

2.22	“409A Guidance” means the regulations and other guidance issued under Code § 409A.

2.23	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7 herein.

2.24	“Good Reason” means (a) for a Director or Key Person, as defined in the Award Document, and (b) for an Employee, except as otherwise provided in the Award Document, the occurrence, without an Employee’s written consent, of either of the following: (1) material diminution in the Employee’s authority, duties or responsibilities from those in effect immediately prior to the Change in Control; or (2) a material reduction in the Employee’s target total direct compensation, including annual base salary, Management Incentive Program and long-term incentive opportunity, from that in effect immediately prior to the Change in Control that is not consistently applied to similar level positions. Notwithstanding the foregoing, a termination of employment shall not be considered for Good Reason unless the Employee provides the Company, or the Subsidiary or Affiliate for which the Employee works, written notice within thirty (30) calendar days of the occurrence of the act or omission giving rise to the Employee’s intention to terminate for Good Reason, detailing the particular act or acts or omission or omissions that constitute the grounds on which the proposed termination for Good Reason is based, and the Company, or the Subsidiary or Affiliate for which the Employee works, fails to correct the breach (if correctable) within thirty (30) calendar days of the date of receipt of such written notice.

2.25	“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code § 422.

2.26	“Insider” means an individual who is, on the relevant date, an officer, Director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.27	“Key Person” means a consultant, agent or other person other than an Employee or a Director who has rendered or will render valuable services to the Company or a Subsidiary or an Affiliate.

2.28	“Non-Employee Director” means any Director who is not also an Employee.

2.29	“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to be treated as an ISO under Code § 422.

2.30	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.31	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.32	“Outside Director” means a member of the Board who is not an employee of the Company or any Subsidiary or Affiliate thereof and who qualifies as a “non-employee director” under Rule 16b-3(b)(3) of the Exchange Act, as amended from time to time.

2.33	“Participant” means an Employee, Director or Key Person who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.34	“Performance Period” means (a) the period during which the Restricted Performance Shares and RPUs granted pursuant to Article 9 are subject to a substantial risk of forfeiture as a result of the failure to satisfy the applicable performance or other conditions and (b) for purposes of Article 12, the period of service to which a performance goal or goals relates.

2.35	“Period of Restriction” means the period during which Restricted Stock and RSUs are subject to a substantial risk of forfeiture, as provided in Article 8.

2.36	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37	“Prior Plan” means the United Parcel Service, Inc. 2015 Omnibus Incentive Compensation Plan, the United Parcel Service, Inc. 2012 Omnibus Incentive Compensation Plan, the United Parcel Service, Inc. 2009 Omnibus Incentive Compensation Plan or the United Parcel Service, Inc. Incentive Compensation Plan, as amended.

2.38	“Restricted Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.39	“Restricted Performance Unit” or “RPU” means an Award of a unit tied to the value of a Share granted to a Participant, as described in Article 9 herein.

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2.40	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.41	“Restricted Stock Unit” or “RSU” means an Award of a unit the value of which at the time of payment is tied to the value of a Share and which is granted to a Participant in accordance with Article 8 herein.

2.42	“Retirement” means (a) the attainment of age 55 with a minimum of 10 years of continuous employment accompanied by the cessation of employment with the Company and all Subsidiaries, (b) the attainment of age 60 with a minimum of 5 years of continuous employment accompanied by the cessation of employment with the Company and all Subsidiaries, or (c) “retirement” as determined by the Committee in its sole discretion.

2.43	“Share Reserve” shall have the meaning ascribed to such term in Section 4.1.

2.44	“Shares” means shares of the Class A common stock of the Company.

2.45	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Article 7 herein.

2.46	“Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company either directly or indirectly controls at least fifty percent (50%) of the voting interest or owns at least fifty percent (50%) of the value or capital or profits interest.

2.47	“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.48	“UPS” means United Parcel Service, Inc., a Delaware corporation.

Article 3.	Administration

3.1	General. The Plan shall be administered by the Committee; provided, however, (a) the Board may at any time take on the powers, authority and duties of the Committee hereunder, and (b) the Board shall have the powers, authority and duties of the Committee with respect to the granting and interpretation of Awards to Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2	Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees, Directors and Key Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement, instrument or other document entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14 and Article 15 herein) amend the Plan or the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

3.3	Delegation. The Board or the Committee may delegate its power, authority and duties as identified herein, except (a) the power and authority to grant Awards to persons required to file reports with respect to the Company pursuant to Section 16(b) of the Exchange Act and (b) as otherwise prohibited by law.

3.4	Decisions Binding. All determinations and decisions made by the Board, the Committee or the Committee’s delegate pursuant to the provisions of the Plan and all related orders and resolutions of the Board, the Committee or the Committee’s delegate shall be final, conclusive and binding on all persons, including the Company, its shareowners, Directors, Employees, Key Persons, and their estates and beneficiaries.

Article 4.	Shares Subject to the Plan and Maximum Awards

4.1	Number of Shares Available for Grants. Subject to adjustment as provided in Article 4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards shall not exceed 26,000,000 Shares, less one Share for every one Share granted under the 2015 Omnibus Incentive Compensation Plan after December 31, 2017 (the “Share Reserve”). Upon effectiveness of the Plan, no further awards will be made under the Prior Plans.

In the event the Company engages in a merger, consolidation, combination, exchange of shares, acquisition or other business transaction with another organization (the “Acquired Organization”) and the terms of such business transaction require the Company or an Affiliate to assume a plan of the Acquired Organization (the “Acquired Plan”), any shares of stock of the Acquired Organization available under the Acquired Plan (as adjusted and converted into Shares in accordance with the terms of the business transaction) shall be available for Awards under the Plan, subject to applicable shareowner approval and stock exchange requirements, unless the terms of the business transaction require such Acquired Plan to be maintained as a separate plan following the completion of the business transaction.

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4.2	Maximum Award Limits. The following maximum limits, as adjusted as provided in Section 4.6 herein, shall apply to Awards made to Participants who are Employees:

(a)	Options. The maximum aggregate number of Shares that are subject to Awards granted in the form of Options in any one calendar year to any one such Participant shall be six hundred thousand (600,000).

(b)	SARs. The maximum aggregate number of Shares that are subject to Awards granted in the form of Stock Appreciation Rights in any one calendar year to any one such Participant shall be six hundred thousand (600,000).

(c)	Restricted Stock or RSUs. The maximum aggregate number of Shares that may be granted in the form of Restricted Stock in any one calendar year to any one such Participant shall be six hundred thousand (600,000). The maximum aggregate number of Shares that are subject to Awards granted in the form of RSUs in any one calendar year to any one such Participant shall be six hundred thousand (600,000).

(d)	Restricted Performance Shares or RPUs. The maximum aggregate number of Shares granted in the form of Restricted Performance Shares in any one calendar year to any one such Participant shall be six hundred thousand (600,000). The maximum aggregate number of Shares that are subject to Awards granted in the form of RPUs in any one calendar year to any one such Participant shall be six hundred thousand (600,000).

(e)	Cash Awards. The maximum aggregate payout with respect to Awards payable in cash (and not limited to the value of a specific number of Shares) granted in any one calendar year to any one such Participant shall be equal to the value of six hundred thousand (600,000) Shares determined as of the date as of which the Award is paid.

(f)	Shares. The maximum aggregate number of Shares that may be granted or subject to an Award (other than an Award of Options, SARs, Restricted Stock, RSUs, Restricted Performance Shares or RPUs) granted in any one calendar year to any one such Participant shall be equal to six hundred thousand (600,000).

(g)	Dividends or Dividend Equivalents. For dividends or dividend equivalents paid with respect to Awards (other than Options or Stock Appreciation Rights), the amount paid to any such Participant in any calendar year shall not exceed the value of six hundred thousand (600,000) Shares determined as of the date payment of such dividends or dividend equivalents is made.

For Awards that cover a period of more than one calendar year, the maximum Award limit shall be a multiple of the applicable calendar year maximum Award limit described in this Section 4.2, which multiple shall be equal to the number of full and partial calendar years covered by the Award. To the extent provided in the Award, an Award denominated in Shares may be settled in cash or an Award denominated in cash may be settled in Shares, subject to the limitations of this Section 4.2.

4.3	Maximum Awards for Non-Employee Directors. Subject to adjustment as provided in Section 4.6, with respect to any single fiscal year, the aggregate compensation that may be granted or awarded to any one Non-Employee Director, including all cash fees and retainers paid during the fiscal year to the Non-Employee Director, in respect of the Director’s service as a member of the Board during such fiscal year, including service as a member or chair of any committee of the Board, shall not exceed $750,000. For purposes of such limit, the value of Awards will be determined based on the aggregate grant date fair value of all Awards granted to the Non-Employee Director in such fiscal year (computed in accordance with applicable financial reporting rules). The Board may make exceptions of this limit for a non-executive chair of the Board, as the Board may determine in its discretion, provided that any such non-executive chair of the Board receiving such additional compensation may not participate in the decision to award such compensation.

4.4	Maximum Number of Shares Available for ISOs. Subject to adjustment as provided in Section 4.6, the maximum aggregate number of Shares that can be issued under the Plan upon the exercise of ISOs is 26,000,000 Shares.

4.5	Share Counting. Each Share issued pursuant to an Award shall reduce the Share Reserve by one (1) Share. To the extent that a distribution pursuant to an Award (or an award under a Prior Plan) is settled in cash, the Share Reserve shall not be reduced by the number of Shares (if any) subject to the exercised or distributed portion of the Award.

The Share Reserve shall not be reduced for Awards that may be settled solely in cash or for any Shares issued in connection with Awards issued in substitution for or the assumption of awards outstanding under an Acquired Plan pursuant to Section 19.9.

4.6	Adjustments in Authorized Shares. If the Company effects a subdivision or consolidation of shares of stock or other capital adjustment, the number and class of Shares which may be delivered under Section 4.1, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and the Award limits set forth in Section 4.2 and 4.3, shall be adjusted in the same manner and to the same extent as all other Shares. If there are material changes in the capital structure of the Company resulting from the payment of a special dividend (other than regular quarterly dividends) or other distributions to shareowners without receiving consideration therefore; the spin-off of a subsidiary; the sale of a substantial portion of the Company’s assets; in the event of a merger or consolidation in which the Company is not the surviving entity; or other extraordinary or non-recurring events affecting the Company’s capital structure and the value of Shares, the Committee shall make equitable adjustments in the number and class of Shares which may be delivered under Section 4.1, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and the Award limits set forth in Sections 4.2 and 4.3, to prevent the dilution or enlargement of the rights of Award recipients.Following any such adjustment, the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing provisions of this Section 4.6, no adjustment shall be made to an Option or SAR to the extent that it causes such Option or SAR to provide for a deferral of compensation subject to Code § 409A and the 409A Guidance.

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4.7	Increase to Share Reserve. If any Shares subject to an Award are forfeited before vesting or any Award otherwise expires, terminates or is cancelled without the issuance of such Shares in full to a Participant, such Shares, to the extent of any such forfeiture, expiration, termination or cancellation, shall again be available for grant under the Plan and be added to the Share Reserve. If, after December 31, 2017, any Shares subject to an award under a Prior Plan are forfeited or such award otherwise expires, terminates or is cancelled without the issuance of Shares in full, then to the extent of such forfeiture, expiration, termination or cancellation, any Shares not issued under such Prior Plan award shall be available for grant under the Plan and be added to the Share Reserve. For the avoidance of doubt, (i) Shares withheld from an Award to satisfy tax withholding requirements will count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a Participant to satisfy tax withholding requirements will not be added to the Plan share reserve; (ii) the full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation); (iii) the full number of Shares subject to a SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise); and (iv) Shares repurchased with proceeds from the payment of the exercise price of an Option shall not be added to the Plan share reserve.

Article 5.	Eligibility and Participation

5.1	Eligibility. Persons eligible to participate in this Plan include all Employees, Directors and Key Persons.

5.2	Actual Participation. Subject to the provisions of the Plan,

(a)	The Committee may from time to time select from all eligible Employees, Directors and Key Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award, and

(b)	Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee, including in connection with any other compensation program established by the Company.

Article 6.	Options

6.1	Grant of Options. Options may be granted to Participants in such number, upon such terms, and at such times as determined by the Committee; provided, however, that ISOs may be granted only to Participants who are Employees of the Company or a Subsidiary that is a “subsidiary” of the Company within the meaning of Code § 424(f).

6.2	Award Document. The Award Document for each Option shall specify whether the Option is intended to be an ISO or a NQSO.

6.3	Option Price. The Option Price for each Option shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date as of which the Option is granted. In addition, the Option Price of any ISO which is granted to an individual who owns more than ten percent (10%) of the voting power of all classes of stock of the Company or any “parent” or “subsidiary” corporation of the Company (within the meaning of Code § 424(e) and (f)) (a “10% Owner”) may not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.

6.4	Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the expiration of the ten-year period beginning on the date of its grant (and no ISO granted to a 10% Owner shall be exercisable later than the expiration of the five-year period beginning on the date of its grant).

6.5	Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6	Payment. Options shall be exercised by the delivery of notice of exercise to the Company (in accordance with the procedures established by the Committee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

Unless otherwise provided under the terms of an Award Document, the Option Price shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate value at the time of exercise equal to the total Option Price, (c) through a reduction in the number of Shares received through the exercise of the Option, or (d) by a combination of (a), (b) and (c). Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall transfer Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

Article 7.	Stock Appreciation Rights (SARs)

7.1	Grant of SARs. SARs may be granted to Participants in such number, upon such terms and at such times as determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of a Tandem SAR shall equal the Option Price of the related Option.

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7.2	Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Upon exercise of a Tandem SAR as to all or some of the Shares subject to such Award, the related Option shall be automatically canceled to the extent of the number of Shares subject to the exercise. Conversely, if the related Option is exercised as to some or all of the Shares subject to such Award, the Tandem SAR shall automatically be canceled to the extent of the number of Shares subject to the exercise of the related Option.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR shall not exceed one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3	Exercise of Freestanding SARs. Subject to Section 7.1, Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4	Duration of SARs. The term of a SAR shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.5	Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying

(a)	the difference between the Fair Market Value of a Share on the date of exercise over the grant price, by

(b)	the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Document pertaining to the grant of the SAR.

Article 8.	Restricted Stock and Restricted Stock Units (RSUs)

8.1	Grant of Restricted Stock or RSUs. Restricted Stock or RSUs may be granted to Participants in such amounts, upon such terms and at such times as determined by the Committee.

8.2	Value of RSU. Each RSU shall have a value at the time of payment equal to the Fair Market Value of one Share as of such date.

8.3	Other Restrictions. The Committee shall impose such other conditions and/or restrictions on Restricted Stock or RSUs as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting following the attainment of the performance goals. Restricted Stock or RSUs shall be forfeited to the extent that a Participant fails to satisfy the applicable conditions or restrictions during the Period of Restriction.

The Company may retain possession of Shares of Restricted Stock until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

8.4	Voting Rights. Participants holding Restricted Stock shall have the right to exercise full voting rights with respect to Restricted Stock during the Period of Restriction, unless otherwise provided in the Award Document.

8.5	Dividends. During the Period of Restriction, (a) Participants holding Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held, but stock dividends or other non-cash distributions shall be subject to the same restrictions as the Restricted Stock, and (b) Participants awarded RSUs shall not be entitled to any dividends or dividend equivalents declared with respect to Shares; provided that any such dividends or dividend equivalents declared with respect to such Restricted Stock or RSUs shall be subject to the same vesting conditions as the underlying Restricted Stock or RSUs. In no event shall dividends or dividend equivalents be paid or distributed until the vesting restrictions of the underlying Restricted Stock or RSUs, as applicable, lapse. The Committee may apply any additional restrictions to dividends and dividend equivalents that the Committee deems appropriate.

8.6	Lapse of Restrictions, Payment of RSUs. Except as otherwise provided in the Award Document, Shares subject to a Restricted Stock Award shall become freely transferable by the Participant as soon as practicable after the end of the applicable Period of Restriction. Except as otherwise provided in the Award Document, RSUs shall be paid in a single lump sum following the end of the applicable Period of Restriction in the form of cash or in Shares (or in a combination thereof) as determined by the Committee and set forth in the Award Document.

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Article 9.	Restricted Performance Shares and Restricted Performance Units (RPUs)

9.1	Grant of Restricted Performance Shares or RPUs. Restricted Performance Shares and RPUs may be granted to Participants in such amounts, upon such terms and at such time as determined by the Committee.

9.2	Value of Restricted Performance Shares and RPUs. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Restricted Performance Shares or RPUs that will be paid out to the Participant; provided, however, that the value of a Restricted Performance Share or an RPU at the time of payment shall not exceed the value of a Share on the date as of which the Restricted Performance Share or RPU is paid. Restricted Performance Shares or RPUs may be granted following the satisfaction of certain performance goals and may be subject to such other restrictions, for example, service restrictions, as the Committee shall determine.

9.3	Earning of Restricted Performance Shares and RPUs. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Restricted Performance Shares or RPUs shall be entitled to receive a payment based on the number and value of Restricted Performance Shares or RPUs earned by the Participant over the Performance Period to be determined as a function of the extent to which the corresponding performance goals or other conditions applicable to such Award have been achieved. Restricted Performance Shares or RPUs shall be forfeited to the extent that a Participant fails to satisfy the applicable performance goals or other conditions during the Performance Period.

9.4	Form and Timing of Payment. Except as otherwise provided in the Award Document, payment of earned Restricted Performance Shares or RPUs shall be made in a single lump sum following the close of the applicable Performance Period in the form of cash or in Shares (or in a combination thereof) as determined by the Committee and set forth in the Award Document which have an aggregate Fair Market Value equal to the value of the earned Restricted Performance Shares or RPUs at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

9.5	Dividends. At the discretion of the Committee and as provided in the Award Document, Participants may be entitled to receive dividends or dividend equivalents declared with respect to Shares payable with respect to Restricted Performance Shares or RPUs not yet distributed to Participants; provided, that any such dividends or dividend equivalents declared with respect to Restricted Performance Shares or RPUs shall be subject to the same vesting conditions as the underlying Restricted Performance Shares or RPUs. In no event shall dividends or dividend equivalents be paid or distributed until the vesting restrictions of the underlying Restricted Performance Shares or RPUs, as applicable, lapse.

9.6	Voting Rights. Participants may, at the discretion of the Committee and as provided in the Award Document, be entitled to exercise their voting rights with respect to Restricted Performance Shares.

Article 10.	Share and Cash Awards

Shares (other than Restricted Stock described in Article 8 and Restricted Performance Shares described in Article 9) may be granted and cash may be paid to or for the benefit of Participants in such amounts, upon such terms and at such times as determined by the Committee.

Article 11.	Provisions Applicable to All Awards

11.1	Award Document. Each Award shall be evidenced by an Award Document that shall specify the terms of the Award, including without limitation, the type of the Award, the Option Price or grant price, if any, the number of Shares subject to the Award, the duration of the Award and such other provisions as the Committee shall determine.

11.2	Minimum Vesting Requirement.

(a)	Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any substitution award under Section 19.9 and Shares delivered in lieu of fully vested cash Awards); provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.6).

(b)	For the avoidance of doubt, the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of an Award in case of a Participant’s (i) retirement, (ii) separation from service, (iii) death or (iv) disability. (The treatment of Awards in connection with a Change in Control shall be governed solely in accordance with the terms set forth in Article 14 hereof.)

11.3	Treatment of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

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11.4	Termination of Employment/Directorship/Other Relationship. Each Award Document shall set forth the extent to which the Participant shall have any rights with respect to such Award following termination of the Participant’s employment or directorship or other relationship with the Company and its Subsidiaries and Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Document, need not be uniform among all Awards, and may reflect distinctions based on the reasons for termination.

11.5	Nontransferability of Awards. Except as otherwise provided in the applicable Award Document, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option or SAR, such Option or SAR may be exercised by such Participant’s legal guardian or legal representative. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option or SAR if the Participant is incapacitated shall be determined in accordance with the Company’s short-term or long-term disability policies as in effect from time to time. For the avoidance of doubt, any permitted transfer shall be without consideration.

11.6	Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to an Award as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. For the avoidance of doubt, any permitted transfer shall be without consideration.

Article 12.	Performance-Based Awards

12.1	Performance Goals. The Committee is authorized to grant any Award under this Plan with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee, including but not limited to the performance measures set forth in Section 12.2 hereof.

Performance goals may be based on one or more of the performance measures set forth in Section 12.3 that apply to the Participant, a business unit, a Subsidiary or the Company as a whole.

12.2	Performance Measures. One or more of the following performance measure(s) may be used to establish performance goals for performance-based Awards:

(a)	Earnings per share;

(b)	Net income (before or after taxes);

(c)	Return measures, including, but not limited to:

(1)	Return on assets;

(2)	Return on equity;

(3)	Return on operating capital;

(4)	Return on invested capital; and

(5)	Return on sales;

(d)	Cash flow return on investments which equals net cash flows divided by owners equity;

(e)	Earnings before or after taxes, interest and depreciation;

(f)	Gross revenues;

(g)	Share price;

(h)	Shareowner return;

(i)	Pretax profit;

(j)	Economic Value Added;

(k)	Volume growth;

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(l)	Package flow technology;

(m)	Successfully integrating acquisitions;

(n)	Reducing non-operations expenses;

(o)	Other operating efficiency measures or ratios;

(p)	Operating income;

(q)	Return on capital;

(r)	Return on capital employed;

(s)	Pre-tax income margin; and/or

(t)	Any other objective or subjective metric established by the Committee with respect to an Award.

Any one or more of the performance measures may be used on an individual or aggregate basis, and on an absolute or relative basis to measure the performance of the Participant, the Company, one or more Affiliates or any divisional or operational unit(s) of the Company or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the performance measures may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

In determining attainment of performance goals, the Committee may exclude the effect of one or more events, including without limitation. unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items, foreign currency gains and losses and the cumulative effect of tax and accounting changes, each determined in accordance with GAAP (to the extent applicable) and/or as identified in the financial statements, notes to the financial statement or discussion and analysis of management.

Committee Certification. The Committee must certify in writing prior to payment of, or such other event that results in the inclusion of income (for example, the vesting of Restricted Stock) from, a performance-based Award that the performance goals and any other material terms of the Award were in fact satisfied. Approved written minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

Article 13.	Rights of Employees/Directors/Key Persons

13.1	Employment and Performance of Services. Nothing in the Plan shall interfere with or limit in any way the right of the Company, a Subsidiary or an Affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company, a Subsidiary or an Affiliate. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s services at any time, nor confer upon any Participant any right to continue performing services for the Company, a Subsidiary or an Affiliate.

13.2	Participation. No Employee, Director or Key Person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 14.	Change in Control

Notwithstanding anything to the contrary in the Plan, in connection with a Change in Control:

14.1	Treatment of Time-Based Awards in connection with a Change in Control: With respect to Awards that are to become exercisable, nonforfeitable and transferable or earned and payable based solely on the passage of time, the Committee shall accelerate exercisability, nonforfeitability and transferability of such “time-based” Awards to the effective date of the Change in Control only if such Awards are not assumed or converted in connection with the Change in Control. “Double trigger” treatment (i.e., a qualifying termination following a Change in Control) as determined by the Committee or as set forth in an Award Agreement will apply to time-based Awards in all other circumstances.

14.2	Treatment of Performance-Based Awards: With respect to Awards that are to become exercisable, nonforfeitable and transferable or earned and payable based on the achievement of one or more objectively determinable performance conditions, the Committee shall only accelerate exercisability, nonforfeitability and transferability of such “performance-based” Awards to the effective date of the Change in Control (x) to the extent of actual achievement of the applicable performance conditions or (y) on a prorated basis for time elapsed in ongoing performance period(s) based on target or actual level achievement. “Double trigger” treatment as determined by the Committee will apply to performance-based Awards in all other circumstances, subject to the same conditions set forth in the immediately-preceding sentence.

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Article 15.	Amendment, Modification and Termination

15.1	Amendment, Modification and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareowner approval is required by law, regulation or applicable listing requirement of any stock exchange upon which the Company’s Class B common stock is then listed; provided, further, however, that notwithstanding any other provision of the Plan or any Award Document, no such alteration, amendment, suspension or termination shall be made without the approval of the shareowners of the Company if the alteration, amendment, suspension or termination would:

(a) increase the number of Shares available for Awards under the Plan, except as provided in Article 4 hereof; or

(b) except as provided in Section 4.6 or in connection with a Change in Control, permit Options, SARs or other stock-based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation in exchange for cash or another Award, or by lowering the Option Price of a previously granted Option or the grant price of a previously granted SAR, or the purchase price of any other stock-based Award; or

(c) alter the minimum vesting requirement (as specified in Section 11.2), the prohibition on payment of dividends on unvested Awards (as specified in Section 11.3), or the treatment of outstanding Awards on a Change in Control (as specified in Article 14).

15.2	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Article 14 and this Article 15, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.6 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

15.3	Awards Previously Granted. Except for the Committee’s right pursuant to Section 14.3 hereof to terminate, amend, or modify Article 14 and Section 2.11 hereof at any time and from time to time prior to the date of a Change in Control, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the prior written consent of the Participant to whom the Award was made or the Participant’s proper assignee. The Committee may amend any Award previously granted without the prior written consent of the Participant if such amendment does not adversely affect the Award in any material way and may amend any Award previously granted with the written consent of the Participant.

15.4	Section 409A Compliance. Notwithstanding any other provision of this Article 15, no adjustment described in Section 15.2 (unless the Committee determines otherwise at the time such adjustment is considered) and no termination, amendment, or modification of the Plan shall (a) impermissibly accelerate or postpone payment of an Award subject to Code § 409A and the 409A Guidance, (b) cause an Option or SAR to provide for a deferral of compensation subject to Code § 409A and the 409A Guidance, or (c) apply to any Award that otherwise is intended to satisfy the requirements of Code § 409A and the 409A Guidance to the extent such action would cause compensation deferred under the applicable Award (and applicable earnings) to be included in income under Code § 409A.

Article 16.	Withholding

16.1	Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Award, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

16.2	Share Withholding. Whenever Shares are to be issued or cash paid to a Participant upon the grant, exercise or vesting of an Award, the Company shall have the right to require the Participant to remit to the Company, as a condition to the grant, exercise or vesting of the Award, an amount sufficient to satisfy federal, state and local withholding tax requirements at the time of such grant, exercise or vesting. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes.

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Article 17.	Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company (to the extent permissible under applicable law) against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any bona fide claim, action, suit, or proceeding against such person or against the Company and in which he or she may be involved by reason of any action taken or failure to act by him or her under the Plan in his or her capacity as a member of the Committee or of the Board and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 18.	Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.

Article 19.	Miscellaneous

19.1	Number. Except where otherwise indicated by the context, the plural shall include the singular and the singular shall include the plural.

19.2	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4	Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3(b)(3) of the Exchange Act or its successors. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5	Governing Law. To the extent not preempted by federal law, the Plan, and all agreements, instruments or other documents hereunder, shall be construed in accordance with and governed by the internal laws of the state of Georgia.

19.6	Plan Document Controls. In the event of any conflict between the provisions of an Award Document and the Plan, the Plan shall control, and the conflicting provisions of the Award Document shall be null and void ab initio.

19.7	Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

19.8	Custody of Awards Paid in Shares. Shares issued under the Plan shall be held by a custodian chosen by the Committee. Each recipient of Shares may elect to have the custodian continue to hold the Shares as custodian without cost or may elect to have the Shares delivered to him or her. The custodian shall register Shares held by it for a recipient in the custodian’s name and shall sell or otherwise dispose of the Shares only pursuant to the instructions of the recipient. Dividends and other distributions on Shares held by the custodian shall be promptly remitted by the custodian to recipients owning such Shares. Recipients owning Shares held by the custodian shall receive periodic statements of the number of Shares held for their account and of dividends paid on such Shares. Notice of any regular or special meeting of Company shareowners shall be forwarded to recipients owning Shares held in custody by the custodian, which shall furnish such recipients a proxy permitting the recipient to vote the number of Shares held for him or her by the custodian.

19.9	Awards Granted in Substitution. Notwithstanding any contrary provision, in the event the Company engages in a recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, acquisition or other business transaction with an Acquired Organization, the Committee in its absolute discretion may (a) grant Awards under the Plan in substitution and cancellation of options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units awarded to an individual by such Acquired Organization or (b) assume the options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, or other awards made to an individual by such Acquired Organization as if the Company had granted such awards under the Plan. Awards made under this Section 19.9 in substitution for awards canceled as a result of such business transaction may have an Option Price or grant price less than one hundred percent (100%) of the Fair Market Value of a Share on the date such award is granted and such other terms and conditions as consistent with such canceled awards; provided that no Option or SAR may be granted under this Section 19.9 if such Option or SAR provides for a deferral of compensation subject to Code § 409A and the 409A Guidance.

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19.10	Repayment of Awards as a Result of Certain Improper Conduct. If an Award has been paid to an Executive Participant or to his or her spouse or beneficiary, and the Committee later determines that financial results used to determine the amount of that Award are materially restated and that the Executive Participant engaged in fraud or intentional misconduct, the Company will seek repayment or recovery of the Award, as appropriate, notwithstanding any contrary provision of the Plan. In addition, the Committee may provide that any Participant and/or any Award, including any Shares subject to or issued under an Award, is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

19.11	Section 409A Compliance. It is intended that the Awards are either exempt from the requirements of Code § 409A and the 409A Guidance or will satisfy the requirements of Code § 409A and the 409A Guidance (in form and operation) so that compensation deferred under an applicable Award (and applicable earnings) shall not be included in income under Code § 409A, and the Plan will be construed to that effect. If an Award is subject to Code § 409A and the 409A Guidance, the Award Document will incorporate and satisfy the written documentation requirement of Code § 409A and the 409A Guidance either directly or by reference to other documents. Notwithstanding the foregoing, the Company shall have no obligation to indemnify any Participant for any taxes under Code § 409A.

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Prepared by www.argyle.company

ANNUAL MEETING OF SHAREOWNERS

Thursday, May 10, 2018, at 8:00 a.m. eastern time

Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801

UNITED PARCEL SERVICE, INC.
INVESTOR RELATIONS B1F7
55 GLENLAKE PARKWAY, N.E.
ATLANTA, GA 30328

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to United Parcel Service, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREOWNER COMMUNICATIONS

If you would like to reduce the costs incurred by United Parcel Service, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareowner communications electronically in future years.

If you vote by Internet or phone, you do not need to return this card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E37775-P01607-Z71713	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
UNITED PARCEL SERVICE, INC.

The board of directors recommends you vote FOR all 13 director nominees and FOR Proposals 2 and 3.

1.	To elect 13 directors nominated by the board of directors to serve until the 2019 annual meeting of shareowners.
	Nominees:		For	Against	Abstain

	1a)	David P. Abney	☐	☐	☐

	1b)	Rodney C. Adkins	☐	☐	☐

	1c)	Michael J. Burns	☐	☐	☐

	1d)	William R. Johnson	☐	☐	☐

	1e)	Candace Kendle	☐	☐	☐

	1f)	Ann M. Livermore	☐	☐	☐

	1g)	Rudy H.P. Markham	☐	☐	☐

	1h)	Franck J. Moison	☐	☐	☐

	1i)	Clark T. Randt, Jr.	☐	☐	☐

	1j)	Christiana Smith Shi	☐	☐	☐

	1k)	John T. Stankey	☐	☐	☐

	1l)	Carol B. Tomé	☐	☐	☐

	1m)	Kevin M. Warsh	☐	☐	☐

		For	Against	Abstain

2.	To approve the 2018 Omnibus Incentive Compensation Plan.	☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as UPS’s independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

The board of directors recommends you vote AGAINST the following shareowner proposal:

4.	To prepare an annual report on lobbying activities.	☐	☐	☐

The board of directors recommends you vote AGAINST the following shareowner proposal:

5.	To reduce the voting power of class A stock from 10 votes per share to one vote per share.	☐	☐	☐

The board of directors recommends you vote AGAINST the following shareowner proposal:

6.	To integrate sustainability metrics into executive compensation.	☐	☐	☐

In their discretion upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Annual Meeting of Shareowners

Thursday, May 10, 2018, 8:00 a.m. (Eastern Time)

Hotel du Pont

11th and Market Streets

Wilmington, Delaware 19801

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E37776-P01607-Z71713

UNITED PARCEL SERVICE, INC.
This proxy is solicited by the Board of Directors
for the Annual Meeting of Shareowners to be held on May 10, 2018

I hereby appoint DAVID P. ABNEY and NORMAN M. BROTHERS, JR., or either of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock outstanding in my name as of March 12, 2018, at the Annual Meeting of Shareowners of United Parcel Service, Inc. to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on May 10, 2018, and at any or all adjournments or postponements thereof, as stated on the reverse side and with discretionary authority on all other matters that properly come before the meeting. If this proxy is signed and returned but no direction is made, this proxy will be voted FOR all nominees for director in Proposal 1, FOR Proposal 2, FOR Proposal 3, AGAINST Proposal 4, AGAINST Proposal 5, AGAINST Proposal 6 and in the discretion of the proxies on all other matters that properly come before the meeting.

If I participate in the UPS Stock Fund, I direct the Trustee to vote the stock in the manner stated on the reverse side. If this proxy is signed and returned but no direction is made, the Trustee will vote the shares FOR all nominees for director in Proposal 1, FOR Proposal 2, FOR Proposal 3, AGAINST Proposal 4, AGAINST Proposal 5, AGAINST Proposal 6 and in the discretion of the Trustee on all other matters that properly come before the meeting. If this card is not returned several days prior to the meeting date or is returned unsigned, the Trustee will vote the shares in the same proportion as the shares for which voting instructions are received from other participants. The results of the voting will be held in strict confidence by the Trustee.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)